UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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       Roberts Realty Investors, Inc.

(Name of Registrant as Specified In Its Charter)

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ROBERTS REALTY INVESTORS, INC.

375 Northridge Road, Suite 330

Atlanta, Georgia 30350

December 23, 2014

Dear Shareholders:

I cordially invite you to attend a special meeting of the shareholders of Roberts Realty Investors, Inc. (the “Company” or “we”) at 2:00 p.m. EST, on Thursday, January 22, 2015 at the Hyatt at Villa Christina located at 4000 Summit Boulevard, Atlanta, Georgia 30319. Enclosed are the notice of special meeting of shareholders and the proxy statement, which contain information regarding the two proposals on which our shareholders will vote at our special meeting.

On November 19, 2014, we signed a definitive stock purchase agreement with A-III Investment Partners LLC (“A-III”), a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, which is controlled by Island Capital Group LLC. Under the Stock Purchase Agreement, A-III has agreed to purchase $12.0 million of the Company’s common stock at a purchase price per share to be determined based on an estimate of the Company’s closing date net asset value, which is currently expected to be approximately $1.40 per share. At the closing, the Company also would issue to A-III warrants to purchase up to an additional $38.0 million of the Company’s common stock at an exercise price equal to the same purchase price per share. Based on the estimated purchase price of $1.40 per share, the Company would issue approximately 8,571,428 shares of the Company’s common stock at closing. The actual purchase price for the shares, number of shares to be issued, and exercise price of the warrants will be determined immediately before closing and will be subject to a post-closing adjustment upon the sale of the Company’s four existing land parcels.

The closing of the investment is expected to occur promptly after we obtain shareholder approval at the special meeting. Upon the closing, the Company would be under new leadership as a result of a change in control of the Company, with A-III becoming the largest single shareholder of the Company, owning approximately 46% of the Company’s outstanding shares of common stock, or approximately 41% on a diluted basis assuming conversion of the outstanding units of limited partnership interest of Roberts Properties Residential, L.P. into Company common stock. Upon the closing, the Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash.

Avenue Capital Group is a global investment firm with approximately $14.1 billion under management. Island Capital Group is a leading real estate merchant banking firm that controls portfolio companies and investment funds – including C-III Capital Partners – that collectively own, manage and/or are the servicer for approximately $135 billion of commercial real estate related assets as of September 30, 2014.

Our board of directors has called the special meeting of our shareholders to ask our shareholders to approve:

(1)	the stock purchase agreement, the issuance to A-III of shares of common stock pursuant to the stock purchase agreement, the issuance to A-III of warrants pursuant to a warrant agreement and the shares of common stock issuable upon any exercise of those warrants, and the other related transactions contemplated under the stock purchase agreement, and

(2)	an amendment to our amended and restated articles of incorporation that will eliminate the beneficial ownership limits currently in the articles to permit A-III to purchase shares of our common stock at closing and exercise its warrants.

After careful consideration, our board of directors has unanimously determined that each of the above proposals is in the best interests of our shareholders and recommends that you vote FOR each of them. Information about the special meeting, the stock purchase agreement, the amendment to our articles, and related matters is included in the proxy statement that accompanies this letter.

Regardless of whether or not you plan to attend our special meeting, please complete, sign, and promptly return the enclosed proxy card. A postage-paid envelope is enclosed for your convenience. If you hold your shares in “street name,” please note that banks, brokers, and other nominees do not have the authority to vote your shares on the proposals to be presented at the meeting without instructions from you. Accordingly, please provide voting instructions to your bank, broker, and other nominee, so that your shares may be voted.

Your vote is important, and I appreciate the time and consideration that I am sure you will give it.

Sincerely,

/s/ Charles S. Roberts

Charles S. Roberts

President and Chief Executive Officer

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ROBERTS REALTY INVESTORS, INC.

375 Northridge Road, Suite 330

Atlanta, Georgia 30350

December 23, 2014

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JANUARY 22, 2015

The special meeting of shareholders of Roberts Realty Investors, Inc. will be held at 2:00 p.m. EST, on Thursday, January 22, 2015 at the Hyatt at Villa Christina located at 4000 Summit Boulevard, Atlanta, Georgia 30319, for the following purposes:

(1)	to approve (a) the Stock Purchase Agreement dated as of November 19, 2014 (the “Stock Purchase Agreement”) by and among the Company, Roberts Properties Residential, L.P. (the “Operating Partnership”), and A-III Investment Partners LLC, a joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, (b) the issuance to A-III of (i) $12.0 million of the Company’s common stock at a purchase price per share to be determined based on an estimate of the Company’s closing date net asset value, which is currently expected to be approximately $1.40 per share and is subject to adjustment, (ii) warrants to purchase up to an additional $38.0 million of common stock at an exercise price equal to the same purchase price per share, subject to adjustment, and (iii) the shares of common stock issuable upon any exercise of those warrants, and (c) the other related transactions contemplated under the Stock Purchase Agreement (the “Investment Proposal”), and

(2)	to approve an amendment to our amended and restated articles of incorporation that will eliminate the beneficial ownership limits currently in the articles to permit A-III to purchase shares of our common stock at closing at approximately $1.40 per share and exercise its warrants at an exercise price equal to the same purchase price per share, as described above (the “Charter Amendment Proposal”).

Our board of directors set the close of business on December 19, 2014 as the record date to determine the shareholders who are entitled to vote at the special meeting. Under the applicable rules of the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. If you do not expect to attend the meeting in person, please mark, sign, and date the enclosed proxy card and return it in the accompanying postage-paid envelope.

/s/ Anthony W. Shurtz

Anthony W. Shurtz

Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on January 22, 2015.

This Notice of Special Meeting and Proxy Statement are also available online at [http://robertsrealtyinvestors.investorroom.com].

Page

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	4
SUMMARY	5
RISK FACTORS	15
THE INVESTMENT PROPOSAL	18
THE CHARTER AMENDMENT PROPOSAL	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	49
WHERE SHAREHOLDERS CAN FIND MORE INFORMATION	51
SHAREHOLDER PROPOSALS AND NOMINATIONS	52
ANNEX A – STOCK PURCHASE AGREEMENT
ANNEX B – PROPOSED ARTICLES OF AMENDMENT

PROXY STATEMENT

FOR

THE SPECIAL MEETING OF SHAREHOLDERS

OF ROBERTS REALTY INVESTORS, INC.

TO BE HELD ON JANUARY 22, 2015

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why is the Company sending me this proxy statement?

We are sending you this proxy statement to solicit your approval of the following proposals described in the notice of special meeting and explained in more detail in this proxy statement:

•	the Investment Proposal; and
•	the Charter Amendment Proposal.

Who is eligible to vote?

Shareholders of record at the close of business on December 19, 2014 are entitled to be present and to vote at the special meeting or any adjournment of the special meeting. We are mailing these proxy materials to shareholders on or about December 23, 2014.

Who is asking for your vote?

The board of directors of Roberts Realty Investors, Inc. is soliciting the proxy for use at the special meeting on January 22, 2015.

How does our board of directors recommend that our shareholders vote?

The directors unanimously recommend that you vote:

•	FOR the Investment Proposal; and
•	FOR the Charter Amendment Proposal

What happens if either the Investment Proposal or the Charter Amendment Proposal is not approved?

The approval of both the Investment Proposal and the Charter Amendment Proposal is required for us to consummate the Stock Purchase Agreement. Each of the proposals is cross-conditioned on the approval of the other. Accordingly, neither proposal will be deemed approved unless both proposals are approved.

Will I receive anything if the Investment Proposal and the Charter Amendment Proposal are approved and the Stock Purchase Agreement is consummated?

No. You will not receive any consideration as a result of the consummation of the Stock Purchase Agreement and the related effectiveness of the amendment to our articles of incorporation.

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Do I have dissenters’ rights?

No. There are no dissenters’ rights available to shareholders in connection with either the Investment Proposal or the Charter Amendment Proposal.

What are the rules for voting?

As of the record date, we had 10,066,907 shares of common stock outstanding and entitled to vote at the special meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of common stock vote as a single class.

You may vote:

•	By mail – by signing your proxy card and mailing it in the enclosed preaddressed, postage-paid envelope. If you receive more than one proxy card, it means that you have multiple accounts at our transfer agent or with your stockbrokers. Please sign and return all proxy cards to be sure that all your shares are voted.

•	In person at the meeting. We will pass out written ballots to any shareholder of record who wants to vote at the meeting. If you hold your shares through a brokerage account, however, you may not vote at the meeting by ballot. Instead, you must request a legal proxy from your stockbroker to vote at the meeting.

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the voting results. Only business within the purposes described in the notice of special meeting may be conducted at the meeting.

A majority of our outstanding shares of common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. In determining whether we have a quorum at the special meeting for purposes of both matters to be voted on, all votes “for” or “against” and all votes to “withhold authority” will be counted. Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the special meeting. Your broker or nominee has enclosed a voting instruction card for you to use to direct the broker or nominee how to vote your shares. The voting instruction card may provide various alternative voting methods, such as via the Internet, by telephone, or by mail. If you hold your shares in street name, your bank, broker or other nominee can vote your shares only if you provide voting instructions. If you hold your shares in street name, please provide voting instructions to your bank, broker, or other nominee, so that your shares may be voted on the proposals.

If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

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Assuming a quorum is present:

•	Under Georgia law and NYSE MKT rules, the approval of the Investment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Investment Proposal.

•	Under Georgia law, the approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the Charter Amendment Proposal, i.e., the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock. Abstentions and broker non-votes will not count towards the required majority of the votes and will thus have the effect of a vote against that proposal.

If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy card, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing, dating, and returning another proxy card with a later date;
•	voting in person at the meeting; or
•	giving written notice to our Corporate Secretary, Mr. Anthony W. Shurtz.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

We will solicit proxies principally by mailing these proxy materials to our shareholders, but our directors, officers, and employees may also solicit proxies by telephone or in person. We may also engage a proxy solicitation firm to assist us in obtaining votes from shareholders. We will pay all of the costs of soliciting proxies, which primarily include the costs of preparing, printing, and mailing these proxy materials.

When and where is the special meeting?

The special meeting of shareholders will be held at 2:00 p.m. EST, on Thursday, January 22, 2015 at the Hyatt at Villa Christina located at 4000 Summit Boulevard, Atlanta, Georgia 30319. The meeting facility is located south of the intersection of Ashford Dunwoody Road and I-285. From that intersection, proceed south on Ashford Dunwoody Road to Lake Hearn Drive NE, the first road on the right. Turn right on Lake Hearn Drive NE, then turn left on Parkside Place. Take the first right on Summit Drive, and the Hyatt at Villa Christina will be on your left.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements relate to our intent, belief, or expectations regarding: the Company’s future prospects, expanded business strategy, and potential access to capital; the ultimate resolution of the Company’s failure to qualify as a real estate investment trust (a “REIT”), including the preparation and filing of the amended SEC filings that will be required; the closing of the Stock Purchase Agreement; the timing of such closing; the estimated stock price per share and warrant exercise price; the required shareholder approvals; and the Company’s election to become a REIT again. These statements involve risks and uncertainties that include: whether the Company will be able to realize the anticipated benefits of the investment by A-III and the subsequent changes in management and the board of directors; the timing and expense of addressing the Company’s failure to qualify as a REIT, including the preparation of amended SEC filings; the satisfaction of conditions to closing, including obtaining the requisite approvals of the Company’s shareholders; the timing of the closing of the transaction; the actual net proceeds from the sale of the Company’s properties; the final purchase price per share and the final exercise price of the warrants as adjusted post-closing according to the Stock Purchase Agreement; and whether, and if so when, the Company will be able in the future to satisfy the requirements to qualify as a REIT again. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” below and the sections in our most recent annual report on Form 10-K and our most recent Quarterly Report on Form 10-Q entitled “Risk Factors.”

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SUMMARY

This Summary highlights selected information contained in this proxy statement, and it does not contain all of the information that may be important to you. Each section of this Summary is qualified in its entirety by reference to the full discussions of the related matters in the body of this proxy statement, and you are encouraged to carefully read this proxy statement, including the Annexes and the exhibits to Annex A, in its entirety. Unless stated otherwise, all references in this proxy statement to “Roberts Realty,” “the Company,” “we,” “us,” or “our,” are to Roberts Realty Investors, Inc., all references to the “Stock Purchase Agreement” are to the Stock Purchase Agreement dated as of November 19, 2014 by and among the Company, the Operating Partnership, and A-III Investment Partners LLC, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference, and all references to “the Proposals” refers to the Investment Proposal and the Charter Amendment Proposal, together.

Parties to the Investment Transaction

Roberts Realty Investors, Inc.

Roberts Realty is a real estate company headquartered in Atlanta, Georgia that owns four tracts of land totaling 81 acres, all of which are located in the north Atlanta metropolitan area.

A-III Investment Partners LLC

A-III is a 50/50 joint venture between affiliates of Avenue Capital Group and C-III Capital Partners LLC, which is controlled by Island Capital Group LLC. Avenue Capital Group is a global investment firm with approximately $14.1 billion under management. Island Capital Group is a leading real estate merchant banking firm that controls portfolio companies and investment funds – including C-III Capital Partners – that collectively own, manage and/or are the servicer for approximately $135 billion of commercial real estate related assets as of September 30, 2014.

A-III is the sole member of A-III Manager LLC (the “Manager”), which will be the external manager for the Company upon the closing of the transaction. The Company expects that the Manager will use resources provided to it by A-III and its affiliates, as necessary.

The Investment Proposal

Overview of the Investment Proposal

On November 19, 2014, we entered into the definitive Stock Purchase Agreement by and among the Company, the Operating Partnership, and A-III. Under the Stock Purchase Agreement, we have agreed to issue and sell, and A-III has agreed to purchase, $12.0 million of the Company’s common stock at a purchase price per share to be determined based on an estimate of the Company’s closing date net asset value, which is currently expected to be approximately $1.40 per share. At the closing, the Company also would issue to A-III warrants to purchase up to an additional $38.0 million of the Company’s common stock at an exercise price equal to the same purchase price per share. Based on the estimated purchase price of $1.40 per share, the Company would issue approximately 8,571,428 shares of the Company’s common stock to A-III at closing. The actual purchase price for the shares, number of shares to be issued and exercise price of the warrants will be determined immediately before closing and will be subject to a post-closing adjustment upon the sale of the Company’s four existing land parcels as discussed further below.

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The transaction, which our board of directors unanimously approved, is subject to receipt of shareholder approval at the special meeting. Upon the closing, the Company would be under new leadership as a result of a change in control of the Company, with A-III becoming the largest single shareholder of the Company, owning approximately 46% of the Company’s outstanding shares of common stock, or approximately 41% on a diluted basis assuming conversion of the outstanding units of limited partnership interest of the Operating Partnership (“OP Units”) into Company common stock. For further information regarding the potential dilution resulting from the issuance of shares of our common stock to A-III as described above, please see the dilution table in “THE INVESTMENT PROPOSAL – Dilutive Effect of Issuances of Common Stock.” Upon the closing, the Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash. The Company’s board of directors and management would be restructured as described below.

Following the closing, the Company is expected to pursue a flexible real estate investment strategy and does not currently anticipate focusing on developing and constructing Atlanta multifamily apartment communities. Given the change in focus of the Company’s business, the Company intends to sell its existing four land parcels (North Springs, Northridge, Highway 20, and Bradley Park), all of which are under development and are located in metropolitan Atlanta. If the actual net sales proceeds of the four parcels are less than the estimated amount used to calculate the closing date net asset value, or the closing date net asset value per share of the Company is otherwise determined to be less than the purchase price per share paid by A-III for the shares of common stock issued at closing as a result of certain pre-closing liabilities or costs that the Company is not aware of at closing, the Company will issue to A-III, as a purchase price adjustment, an additional number of shares of common stock, and the exercise price of the warrants will be reduced to be equal to the adjusted purchase price per share, subject to certain other adjustments described in more detail below.

After the closing, Mr. Roberts will be an Executive Vice President of the Company until one year from the closing date. He will be responsible for the marketing process for the Company’s four existing land parcels, including positioning the parcels for sale, identifying buyers, and negotiating the terms of sale. All sales will be subject to approval by the Company’s board of directors.

As part of the Investment Proposal, we are also seeking your approval of other related transactions contemplated by the Stock Purchase Agreement (other than the Charter Amendment Proposal described below). The Stock Purchase Agreement requires the execution and delivery of a number of related agreements at closing. These agreements include the Employment Agreement, the Management Agreement, the Registration Rights Agreement, the Tax Protection Agreement, the Warrant Agreement and the Governance and Voting Agreement (collectively, the “Transaction Agreements”). Each of the Transaction Agreements other than the Stock Purchase Agreement is summarized below under “Other Transaction Agreements” and the agreed form of each of the Transaction Agreements is included as an exhibit to the Stock Purchase Agreement attached as Annex A to this proxy statement.

Post-Closing Board of Directors and Management

Immediately after the closing, the Company’s board of directors would be composed of seven directors: two directors affiliated with A-III, four new independent directors, and Mr. Charles S. Roberts, our current President, Chief Executive Officer, and Chairman of the Board of Directors, who will continue to serve as a director of the Company for one year after the closing (or earlier in certain circumstances). The Company’s current management would be replaced by the Manager, an external management company owned by A-III, pursuant to a management agreement between the Company and the Manager. Key personnel of the Manager or its affiliates would be appointed as officers of the Company as identified below. The Company expects that the Manager will use resources provided to it by A-III and its affiliates, as necessary. The Company’s headquarters would be moved to New York City and the name of the Company would be changed.

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Each person who is expected to serve as a director or executive officer of the Company after the closing is listed below with a brief biography. For more detailed information about these persons, see “THE INVESTMENT PROPOSAL – Post-Closing Management.”

The two directors affiliated with A-III are expected to be:

•	Edward Gellert – Senior Portfolio Manager of the Avenue Real Estate Strategy at Avenue Capital Group, is responsible for directing the investment activities of the Avenue Real Estate Strategy. After the closing, Mr. Gellert will be Chairman of the Board of Directors of the Company as well as its Chief Executive Officer and President.

•	Robert C. Lieber – Executive Managing Director and member of the executive management committee of C-III Capital Partners LLC, which is controlled by Island Capital Group LLC.

The four independent directors are expected to be:

•	Bruce D. Frank – retired Senior Partner within the assurance service line of Ernst & Young LLP’s real estate practice.

•	Robert G. Koen – Senior Partner and head of the New York Real Estate practice of Mayer Brown LLP, a global law firm.

•	Robert L. Loverd – recently a managing trustee (independent trustee), Chairman of the Board and chairman of the Board’s compensation committee and a member of the Board’s nominating and governance and audit committees, of Centerline Holding Company, a real estate finance and asset management company.

•	Kyle Permut – served as a Consultant for Arbor Realty Trust, Inc. from January 2012 to January 2013 and also served on its board of directors from August 2005 to January 2012. From August 2005 until January 2012, he served as a managing director at Canadian Imperial Bank of Commerce (CIBC), the largest bank in Canada and one of the 10 largest in North America.

The other director following the closing will be:

•	Charles S. Roberts – Mr. Roberts has served as our Chairman of the Board, Chief Executive Officer, and President since he founded the Company in 1994.

Each of the proposed directors identified above has agreed to serve on the board following the closing.

The Company’s executive officers following the closing are expected to be as identified below by name, position to be held with the Company, and current business position:

•	Edward Gellert – Chief Executive Officer, President, and Chairman of the Board of Directors. (Summary biographical information regarding Mr. Gellert is provided above.)

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•	Robert Gellert – Executive Vice President, Chief Operating Officer, and Treasurer. Mr. Robert Gellert has served as a Portfolio Manager for Avenue Capital Group since 2007.

•	Gregory I. Simon – Executive Vice President, General Counsel, and Secretary. Mr. Simon has served as a Senior Vice President of the Avenue Real Estate Strategy since February 2014.

•	Charles S. Roberts – Executive Vice President. (Summary biographical information regarding Mr. Roberts is provided above.)

Each of the proposed executive officers identified above has agreed to serve in the capacities described above following the closing.

Post-Closing Business Strategy

Following the closing, the Company expects to pursue a flexible real estate investment strategy. Its target assets are currently expected to be multifamily, office, mixed-use office, retail, industrial, healthcare and lodging properties, as well as preferred equity or debt instruments secured by mortgages on these types of properties, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinate debt in connection with these types of properties.

The post-closing Company does not currently anticipate developing and constructing Atlanta-based multifamily apartment communities. Given the change in focus of the Company’s business, the Company intends to sell its existing four land parcels. The possible adjustment of the purchase price for the shares purchased by A-III and the exercise price of the warrants issued to A-III relates to this planned sale of the Company’s land parcels.

Recommendation of Our Board of Directors

The members of our board of directors unanimously recommend that you vote FOR the Investment Proposal.

Vote Required to Approve the Investment Proposal

Approval of the Investment Proposal requires the affirmative vote of the majority of the votes cast at the special meeting, where a quorum of our issued and outstanding shares of common stock entitled to vote is present.

Reason for the Investment Proposal

Since June 2011, we have evaluated a range of strategic alternatives with the goal of maximizing shareholder value, including a potential sale, merger, other business combination, or recapitalization. If the transaction closes as we expect, the Company will be under new leadership as a result of a change in control. The Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash.

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On November 3, 2014, our board unanimously determined that the terms of the Stock Purchase Agreement and the transactions contemplated thereby were advisable and in the best interests of the Company and our shareholders, and the board approved the execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby. In evaluating the Stock Purchase Agreement and related matters, the board considered the following potentially positive factors (which are not intended to be exhaustive and are not in any relative order of importance):

•	The board believes that the track record of success by each of the A-III joint venture partners in a variety of investments and their collective access to capital sources support the board’s belief that A-III will be able to help the Company grow in the future.

•	The board believes that in comparing the likelihood of the Company’s growth (a) without the investment by A-III and (b) with the additional capital likely to be available to the Company after the A-III investment, the Company’s growth prospects should be materially higher if the proposed investment transaction closes than they would be without the A-III investment.

•	The Company faces short-term maturity dates for three mortgage loans in early 2015 that the Company lacks the funds to repay at maturity. It may be unable to extend one, two or all three of those loans. Further, the Company’s cash reserves are dwindling, and the Company has no operating assets to generate working capital. With the A-III investment of $12.0 million, the Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash.

•	The board believes that the A-III investment will offer the Company’s current shareholders the best opportunity for future investment returns compared to the other alternatives that may be available to the Company, including seeking another strategic transaction and continuing to seek debt and equity financing for individual projects.

The board also considered certain other positive and negative factors described below in “THE INVESTMENT PROPOSAL – Reasons for the Investment.”

Other Terms of the Stock Purchase Agreement

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties by the Company and the Operating Partnership on one hand and A-III on the other hand, including representations and warranties that it will have the financial capacity to pay for the shares and meet its other obligations under the Stock Purchase Agreement.

Conditions to A-III’s Obligations to Close

The Stock Purchase Agreement contains customary conditions to A-III’s obligations to close the transaction that include: the accuracy at closing of the representations and warranties made by the Company and the Operating Partnership; the performance by the Company and the Operating Partnership of all covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement that are required to be performed or complied with by the Company or the Operating Partnership on or before the closing; and approval of the Investment Proposal and the Charter Amendment Proposal by the requisite votes of the Company’s shareholders at the special meeting. Other conditions to A-III’s obligations to close the transaction are that trading in the common stock on the NYSE MKT exchange shall not be suspended, the shares of the Common Stock shall not have been delisted from the NYSE MKT exchange nor shall any such suspension of trading or delisting be pending or threatened by the NYSE MKT exchange. As explained below, if the Company is satisfying a compliance plan that has been approved by A-III and the NYSE MKT exchange relating to the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, no suspension of trading or delisting will be deemed to be pending or threatened by the NYSE MKT exchange from such failure.

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Conditions to the Obligations of the Company and the Operating Partnership to Close

The Stock Purchase Agreement contains customary conditions to the obligations of the Company and the Operating Partnership to close the transaction that include the performance by A-III of all covenants, agreements, obligations, and conditions contained in the Stock Purchase Agreement that are required to be performed or complied with by A-III on or before the closing.

Covenants and Agreements

The Stock Purchase Agreement also includes customary covenants and agreements, including affirmative and negative covenants by the Company and the Operating Partnership to take, or not to take, certain actions before the closing.

A-III has acknowledged that the Company has negotiated the terms and conditions of a proposed sale of the Bradley Park property to an affiliate of Roberts Properties, Inc., the terms and conditions of which are described in a non-binding letter of intent. A-III has consented in writing to the sale of the Bradley Park property under a contract that is in all material respects consistent with the form of purchase and sale contract provided by the Company to A-III, which contract reflects the material terms and conditions of the non-binding letter of intent.

Section 6.10 of the Stock Purchase Agreement prohibits the Company from soliciting, initiating, encouraging, facilitating, or assisting any proposal from third parties to acquire any assets or capital stock of the Company (other than marketing one of more of the Company’s existing properties for sale and the negotiation of terms of any such sale, which will be subject to A-III’s prior written consent). Notwithstanding the foregoing, before receiving the required shareholder approval as described above, the Company may, subject to the terms and conditions set forth in the Stock Purchase Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal that the board of directors determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor (if any), constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Stock Purchase Agreement). If the board of directors determines in good faith that such an unsolicited acquisition proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Stock Purchase Agreement, including providing A-III with a three business day period to match or improve upon such Superior Proposal, and A-III does not deliver a proposal matching or improving upon such Superior Proposal (as determined by the Company’s board of directors in good faith) within such three business day period, the Company may terminate the Stock Purchase Agreement to accept such Superior Proposal. In that event, the Company must pay A-III a $750,000 termination fee, plus a $250,000 expense reimbursement, substantially concurrently with such termination.

The Company agreed in the Stock Purchase Agreement that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of current or former officers or directors of the Company as provided in the articles of incorporation and bylaws of the Company and pursuant to the indemnification agreements between the Company and each of its officers and directors will continue in effect after closing. In addition, the Company agreed in the Stock Purchase Agreement that for six years after the closing, the Company will maintain certain policies of directors’ and officers’ liability insurance.

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A-III agreed in the Stock Purchase Agreement that the Company will repay in full at closing the Company’s mortgage indebtedness on the North Springs, Bradley Park, and Highway 20 properties by using the proceeds from the sale of securities to A-III or possibly a new credit facility if one is obtained. A-III and the Company may mutually agree to repay or keep outstanding certain mortgage indebtedness to the extent there are any changes in the Company’s capitalization prior to closing.

Post-Closing Adjustment to Purchase Price

When the Company has sold all four of its existing properties, the net asset value used to determine the purchase price per share at the closing will be recalculated, this time substituting (x) the actual net sale proceeds received by the Company (gross sale proceeds less all actual selling costs) in selling the four land parcels for (y) the estimated net value of such parcels used to determine the Company’s net asset value at closing. The recalculation will also reflect (a) any changes in the liabilities of the Company calculated in accordance with GAAP that arose on or before the closing date (other than certain post-closing obligations of the Company that are required to be accrued on or before the closing under GAAP accounting) that are discovered after the closing date and (b) the final costs associated with the matters described in “INVESTMENT PROPOSAL – Loss of REIT Status” below. If the recalculated net asset value is lower than the estimated amount used to calculate the purchase price per share at closing, then the purchase price per share will be adjusted accordingly. In that case, the Company will issue to A-III, as a purchase price adjustment, an additional number of shares of common stock equal to the difference between (x) $12.0 million divided by the adjusted purchase price per share and (y) the number of shares issued to A-III at the closing. The exercise price of the warrants will also be reduced to be equal to the adjusted purchase price per share.

Post-Closing Covenants of the Company

The Stock Purchase Agreement includes certain post-closing covenants of the Company, including: immediately upon the completion of the closing, changing its corporate name to a name that does not include the word “Roberts”; and using its commercially reasonable best efforts to reincorporate as a Maryland corporation when the Manager recommends and to change the name of the Company in connection with that reincorporation to a new name that is acceptable to the Manager. The Company also agreed that as soon as practicable after the closing, the Company will file a proxy statement with the SEC requesting the shareholders to approve an amendment to the Company’s articles of incorporation providing for (a) a reverse stock split; and (b) an increase in the authorized number of shares of common stock to 100,000,000 (after giving effect to the reverse stock split).

Termination Rights

The Stock Purchase Agreement contains provisions giving each of the Company and A-III rights to terminate the Stock Purchase Agreement before the closing under certain circumstances, including the failure of the Company’s shareholders to approve both of the Proposals.

Termination Fees

Termination Fees Payable to A-III. Generally, if (a) A-III terminates the Stock Purchase Agreement due to an intentional breach of any representation or warranty by the Company, or (b) A-III terminates the Stock Purchase Agreement due to a breach by the Company of any covenant or agreement, then the Company must pay to A-III a $500,000 termination fee. If (a) A-III terminates the Stock Purchase Agreement because (i) the board of directors changes its recommendation that the shareholders vote for the proposed transaction, including the Charter Amendment, or (ii) the Company shall have authorized, entered into, or announced its intention to enter into, an agreement with another entity for it to acquire the assets or capital stock of the Company, or (b) the Company terminates the Stock Purchase Agreement because, before receiving the requisite shareholder votes, the board of directors authorizes the Company to enter into an agreement with another entity for it to acquire the assets or capital stock of the Company in respect of a Superior Proposal, then the Company must pay to A-III a $750,000 termination fee.

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Reverse Termination Fee Payable to the Company. Generally, if (a) the Company terminates the Stock Purchase Agreement due to an intentional breach of any representation or warranty by A-III or (b) the Company terminates the Stock Purchase Agreement due to a breach by A-III of any covenant or agreement, then A-III must pay to the Company a $500,000 reverse termination fee.

Expense Reimbursement. If the Company or A-III is obligated to pay a termination fee or reverse termination fee, as applicable, then the obligated party shall also pay to the other party $250,000 as reimbursement for the out-of-pocket expenses, including legal fees, incurred by the party entitled to receive the termination fee or reverse termination fee, as applicable.

Other Transaction Agreements

The Stock Purchase Agreement requires the execution and delivery of a number of related agreements at closing, summaries of which are provided below. For more detailed information about the other Transaction Agreements, see “THE INVESTMENT PROPOSAL – Other Transaction Agreements.”

Employment Agreement

At the closing, the Company and Mr. Roberts will enter into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Roberts will serve as an Executive Vice President of the Company for one year from the date of the agreement, or until the sale of all four of the Company’s existing land parcels (North Springs, Northridge, Highway 20, and Bradley Park) is completed, if earlier. Mr. Roberts will be responsible for the marketing process for these properties, including positioning the properties for sale, identifying buyers, and negotiating terms of sale that are customary for similarly situated properties. All sales of any existing land parcel will be subject to approval by the Company’s board of directors, including by a majority of the independent members of the board. The Employment Agreement provides Mr. Roberts with the opportunity to sell the Company’s land parcels for their maximum values and to manage the approved selling costs during this one-year period, the benefits of which will accrue to the Company’s shareholders.

Governance and Voting Agreement

At the closing, the Company, A-III, and Mr. Roberts will enter into a Governance and Voting Agreement (the “Governance and Voting Agreement”), among other things, to provide for the composition of the new board of directors immediately following the closing of the transactions contemplated by the Stock Purchase Agreement, for Mr. Roberts to vote his shares in favor of certain proposals approved by the new board of directors, and certain other related matters. Under the terms of the Governance and Voting Agreement, the new board will be composed of a total of seven directors, including Mr. Roberts, as described above.

Management Agreement

At the closing, the Company, the Operating Partnership, and the Manager will enter into a Management Agreement (the “Management Agreement”), among other things, to provide for the day-to-day management of the Company by the Manager, including investment activities and operations of the Company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the Company and all of its subsidiaries in conformity with the Company’s investment guidelines and other policies that are approved and monitored by the Company’s board of directors.

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The Manager will maintain an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, will provide a management team along with appropriate support personnel for the Manager to deliver the management services to the Company. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by the Company or the Manager in accordance with its terms.

For the services to be provided by the Manager under the terms of the Management Agreement, the Company is required to pay the Manager certain fees for management, property management, acquisitions, dispositions (excluding the Company’s four land parcels), as well as an incentive fee based on the Company’s adjusted net income for the trailing four quarter period that is in excess of an agreed hurdle amount. Additionally, the Manager is entitled to receive a termination fee from the Company under certain circumstances equal to four times the sum of (x) the average annual base management fee, (y) the average annual incentive fee, and (z) the average annual acquisition fees and disposition fees, in each case earned by the Manager in the most recently completed eight calendar quarters immediately preceding the termination.

Registration Rights Agreement

At the closing, the Company and A-III will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to file on or before the date that is 180 days after the closing date a shelf registration statement on Form S-11 or such other form then available to the Company. The registration statement will cover the resale from time to time of shares issued or to be issued to A-III under the Stock Purchase Agreement and the Warrant Agreement.

Tax Protection Agreement

In July 2013, the Operating Partnership privately offered to investors who held both OP Units and shares of common stock the opportunity to contribute shares to the Operating Partnership in exchange for OP Units (provided that the investors were “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). This offering remains open to such investors. At the closing, the Company, the Operating Partnership, A-III, and the Manager will enter into a Tax Protection Agreement (the “Tax Protection Agreement”) to provide that the parties to such agreement will take the actions necessary to cause the Operating Partnership to continue the offering to such investors and to retain the shares it has previously acquired in the offering and any shares it acquires in the future in the offering.

Warrant Agreement

At the closing, the Company and A-III will enter into a Warrant Agreement, pursuant to which the Company will issue to A-III warrants to purchase up to a number of shares of the Company’s common stock equal to $38.0 million divided by the purchase price per share as defined in the Stock Purchase Agreement, as adjusted to reflect the closing date net asset value and the post-closing adjustment described above (subject to further adjustment for stock splits, stock dividends, and other similar stock adjustments during the exercise term of such warrants).

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Escrow Agreement

In connection with the signing of the Stock Purchase Agreement, A-III deposited $750,000 in cash with Commonwealth Land Title Insurance Company to be held in escrow under the terms of an Escrow Agreement (the “Escrow Agreement”) dated as of the effective date of the Stock Purchase Agreement. The funds held in escrow will be used to satisfy A-III’s obligations to pay the Company the $500,000 reverse termination fee and the $250,000 expense reimbursement if required under the terms of the Stock Purchase Agreement.

Charter Amendment Proposal

Overview of Charter Amendment Proposal

We are soliciting your approval of an amendment to our amended and restated articles of incorporation, which we refer to as the “Charter Amendment Proposal,” to eliminate the ownership limits that are currently in the articles of incorporation.

Reasons for Charter Amendment

The Company’s amended and restated articles of incorporation presently limit ownership of the Company’s common stock by any one shareholder to 3.7% of the outstanding shares of its common stock, except that Mr. Roberts can beneficially own up to 35% of the outstanding shares. To permit A-III to purchase $12.0 million of the Company’s common stock and exercise its warrants, the Company agreed in the Stock Purchase Agreement to amend its articles of incorporation to eliminate the ownership restrictions as a condition to closing.

Recommendation of Our Board of Directors

The members of our board of directors unanimously recommend that you vote FOR the Charter Amendment Proposal.

Vote Required

Approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the proposal, i.e., the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock. The approval of the Charter Amendment Proposal is a condition of closing under the Stock Purchase Agreement.

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RISK FACTORS

In addition to the risk factors described in our Annual Report on Form 10-K for the period ended December 31, 2013 filed with the SEC, we will be subject to additional risks associated with the Stock Purchase Agreement and the transactions contemplated thereby. In addition to the other information contained in this proxy statement, you should carefully consider the following additional risk factors in deciding how to vote on the Proposals.

The issuance of our shares pursuant to the Stock Purchase Agreement (a) at closing, (b) at the date of adjustment after the sale of the Company’s four land parcels (if required), and (c) upon the exercise of the warrants, will have a significant dilutive effect on our existing shareholders’ voting power.

As of the record date, we had 10,066,907 shares of common stock outstanding. If the Stock Purchase Agreement is consummated, we will issue an estimated 8,571,428 shares of common stock at closing, and the warrants would be exercisable for approximately 27,142,857 shares of common stock. These shares, the number of which may increase pursuant to the adjustment provisions in the Stock Purchase Agreement described elsewhere in this proxy statement, will cause a significant reduction in the relative percentage interest of current Company shareholders in our earnings or loss and voting power. Please see the dilution table in “THE INVESTMENT PROPOSAL – Dilutive Effect of Issuances of Common Stock” below for more information concerning the dilutive effect of the issuances of common stock under the Stock Purchase Agreement and the Warrant Agreement on the percentage ownership of our existing shareholders.

The market price of our common stock could be adversely affected by the issuances and potential issuances of our securities.

Under the Stock Purchase Agreement, we will issue an estimated 8,571,428 shares of common stock at closing. A-III has the right to require the Company to register these shares for resale as provided in the Registration Rights Agreement. A-III’s sales of its shares of our common stock may take place from time to time on the NYSE MKT or another stock exchange on which our common stock is listed in the future and may create downward pressure on the trading price of our shares of common stock. The warrants to be issued under the Warrant Agreement would be exercisable for approximately 27,142,857 shares of common stock for a period of three years at a currently estimated exercise price of approximately $1.40 per share, subject to adjustment as provided in the Stock Purchase Agreement and the Warrant Agreement and for certain stock splits, reverse stock splits, stock dividends, recapitalizations and other transactions. During the period that the warrants are outstanding, the actual or potential exercise of those warrants and sale of the underlying shares of common stock may create downward pressure on the trading price of our common stock.

We may not realize all of the anticipated benefits of the Stock Purchase Agreement.

Although we entered into the Stock Purchase Agreement in part because of A-III’s investment of $12.0 million, our board also believes that each joint venture partner’s track record of success in a variety of investments, as well as their collective access to capital sources, support the board’s belief that A-III will be able to help the Company grow in the future. A-III and the Manager may be unable to obtain the capital the Company needs and may otherwise prove to be unsuccessful in executing their growth strategy.

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We cannot assure you that we will realize any or all of the benefits that we anticipate from the Stock Purchase Agreement and related transactions. For more information concerning the risks our board of directors considered, see “THE INVESTMENT PROPOSAL – Reasons for the Investment.”

If we fail to close the Stock Purchase Agreement and the transactions contemplated thereby, our business will be severely damaged.

If the Stock Purchase Agreement is not closed as we anticipate for any reason, including the failure of our shareholders to approve both Proposals, we will be unable to repay our maturing short-term debt, and we may be unable to extend or refinance that short-term debt. In that event, each mortgage holder could foreclose upon the property securing that holder’s mortgage, appoint a receiver, or pursue other remedies, all with a consequent loss of asset value, and we could be required to seek protection under the federal bankruptcy laws. In that event, the trading price of our common stock would drop substantially, and our shareholders could lose all or a substantial part of their equity.

If we fail to return to full compliance with the rules and listing agreement of the NYSE MKT stock exchange by February 18, 2015, our common stock could be delisted from the exchange.

On November 20, 2014, we received a notice of noncompliance from the NYSE MKT stock exchange (the “Exchange”) in which the Exchange notified the Company that it is not in compliance with the Exchange’s Company Guide and is in violation of its listing agreement with the Exchange due to the Company’s failure to timely file with the SEC its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Form 10-Q”). (See “THE INVESTMENT PROPOSAL – Loss of REIT Status” below.) In addition, the Exchange asserted that our failure to file the Form 10-Q in a timely manner is a material violation of our listing agreement with the Exchange. As required by the Exchange’s rules, we have submitted a plan advising the Exchange of action we have taken and will take to bring us back into compliance with the Company Guide by no later than February 18, 2015.

The Exchange will evaluate the plan and determine whether we have made a reasonable demonstration in the plan of an ability to regain compliance with the applicable continued listing standards by February 18, 2015, in which case the plan will be accepted and we will have until February 18, 2015 to satisfy the requirements of the compliance plan and regain compliance with the continued listing standards. We will be subject to periodic review by Exchange staff during the plan period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the plan period could result in our being delisted from the Exchange, which would adversely affect our shareholders and us. In addition, if we are not at the time of closing in the process of satisfying the terms and conditions of the plan in accordance with its terms, A-III will not be obligated to close, which would have severe adverse effects on us as described in the preceding risk factor.

The post-closing adjustment provision in the Stock Purchase Agreement may result in our issuance of additional shares of common stock to A-III and a reduced exercise price for the warrants issuable to A-III, if it exercises the warrants.

Under the Stock Purchase Agreement, upon completion of the sale of all four of the Company’s existing properties, we will be required to recalculate the closing date net asset value used to determine the purchase price per share for the common stock that A-III purchases, substituting the actual net sale proceeds received by the Company (gross sale proceeds less all actual selling costs) in selling the four land parcels for the estimated net value of such parcels used to determine the Company’s net asset value at closing and reflecting (a) any changes in the liabilities of the Company calculated in accordance with GAAP that arose on or before the closing date (other than certain post-closing obligations of the Company that are required to be accrued on or before the closing under GAAP accounting) that are discovered after the closing date and (b) the final costs associated with the matters described in “INVESTMENT PROPOSAL – Loss of REIT Status” below. If the recalculated net asset value is lower than the estimated amount used to calculate the purchase price per share at closing, then the purchase price per share will be adjusted accordingly. In that case, the Company will issue to A-III, as a purchase price adjustment, an additional number of shares of common stock equal to the difference between (x) $12.0 million divided by the adjusted purchase price per share and (y) the number of shares issued to A-III at the closing. The exercise price of the warrants will also be reduced to be equal to the adjusted purchase price per share. If the purchase per share and warrant exercise price are reduced, the dilutive effects of the transaction described in the first risk factor above will be magnified.

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Upon completion of the transaction with A-III, A-III will own a significant percentage of our outstanding shares of common stock, which will give A-III the ability to exert significant influence over the Company in a manner that may not be in the best interests of our other shareholders.

Upon completion of the transaction with A-III, A-III will own a significant percentage of our outstanding shares of common stock, which will give A-III the ability to exert significant influence over the Company, particularly with respect to matters that require the approval of our shareholders. Furthermore, this ability, together with A-III’s rights under the Governance and Voting Agreement, will give A-III significant influence over the composition of our board of directors. To the extent that A-III’s interests are not aligned with the interests of our other shareholders, A-III could use its influence to promote decisions regarding the Company that benefit A-III and its affiliates, but that may not be in the best interests of our other shareholders.

We may have conflicts of interest with the Manager and its affiliates, which could result in investment decisions that are not in the best interests of our shareholders.

Numerous conflicts of interest may exist between our interests and the interests of A-III and the Manager, which is a subsidiary of A-III, including conflicts arising out of the fee arrangements with the Manager pursuant to the Management Agreement that might induce the Manager to make investment decisions that are not in our best interests. Examples of these potential conflicts of interest include:

•	some of the fees that we will be required to pay to the Manager for its services, such as the base management fee, property management fees, and acquisition and disposition fees, will be payable whether or not our shareholders receive distributions and in some cases whether or not we are profitable; and
•	because the incentive fee payable to the Manager will be payable on a quarterly basis based on our adjusted net income (as defined in the Management Agreement), the Manager may have an incentive to make investment decisions with a view towards generating short-term gains rather than focusing on creating long-term shareholder value.

Any of these and other conflicts of interest between us and the Manager and its affiliates could have a material adverse effect on the returns on our investments, our ability to make distributions to shareholders and the trading price of our common stock.

The sale of our common stock to A-III could have anti-takeover effects.

The sale of a substantial block of shares of our common stock to A-III could be construed as having anti-takeover effects. For more information, see “THE INVESTMENT PROPOSAL – Possible Anti-Takeover Effects.”

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THE INVESTMENT PROPOSAL

Parties to the Investment Transaction

Roberts Realty

Roberts Realty Investors, Inc. is a real estate company located in Atlanta, Georgia that owns (a) three tracts of land totaling 71 acres, zoned for 584 multifamily apartment units, that are in various phases of development; and (b) a 10-acre transit-oriented site that is zoned for a mixed-use development consisting of 236 multifamily units, 120 condominium units, 210,000 square feet of office space, and 56,000 square feet of street-level retail space. All four land parcels are located in the north Atlanta metropolitan area.

A-III Investment Partners LLC

A-III is a 50/50 joint venture between Infinity REIT Partners LLC and C-III REIT Manager LLC.

The sole member of Infinity REIT Partners LLC is Avenue Real Estate Management LLC, an affiliate of Avenue Capital Group, a global investment firm that manages approximately $14.1 billion in assets and is headquartered in New York, NY with offices in London, Luxembourg, Madrid, Munich, and four offices throughout Asia. The firm was founded in 1995 by Marc Lasry and Sonia Gardner. Avenue draws on the skills and experience of approximately 200 employees and its two founders.

The sole member of C-III REIT Manager LLC is C-III Capital Partners LLC, a leading commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing (it is one of the largest special servicers in the U.S.), loan origination, fund management, CDO management, principal investment, online capital markets, title services and commercial and multifamily property management. C-III’s principal place of business is located in Irving, TX, with additional offices in New York, NY (C-III corporate and Island Capital headquarters), Greenville, SC, and Nashville, TN. C-III Capital Partners is controlled by Island Capital Group LLC, a leading international real estate merchant banking firm specializing in real estate investing, real estate operating businesses and real estate securities. Island Capital was founded by Andrew Farkas in 2003 immediately following the merger of Insignia Financial Group Inc. (which he founded in 1990) with CB Richard Ellis.

A-III is the sole member of A-III Manager LLC (the “Manager”), which will be the external manager of the Company upon the closing of the transaction. The Company expects that the Manager will use resources provided to it by A-III and its affiliates, as necessary.

Overview of the Stock Purchase Agreement

On November 19, 2014, we entered into the Stock Purchase Agreement by and among the Company, the Operating Partnership, and A-III. Under the Stock Purchase Agreement, we have agreed to issue and sell, and A-III has agreed to purchase, $12.0 million of the Company’s common stock at a purchase price per share to be determined based on an estimate of the Company’s closing date net asset value, which is currently expected to be approximately $1.40 per share. At the closing, the Company also would issue to A-III warrants to purchase up to an additional $38.0 million of the Company’s common stock at an exercise price equal to the same purchase price per share. Based on the estimated purchase price of $1.40 per share, the Company would issue approximately 8,571,428 shares of the Company’s common stock to A-III at closing, and the warrants would be exercisable by A-III for approximately 27,142,857 shares. The actual purchase price for the shares and exercise price of the warrants will be determined immediately before closing and will be subject to a post-closing adjustment upon the sale of the Company’s four existing properties as explained below. The shares will not be entitled to preemptive rights. Upon the closing, the Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash.

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The investment transaction, which the Company’s board of directors unanimously approved, is subject to receipt of shareholder approval at the special meeting to which this proxy statement relates. Upon the closing, a change in control of the Company would result, with A-III becoming the largest single shareholder of the Company, owning approximately 46% of the Company’s outstanding shares of common stock, or approximately 41% on a diluted basis assuming conversion of the outstanding OP Units into Company common stock. For further information regarding the potential dilution resulting from the issuance of shares of common stock to A-III as described above, please see the dilution table in “– Dilutive Effect of Issuances of Common Stock” below.

Immediately after the closing, the Company’s board would be composed of seven directors: two directors affiliated with A-III, four new independent directors to be designated by A-III, and Mr. Charles S. Roberts, Roberts Realty’s current President, Chief Executive Officer, and Chairman of the Board of Directors, who will continue to serve as a director of the Company (but not as Chairman) for one year after the closing. The Company’s current management would be replaced by the Manager, an external management company owned by A-III, pursuant to a management agreement between the Company and the Manager. The Company expects that the Manager will use resources provided to it by A-III and its affiliates, as necessary. Key personnel of the Manager or its affiliates will be appointed as officers of the Company as identified below. The Company’s headquarters would be moved to New York, NY and the name of the Company would be changed. For more information about A-III and its affiliates, please refer to “Parties to the Investment Transaction” above.

Following the closing, the Company is expected to pursue a flexible real estate investment strategy and does not currently anticipate developing and constructing Atlanta multifamily apartment communities. Given the change in focus of the Company’s business, the Company would sell its four existing land parcels (North Springs, Northridge, Highway 20, and Bradley Park), all of which are under development and are located in metropolitan Atlanta. The possible adjustment of the purchase price for the shares, the number of shares issued and the exercise price of the warrants relates primarily to this planned sale of the Company’s properties.

Generally, under the Stock Purchase Agreement, the purchase price for the shares of common stock at the closing date would be calculated by first determining the Company’s net asset value that reflects, as of the closing date, (x) the value of the Company’s assets, including the sum of the estimated value of the Company’s four existing parcels of real estate, the Company’s cash balance, and an agreed upon value of $3.0 million for the Company’s ongoing status as an SEC-reporting company, minus (y) the sum of the estimated selling costs for the four existing properties (including the expenses expected to be incurred to employ Mr. Roberts to oversee the sale process for these properties), and the amounts required to repay the Company’s debt and other closing date liabilities (including any costs associated with the matters described in “– Loss of REIT Status” below). To determine the purchase price per share, the value so calculated would then be divided by the sum of (x) the number of shares of common stock issued and outstanding immediately before the closing date and (y) the number of shares of common stock for which the number of OP Units issued and outstanding immediately before the closing date may be redeemed. The Company currently estimates that the price per share as so calculated would be approximately $1.40 per share at the closing.

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When the Company has sold all four of its existing properties, the above calculation would be made again, this time substituting (x) the actual net sale proceeds received by the Company (gross sale proceeds less all actual selling costs) in selling the four land parcels for (y) the estimated net value of such parcels used to determine the Company’s net asset value at closing. The recalculation will also reflect (a) any changes in the liabilities of the Company calculated in accordance with GAAP that arose on or before the closing date (other than certain post-closing obligations of the Company that are required to be accrued on or before the closing under GAAP accounting) that are discovered after the closing date and (b) the final costs associated with the matters described in “– Loss of REIT Status” below. If the recalculated net asset value is lower than the estimated amount used to calculate the purchase price per share at closing, then the purchase price per share will be adjusted accordingly. In that case, the Company will issue to A-III, as a purchase price adjustment, an additional number of shares of common stock equal to the difference between (x) $12.0 million divided by the adjusted purchase price per share and (y) the number of shares issued to A-III at the closing. The exercise price of the warrants will also be reduced to be equal to the adjusted purchase price per share.

In the Investment Proposal, we are also seeking your approval of other related transactions contemplated by the Stock Purchase Agreement and the Warrant Agreement (other than the Charter Amendment Proposal described below). The Stock Purchase Agreement requires the execution and delivery of a number of related agreements at closing. These agreements include the Employment Agreement, the Management Agreement, the Registration Rights Agreement, the Tax Protection Agreement, the Warrant Agreement and the Governance and Voting Agreement (collectively, the “Transaction Agreements”). Each of the Transaction Agreements is described below under “Other Transaction Agreements” and the form of each of the Transaction Agreements is included as an exhibit to the Stock Purchase Agreement attached as Annex A to this proxy statement.

Background of the Investment

On June 30, 2011, the Company engaged Sandler O’Neill + Partners, L.P. (“Sandler”) to assist the Company in analyzing, structuring, negotiating, and effecting a business combination or other strategic alternative transaction. During the course of its engagement period of approximately 15 months, Sandler and the Company identified and contacted approximately 51 potential investors or partners (in the context of this section, “partners”) who expressed interest in a variety of types of transactions, including mergers, joint ventures, contributions of various forms of real estate assets into a combined entity, and investments in the Company to fund its development and construction program or to fund the acquisition of other real estate assets.

After Sandler’s engagement ended in September 2012, the Company’s management, led by Mr. Roberts, its Chairman of the Board, Chief Executive Officer, and President, contacted or responded to inquiries by new potential partners, and the Company signed mutual nondisclosure agreements with an additional 40 potential partners during the subsequent 24-month period.

Both during and after the Sandler engagement, Mr. Roberts and Mr. Shurtz held conference calls and in-person meetings with many of the potential transaction candidates, including those identified by Sandler, those contacted by management, or those that contacted the Company after the Sandler engagement ended in light of the Company’s continued expressions in its SEC filings of interest in a strategic transaction. In approximately 21 instances, the initial contacts led to in-depth discussions over weeks and even months regarding possible transaction structures, the type of equity to be issued (preferred stock or common), management structure (internal vs. external), the value of the Company’s assets, the value to be attributed to the Company’s ongoing status as an SEC-reporting company, the value of assets proposed to be contributed by the proposed partner, how capital might be raised from the proposed partner and from third parties, the composition of the post-closing board of directors and executive management, and various tax, securities, and corporate law issues. Management hosted meetings at the Company’s headquarters, gave tours of the Company’s land parcels and surrounding areas, and facilitated accounting, legal, and business due diligence efforts by prospective partners. Mr. Roberts met with prospective partners in Atlanta and in other locations across the country. In numerous instances, members of the Company’s board participated in conference calls and meetings with potential partners. Management also negotiated with potential overseas investors regarding a potential investment in the Company.

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Before the negotiations with Avenue Capital Group that ultimately led to the Stock Purchase Agreement with A-III, the Company was unable to reach an agreement with any other party that reflected the pricing, transaction structure, amount and form of investment, value of the Company’s assets (including the value to be attributed to the Company’s ongoing status as an SEC-reporting company), and other terms that the Company’s management and its board deemed sufficiently attractive in the aggregate to recommend to the Company’s shareholders based on the facts and circumstances known at the time.

Avenue Capital Group first contacted the Company in November 2013 and signed a mutual nondisclosure agreement with the Company in December 2013. After preliminary discussions regarding a potential transaction that involved a contribution of assets by a third party, the Company and Avenue Capital were unable to reach agreement on a proposed transaction, and discussions ceased in January 2014.

In March 2014, Mr. Roberts contacted Mr. Edward Gellert of Avenue Capital to discuss a possible investment in the Company by Avenue Capital or some other acceptable transaction between the parties. In April 2014, Mr. Roberts and Mr. Gellert discussed a potential transaction in which the Company would acquire an identified target simultaneously with the closing of Avenue Capital’s investment. The parties were unable to reach agreement on that transaction.

In May 2014, Mr. Roberts proposed to Mr. Gellert that Avenue Capital invest in the Company first, and the Company would then seek investment opportunities with the capital provided by Avenue Capital. That proposal by Mr. Roberts led to further discussions between the Company and Avenue Capital.

In May 2014, Avenue Capital engaged Hunton & Williams LLP (“Hunton & Williams”) to advise it regarding the potential transaction.

The discussions between the parties culminated in the execution of a term sheet by the Company and Avenue Capital on June 3, 2014. The term sheet was nonbinding other than with respect to typical provisions that included a stated exclusivity period, due diligence cooperation, and each party bearing its own expenses. The Company’s board approved the term sheet after having been advised of its fiduciary duties by Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), which the Company retained to advise it regarding the potential transaction.

After the term sheet had been amended on July 7, 2014, Hunton & Williams distributed the first draft of the Stock Purchase Agreement, and negotiations between the Company and Avenue Capital regarding the Stock Purchase Agreement ensued.

During the course of the succeeding two months, the parties continued to negotiate the Stock Purchase Agreement and the Transaction Agreements. The term sheet was supplemented and extended several times to summarize important transaction terms and to continue to provide exclusivity for Avenue Capital until it expired on August 25, 2014. The Company and Avenue Capital continued their discussions, and on September 16, 2014, the parties entered into a new term sheet. Subsequently, the Company retained Alston & Bird LLP to advise it regarding the terms of the Management Agreement. On September 26, 2014, Avenue Capital informed the Company that Avenue Capital would be forming a joint venture with C-III Capital Partners LLC for the transaction with the Company.

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During the due diligence phase that preceded the execution of the Stock Purchase Agreement, an error was discovered in the calculation of the 95% gross income test for purposes of the Company’s qualification as a REIT under the Internal Revenue Code in the tax year ended December 31, 2009. This issue resulted in certain changes in the terms of the transaction, including a reduction in the total amount of the investment to be made by A-III at closing and the introduction of the Warrant Agreement, which changes were reflected in the September 16, 2014 term sheet. Over the weekend of November 1-2, 2014, the Stock Purchase Agreement was finalized in all material respects other than the provisions addressing the Company’s possible loss of REIT status and related matters. On November 3, 2014, the Company’s board reviewed the forms of the Stock Purchase Agreement and the Transaction Agreements with Nelson Mullins. After considering the factors described below, the board adopted and approved the Stock Purchase Agreement and the transactions contemplated thereby, including the proposed amendment to the Company’s charter described under “Charter Amendment Proposal” below.

The Company’s board of directors, including its audit committee, ultimately concluded on November 17, 2014 that the Company had failed to qualify to be taxed as a REIT for federal income tax purposes for the tax year ended December 31, 2009 and for the periods since that date, and, accordingly, the Company’s previously issued financial statements included in its SEC filings after December 31, 2008 should no longer be relied upon. As a result, pertinent provisions were negotiated and added to the Stock Purchase Agreement to address the effect of the loss of the Company’s REIT status and the possible delisting of the Company’s shares on the NYSE MKT stock exchange. See “– Loss of REIT Status” below.

On November 18, 2014, the board reviewed the final terms of the Stock Purchase Agreement and directed management to execute the agreement on behalf of the Company and to submit the Investment Proposal and Charter Amendment Proposal to the Company’s shareholders for their approval at the special meeting. The parties executed the Stock Purchase Agreement and the Escrow Agreement on November 19, 2014, and the Company announced the transaction to the public in a press release and a Current Report on Form 8-K after the market closed on November 19, 2014.

Reasons for the Investment

In the course of its discussions, the board considered the following potentially positive factors, among others, in no particular order:

•	On June 30, 2011, the Company engaged Sandler as described above. The Company announced this engagement in a Current Report on Form 8-K filed on June 30, 2011 and publicly stated in its SEC reports that it continued to work on strategic alternatives that would maximize shareholder value through a sale, merger, other business combination, or recapitalization. Sandler’s engagement led to numerous discussions that Mr. Roberts and Mr. Shurtz, acting on the Company’s behalf, believed could lead to a transaction that would be advantageous to the Company and its shareholders.

•	After the termination of the Sandler engagement in September 2012, Mr. Roberts and Mr. Shurtz held discussions with numerous parties interested in a strategic transaction with the Company, as described above. Management kept the board informed of these discussions.

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•	The negotiations with Avenue Capital Group ultimately led to the Stock Purchase Agreement with A-III, which reflects the pricing, transaction structure, amount and form of investment, value of the Company’s assets, including the value to be attributed to the Company’s ongoing status as an SEC-reporting company, and other terms that the Company’s management and its board deemed sufficiently attractive in the aggregate to recommend to the Company’s shareholders. No other proposed transaction considered by the Company, in total based on the facts and circumstances known at the time, was in the board’s view as advantageous to the Company’s shareholders as the transaction with A-III.

•	The board found it favorable that A-III was willing to agree to a value for the Company’s ongoing status as an SEC-reporting company that was acceptable to the Company.

•	Most other parties who expressed interest in investing in the Company proposed to invest in preferred stock. The board found it favorable that A-III was willing to invest in common stock and thus be on an equal footing with the Company’s existing shareholders.

•	The board believes that the track record of success by each of the A-III joint venture partners in a variety of investments, their experience with managing and deploying significant amounts of capital into real estate investments they have identified, and their collective access to capital sources support the board’s belief that A-III will be able to help the Company grow in the future. The board believes that in comparing the likelihood of the Company’s growth (a) without the investment by A-III and (b) with the additional capital likely to be available to the Company after the A-III investment, the Company’s growth prospects should be materially higher if the proposed investment transaction closes than they would be without the A-III investment.

•	The board believes that the following features of the transaction provide a substantial incentive to A-III to make its initial investment successful and grow the Company:

▪	the $12.0 million investment in our common stock, which offers A-III the future opportunity for capital appreciation and dividend income;
▪	the warrants that are exercisable for up to $38.0 million in shares of our common stock at an exercise price equal to the purchase price of the common stock, which also offer A-III the future opportunity for capital appreciation and dividend income;
▪	the fee structure in the Management Agreement, which offers A-III, through the Manager, the opportunity to earn income that will increase as the Company grows.
•	The board reviewed and discussed the Black-Scholes valuation provided by an independent accounting firm retained by management, which valued the warrants at $0.1319 per warrant and thus the shares to be issued at closing at $1.3181 per share. This valuation was based on an estimate of the Company’s closing date net asset value per share of $1.45 as of November 3, 2014. The Company has since that date reduced the estimate of the Company’s closing date net asset value per share to $1.40. The board viewed the 88.3% premium above the then current trading price of the common stock ($1.3181 per share compared to $0.70 per share, the closing trading price for the shares on the NYST MKT exchange on November 3, 2014) as a significant positive factor in its decision. The average closing trading price for the shares on the NYSE MKT exchange from November 3 through November 19, 2014, the date the investment transaction was announced after the market closed, was $0.64 per share for the six days on which the shares traded.

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•	A-III can exercise the warrants only by paying cash for the additional shares of common stock rather than engaging in a “cashless exercise.” If the warrants are exercised, this cash will provide additional equity capital to the Company.

•	The Company faces short-term maturity dates for three mortgage loans that the Company lacks the funds to repay at maturity. Further, the Company’s cash reserves are dwindling, and the Company has no operating assets to generate working capital. With A-III’s investment of $12.0 million, the Company intends to repay all or a majority of its outstanding debt, including its mortgage debt and any short-term borrowings for working capital. The Company also expects to have approximately $1.75 million in cash.

•	A-III’s investment is not subject to a financing condition, and the board believes that the proposed transaction is likely to close if the Company’s shareholders approve the Investment Proposal and Charter Amendment Proposal at the special meeting.

•	As a result of the hard bargaining between the parties, the board believes that the price per share to be paid for the shares at closing and to exercise the warrants is the highest price A-III is willing to pay and the highest price available from reliable purchasers in general.

•	The Company negotiated for and ultimately received in the Stock Purchase Agreement the right to consider and accept an unsolicited “Superior Proposal,” as described below.

•	The board believes that the termination fees and expense reimbursement provisions in the Stock Purchase Agreement are reasonable in light of the totality of the circumstances and should not preclude or unreasonably restrict the emergence of a Superior Proposal if such a proposal is contemplated by another potential purchaser.

•	Through the Employment Agreement, Mr. Roberts will have substantial authority over the Company’s efforts to sell the Company’s existing land parcels. As the Company’s largest shareholder, Mr. Roberts has a substantial financial incentive to cause the land parcels to be sold for prices that in the aggregate would minimize the number of shares, if any, that the Company would be required to issue to A-III in the post-closing adjustment, which shares would dilute the interests of the Company’s shareholders other than A-III.

•	Through the Governance and Voting Agreement, Mr. Roberts will continue to serve for one year as a director of the Company.

•	Mr. Roberts, the Company’s largest shareholder and thus the individual with the greatest financial incentive to achieve the best transaction possible for the Company, is in favor of the proposed transaction, having considered the factors weighing both for and against the transaction and having negotiated strenuously on behalf of the Company for a number of months regarding this transaction and since the summer of 2011 regarding other potential transactions as described above.

•	The board believes that the A-III investment will offer the Company’s current shareholders the best opportunity for future investment returns compared to the other alternatives that may be available to the Company, including seeking another strategic transaction and continuing to seek debt and equity financing for individual projects.

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The board also considered a number of uncertainties, risks, and potentially negative factors in its deliberations regarding the proposed transaction, including, in no particular order:

•	The Company’s current management and board will lose control of the Company and have no influence over its future operations, other than Mr. Roberts’ ability to manage the sale of the Company’s current properties for a one-year period and his service as a director for one year.

•	A-III will control or have the right to nominate six of the seven post-closing board seats but will own only approximately 46% of the Company’s outstanding shares of common stock.

•	The Company will be managed by an external manager whose fees may be higher in the aggregate than average for such services.

•	Because A-III’s growth strategy for the Company is flexible, shareholders will have no insight into the strategies that the Company will pursue post-closing. The Company may invest in assets other than multifamily apartments, which has historically been the focus of the Company’s business.

•	The Company’s current shareholders may suffer dilution upon the issuance of additional shares post-closing if those shares are required to be issued to reflect an adjustment required by the Stock Purchase Agreement. Similarly, if the exercise price for the warrants is decreased as a result of such an adjustment, the warrants will be exercisable for more shares than initially provided.

•	The substantial number of shares issuable upon the exercise of the warrants post-closing will be an overhang on the market that could limit appreciation in the trading price of the common stock on the NYSE MKT.

•	Under the Stock Purchase Agreement, the Company cannot actively solicit any other proposed transaction that might be better for the Company’s shareholders than the proposed transaction.

•	The Stock Purchase Agreement prohibits the Company from taking a number of actions relating to the conduct of its business before the closing without the prior consent of A-III, which may delay or prevent the Company from undertaking business opportunities that may arise before the closing, whether or not the closing occurs.

•	The board considered obtaining, but ultimately did not obtain, a fairness opinion from a financial advisor relating to the proposed transaction. In reaching this decision, the board considered all of the factors noted in this section, the cost of such an opinion compared to its likely benefit, and the fact that the Company has no current operations other than certain development activities. The board observed that traditional financial modeling based on estimated cash flows would require numerous assumptions in this situation that would, in the board’s view, make such a fairness opinion of minimal or no value. The board noted that the Company’s assets are primarily composed of its four land parcels, cash, and the value of the Company as an ongoing SEC-reporting company. The board believes that it has a good understanding of the value of the Company’s assets, including its land parcels. The board believes that the value of the Company’s assets is appropriately reflected in the price per share to be paid for the shares of common stock issuable and potentially issuable to A-III in the transaction, including pursuant to the warrants.

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•	The board did not engage a financial advisor to conduct a market check or public auction in connection with the Avenue transaction. In reaching this decision, the board considered the factors noted in the previous bullet point as well as the process conducted by Sandler that was ultimately unsuccessful and the negotiations the Company had with other parties after the Sandler engagement was terminated. The board concluded that Sandler’s efforts, the Company’s repeated statements in its SEC reports about its pursuit of a strategic transaction, and management’s negotiations with various parties during and after the Sandler engagement ended made it likely that the Company’s interest in a strategic transaction has been known to potential partners since the Company engaged Sandler.

•	The board considered the risk that the proposed transaction might not close, which would leave the Company with the costs and delay of a failed process and with its debt maturing in the near future.

•	The termination fees and the reimbursement of expenses that are payable if the Company elects to pursue a Superior Proposal may deter others from proposing an alternative transaction that might be more advantageous to the Company’s shareholders.

The board concluded that the potential benefits that the board expects the Company and the Company’s shareholders to achieve as a result of the proposed transaction outweigh the uncertainties, risks, and potentially negative factors relevant to the proposed transaction. The foregoing discussion summarizes the material information and factors considered by the members of the board in their consideration of the proposed transaction. The board reached the unanimous decision to recommend and approve the proposed transaction in light of the factors described above and other factors that each member of the board believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. Individual members of the board may have given different weight to different factors. The board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, management of the Company and the Company’s legal advisors, and considered the factors overall to be favorable to, and to support, its determinations.

Interests of Directors and Officers If the Investment Closes

In considering the recommendation of the board of directors, our shareholders should be aware that our officers and directors have interests in the investment transaction that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

Employment Agreement of Mr. Charles S. Roberts

At the closing, Mr. Roberts will resign from his positions as our President, Chief Executive Officer, and Chairman of the Board of Directors. The Company and Mr. Roberts will then enter into an Employment Agreement, pursuant to which Mr. Roberts will serve as an Executive Vice President of the Company for one year from the date of the agreement, or until the sale of all four land parcels (North Springs, Northridge, Highway 20, and Bradley Park) is completed, if earlier. Mr. Roberts will be responsible for the marketing process for these properties. The Company will pay Mr. Roberts an annual salary of $250,000, which is $25,000 higher than his current salary. Under the new Employment Agreement, Mr. Roberts will not be eligible for a bonus for his work post-closing (as he is now), nor will he receive a severance payment. If the Employment Agreement is terminated before the first anniversary of the closing date because all four of the Company’s land parcels have been sold, the Company will pay Mr. Roberts’ salary as if he had been employed through the first anniversary of the closing date, and he will receive the unpaid amount in a lump sum not later than 30 days after the termination of the Employment Agreement.

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Severance Arrangement for Mr. Anthony W. Shurtz

Under his current employment arrangement, Mr. Anthony W. Shurtz, our Chief Financial Officer, Secretary, and Treasurer, will receive a lump sum severance payment equal to six months’ salary ($70,000) upon the occurrence of a “change in control” of the Company as defined in the form of Indemnification Agreement adopted by the Company for its directors and officers. The closing of the investment transaction will constitute such a change in control.

Directors’ and Officers’ Fiduciary and Liability Insurance

The Company agreed in the Stock Purchase Agreement that for six years after the closing, the Company will (a) maintain in effect, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately before the closing (or substitute policies that are no less favorable), or (b) obtain as of the closing “tail” insurance policies with a claims period of six years from the closing with coverage, amounts, terms and conditions that are no less favorable, in each case, with respect to claims arising out of or relating to events that occurred before or at the closing (including in connection with the transactions contemplated by the Stock Purchase Agreement).

Post-Closing Management

As noted above, immediately after the closing, the Company’s board would be composed of seven directors: two directors affiliated with A-III, four new independent directors to be designated by A-III, and Mr. Roberts, who will continue to serve as a director of the Company (but not as Chairman) for one year after the closing. The Company’s current management would be replaced by the Manager, an external management company owned by A-III, pursuant to the Management Agreement between the Company and the Manager to be executed at closing. The Company expects that the Manager will use resources provided to it by A-III and its affiliates, as necessary. Key personnel of the Manager or its affiliates will be appointed as officers of the Company as identified below. In the Governance and Voting Agreement, the Company and A-III will agree that the post-closing board will be composed as described below.

The two directors affiliated with A-III are expected to be:

Edward Gellert (age 48) – Mr. Gellert has approximately 25 years of real estate industry experience, including investment and portfolio management, the operation and development of real estate assets, lending, distressed investing and deal sourcing. Since 2004, Mr. Gellert has been responsible for directing the investment activities of the Avenue Real Estate Strategy, first as Portfolio Manager and then as Senior Portfolio Manager. During that time, Avenue has invested in hotel, residential, office, retail, and land assets throughout the United States. Prior to joining Avenue Capital Group in 2004, Mr. Gellert founded EDGE Partners LLC, and through its affiliates was a co-managing member of joint venture entities that developed, repositioned, and owned over 1.2 million square feet of properties. Before founding EDGE Partners LLC, Mr. Gellert sourced and arranged distressed debt and property acquisitions while associated with Argent Ventures and Amroc Investments. Prior to joining Amroc, Mr. Gellert served as an analyst and asset manager at BRT Realty Trust, a publicly-traded mortgage REIT. Mr. Gellert received a B.S.M. from the AB Freeman School of Business at Tulane University (1988). Mr. Edward Gellert is the brother of Mr. Robert Gellert, who is anticipated to serve post-closing as the Company’s Executive Vice President, Chief Operating Officer, and Treasurer.

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The nominating and governance committee of our board of directors has concluded that Mr. Gellert should serve as a director because of his extensive experience in the real estate industry in a variety of types of transactions, including real estate investments.

Robert C. Lieber (age 60) – Mr. Lieber joined Island Capital Group in July 2010 as an Executive Managing Director, and subsequently became an Executive Managing Director and member of the executive management committee of C-III Capital Partners LLC, which was sponsored by Island Capital, in August 2010. Prior to that, Mr. Lieber served under New York City Mayor Michael R. Bloomberg as Deputy Mayor for Economic Development beginning in January 2007. Mr. Lieber entered the public sector upon retiring from Lehman Brothers after 23 years, serving most recently as a Managing Director in Lehman’s Real Estate Private Equity Fund and before that as the Global Head of Real Estate Investment Banking. He currently serves as Independent Director of Tutor Perini Corporation, a construction company whose shares are listed on the NYSE, and he also serves as a Board member and Secretary of the Board as well as a Trustee for the Urban Land Institute. He also serves on the executive committee and was previously the Chairman of the Zell-Lurie Real Estate Center at the Wharton School, University of Pennsylvania. Mr. Lieber holds a Bachelor of Arts degree from the University of Colorado and a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

The nominating and governance committee of our board of directors has concluded that Mr. Lieber should serve as a director because of his decades of real estate experience, his expertise in real estate finance, his deep relationships in the real estate business, and his experience in serving as a director of a public company whose shares are listed on the NYSE.

The four independent directors are expected to be:

Bruce D. Frank (age 60) – Mr. Frank served as a senior partner within the assurance service line of Ernst & Young LLP’s real estate practice from April 1997 through June 2014. Since July 2014, Mr. Frank has served as a member of the Board of Directors of American Realty Capital Partners, Inc. and as a member of its Audit Committee. Mr. Frank has over 35 years of experience providing services to prominent developers, owners, and investors in all types of real estate holdings, including office and apartment buildings, shopping centers, hotels, resorts, industrial, warehouse and other commercial properties. His extensive experience has included working on initial public offerings and assisting acquirers in consummating acquisition transactions. Mr. Frank holds a Bachelor of Science degree in Accounting from Bentley College.

The nominating and governance committee of our board of directors has concluded that Mr. Frank should serve as a director because of his experience as a certified public accountant with a “Big Four” accounting firm with a focus on the real estate business, including advising real estate companies seeking to access the public securities markets. The committee also took into account that Mr. Frank is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards, that his financial expertise qualifies him to serve on our audit committee, and that he is an “audit committee financial expert.”

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Robert G. Koen (age 68) – Mr. Koen is a senior partner and head of the New York Real Estate practice of Mayer Brown, a global law firm, where he has worked for the last four years. Prior to that time, Mr. Koen was a partner at DLA Piper LLP, a global law firm, where he served as co-head of the New York real estate practice from 2005 to 2010. At Mayer Brown, Mr. Koen focuses on commercial real estate, with a concentration in real estate acquisitions, finance, and complex restructurings for both lender and borrower entities. His extensive experience includes the negotiation, structuring and documentation of acquisitions, dispositions, and co-investment transactions; the structuring of real estate joint ventures and partnerships; commercial lending, including conventional loan transactions; construction lending; preferred equity investments; mezzanine financings; REIT-related transactions (including formation merger and acquisition transactions); hotel acquisition and development; commercial project development (including land and negotiation of construction and development agreements); and real estate loan and investment workouts, as well as restructurings. Mr. Koen holds a Bachelor of Arts degree from the University of Wisconsin and a Juris Doctor degree from Georgetown Law School.

The nominating and governance committee of our board of directors has concluded that Mr. Koen should serve as a director because of his extensive legal expertise in advising developers, lenders, borrowers, and other participants in the commercial real estate industry. The committee also took into account that Mr. Koen is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards.

Robert L. Loverd (age 72) – Mr. Loverd recently was a managing trustee (independent trustee), Chairman of the Board and chairman of the Board’s compensation committee and a member of the Board’s nominating and governance and audit committees, of Centerline Holding Company. Mr. Loverd served in these capacities while Centerline was a publicly listed company until Centerline completed a “going private” transaction and de-registered on March 15, 2013. Mr. Loverd is the former Group Chief Financial Officer and a Founding Partner of MC European Capital (Holdings), a London investment banking and securities firm, which was established in 1995 and substantially sold in 2000. From 1979-1994, Mr. Loverd held various positions in New York and London in the Investment Banking Departments of Credit Suisse and First Boston. Prior to that, Mr. Loverd was a shareholder in the International Investment Banking Department of Kidder, Peabody & Co. Incorporated. Mr. Loverd is a member of the Board of Directors of Harbus Investors, a privately owned investment vehicle. Mr. Loverd received a Bachelor of Arts degree from Princeton University and a Masters in Business Administration degree from Harvard Business School.

The nominating and governance committee of our board of directors has concluded that Mr. Loverd should serve as a director because of his experience as an investment banker and chief financial officer and his prior service on the board of a public real estate company. The committee also took into account that Mr. Loverd is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our audit committee.

Kyle A. Permut (age 52) – Mr. Permut served as a Consultant for Arbor Realty Trust, Inc. from January 2012 to January 2013. From August 2005 until January 2012, he served as a member of the Board of Directors of Arbor Realty Trust, Inc. and as a member of its Compensation Committee. From August 2005 until January 2012, he served as a managing director at Canadian Imperial Bank of Commerce (CIBC), the largest bank in Canada and one of the 10 largest in North America. In this position, he was head of CIBC World Markets Debt Capital Markets Group in the United States. He was a member of the firm’s USA Management Committee, its executive board and the Debt Capital Markets Management Committee. Mr. Permut retired from CIBC in 2005. Mr. Permut holds a Bachelor of Arts degree from Cornell University.

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The nominating and governance committee of our board of directors has concluded that Mr. Permut should serve as a director because of his high level banking experience with a large commercial bank and his prior service on the board of a public REIT. The committee also took into account that Mr. Permut is “independent” under SEC Rule 10A-3 and under Section 803A of the NYSE MKT exchange listing standards and that his financial expertise qualifies him to serve on our audit committee.

The seventh director post-closing will be:

Charles S. Roberts (age 68) – Mr. Roberts has served as our Chairman of the Board, Chief Executive Officer, and President since he founded the company in 1994. Mr. Roberts owns, directly or indirectly, all of the outstanding stock of, and is the president and sole director of, Roberts Properties, Inc. (“Roberts Properties”) and Roberts Properties Construction, Inc., which develop, construct, and manage multifamily apartment communities. Mr. Roberts has been a national speaker on the topic of developing upscale multifamily housing and has been recognized as a leader in this industry. On a regional level, Roberts Properties has been awarded 21 prestigious Aurora Awards by the Southeast Builders Conference; including eight times for the best rental apartment community. Roberts Properties has also been awarded the coveted Golden Aurora Award for best overall development in the Southeast. On a national level, Roberts Properties Management, Inc. was recognized as the Property Management Company of the Year by the National Association of Home Builders, and Roberts Properties has twice been awarded the prestigious Pillars of the Industry Award from the National Association of Home Builders for the best upscale apartment community.

The nominating and governance committee of our board of directors has concluded that Mr. Roberts should serve as a director because he is our founder and largest shareholder, he has served as our Chief Executive Officer since 1994, and he has more than 40 years of experience in real estate development, construction, and management, particularly with respect to multifamily apartment communities.

Each of the proposed directors identified above has agreed to serve as a director after being appointed to the board upon the closing.

The Company’s officers post-closing are expected to be as identified below by name, position to be held with the Company, and current business position:

•	Edward Gellert – Chief Executive Officer, President, and Chairman of the Board of Directors. Mr. Gellert’s biographical information is provided above.

•	Robert Gellert (Age 44) – Executive Vice President, Chief Operating Officer, and Treasurer. Mr. Gellert joined Avenue Capital Group in 2004, where he has served as a Portfolio Manager since 2007. Mr. Gellert is responsible for assisting with the direction of the investment activities of the Avenue Real Estate Strategy. Before joining Avenue Capital, Mr. Gellert was at EDGE Partners LLC, as well as The Carlton Group, Ltd. and Argent Ventures, where he directed the marketing, leasing, and sales operations of commercial and multifamily real estate, including real estate foreclosed by lenders and loan assets. Mr. Gellert received a B.S. in Economics from the State University of New York at Albany in 1992. Mr. Robert Gellert is the brother of Mr. Edward Gellert, who is anticipated to serve post-closing as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors.

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•	Gregory I. Simon (Age 48) – Executive Vice President, General Counsel, and Secretary. Mr. Simon joined Avenue Capital Group in February 2014 as a Senior Vice President of the Avenue Real Estate Strategy. Before joining Avenue, Mr. Simon was a Senior Vice President at Glenmont Capital Management LLC, an institutionally backed manager of closed-end opportunistic real estate funds, where he was responsible for overseeing Glenmont’s asset management and legal activities from May 2007 through February 2014. Prior to that, he was Counsel in the real estate department of Herrick Feinstein LLP and, prior to that, was Counsel in the real estate department of Hogan & Hartson LLP and an associate at a predecessor firm. Mr. Simon received a B.A. from Emory University (1988) and a J.D. from Illinois Institute of Technology Chicago-Kent College of Law (1992).

•	Charles S. Roberts – Executive Vice President. Mr. Roberts’ biographical information is provided above.

Each of the proposed executive officers identified above has agreed to serve after being appointed post-closing.

Information about the Manager

A-III Investment Manager LLC is a Delaware limited liability company and a wholly-owned subsidiary of A-III Investment Partners LLC. Upon the closing, the Manager will assume responsibility for managing the business and affairs of the Company pursuant to the Management Agreement. As a subsidiary of A-III, the Manager will be under the joint control of A-III’s joint venture partners. The Manager will enter into an administrative services agreement with A-III at the closing. See “– Other Transaction Agreements – Management Agreement.”

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Dilutive Effect of Issuances of Common Stock

Upon the closing of the A-III investment, the aggregate percentage ownership of the outstanding shares of common stock currently held by our shareholders would be reduced substantially by the issuance of shares of common stock under the Stock Purchase Agreement. Further, if A-III were to exercise all of its warrants under the Warrant Agreement for shares of common stock, the aggregate percentage ownership of our outstanding common stock held by our current shareholders would be reduced to an even greater degree. The following table summarizes the dilutive effect of issuances of the shares of our common stock at closing and upon exercise of the warrants, using an estimated closing date net asset value of $1.40 per share. The number of shares to be issued at closing, and to be issued upon exercise of the warrants is in each case an estimate subject to adjustment as described above in “Overview of the Stock Purchase Agreement.” The percentages below assume that (a) the Company’s shareholders as of the record date continue to hold those shares through the issuance of shares upon exercise of the warrants; (b) no OP Units are converted into shares after the record date except as reflected in the second, third and fifth columns; (c) no additional shares will be required to be issued after the Company sells its four land parcels, and accordingly the exercise price of the warrants will not be changed; and (d) other than shares issued to A-III under the Stock Purchase Agreement and the Warrant Agreement, the Company will not issue any shares of common stock except for conversions of OP Units into shares.

Holders	Percentage of Shares and OP Units Beneficially Owned Pre-Closing	Percentage of Shares Beneficially Owned by Shareholders Immediately Post-Closing Assuming No Conversion of OP Units	Percentage of Shares Beneficially Owned Immediately Post-Closing – Diluted for Conversion of OP Units	Percentage of Shares Beneficially Owned Immediately After Exercise of Maximum Number of Warrants Assuming No Conversion of OP Units	Percentage of Shares Beneficially Owned Immediately After Exercise of Maximum Number of Warrants – Diluted for Conversion of OP Units

Current Shareholders / Unitholders	100%	54%	59%	22%	26%

A-III	0%	46%	41%	78%	74%

Representations and Warranties of the Company and the Operating Partnership

The Stock Purchase Agreement contains customary representations and warranties by the Company and the Operating Partnership relating to topics that include: their organization; authorization of the proposed transaction; enforceability of the Stock Purchase Agreement; capitalization; valid issuance of shares; no payment owed to brokers; governmental consents and filings; absence of legal actions; transactions with affiliates; registration and voting rights; absence of violations, defaults and conflicts; financial statements and Non-GAAP financial measures; compliance with laws and orders; certain changes since June 30, 2014; employee and ERISA matters; title to property; accounting and disclosure controls; compliance with the Sarbanes-Oxley Act; insurance; organizational documents; environmental and safety laws; data privacy; SEC reports; accuracy of the information about the Company in the proxy statement for the special meeting; material contracts; loans and guarantees; and taxes.

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Representations and Warranties of A-III

The Stock Purchase Agreement contains customary representations and warranties by A-III relating to topics that include: its organization; authorization of the proposed transaction; enforceability of the Stock Purchase Agreement; absence of violations, defaults and conflicts; no required consents; purchases of the shares entirely for its own account; status as an accredited investor; brokers; governmental consents and filings; accuracy of the information about A-III, the directors proposed to be added to the board of directors on the closing date, and the description of the Management Agreement furnished by A-III for inclusion in the proxy statement for the special meeting; A-III’s financial capacity to pay for the shares and meet its other obligations under the Stock Purchase Agreement at closing; and absence of legal actions.

Conditions to A-III’s Obligations to Close

The Stock Purchase Agreement contains customary conditions to A-III’s obligations to close the transaction that include: the accuracy at closing of the representations and warranties by the Company and the Operating Partnership; the performance by the Company and the Operating Partnership of all covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement that are required to be performed or complied with by the Company or the Operating Partnership on or before the closing; there being no litigation of the nature specified in the Stock Purchase Agreement; delivery of a compliance certificate on behalf of the Company and the Operating Partnership; delivery of an opinion letter of Company counsel; delivery of an officer’s certificate as to factual matters that will support a future legal opinion regarding REIT qualification on behalf of the Company; the Company shall have an authorized board of directors of seven persons; execution and delivery of the transaction agreements other than the Stock Purchase Agreement; approval of the transaction and related matters, including the Charter Amendment, by the requisite votes of the Company’s shareholders at the special meeting; resignation of the Company’s officers and directors; and waiver by Roberts Properties, Inc. and Roberts Properties Construction, Inc. (which are wholly owned by Mr. Roberts) of any covenant on any of the Company’s properties and any special rights that entitle them to receive any compensation or provide any right to participate in the development or construction of any property and any related reimbursement, and of any other contract to participate in the development or construction of any property and any related reimbursement.

Other conditions to A-III’s obligations to close the transaction are that trading in the common stock on the NYSE MKT exchange shall not be suspended, the shares of the Common Stock shall not have been delisted from the NYSE MKT exchange nor shall any such suspension of trading or delisting be pending or threatened by the NYSE MKT exchange. In addition, the Company shall have received written assurance from the NYSE MKT exchange that the Company’s late filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 will not result in any delisting. Notwithstanding the foregoing, with respect to the notification of non-compliance the Company received from the NYSE MKT exchange on November 20, 2014, relating to the Company’s late filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, the conditions described in this paragraph shall be deemed satisfied if (a) the Company has submitted a written compliance plan to the NYSE MKT exchange that is acceptable to A-III describing a plan to correct the non-compliance referenced in the notification of non-compliance in accordance with applicable NYSE MKT rules and regulations (a “Listing Compliance Plan,” which the Company submitted to the NYSE MKT exchange on December 5, 2014), (b) the NYSE MKT exchange has accepted that Listing Compliance Plan in a written letter that states that the common stock will not be delisted from the NYSE MKT exchange if the Company satisfies the terms and conditions of the Listing Compliance Plan, (c) the Company has satisfied or is in the process of satisfying the terms and conditions of the Listing Compliance Plan in accordance with its terms and (d) there is no other outstanding notice of non-compliance from the NYSE MKT exchange that has not been addressed in the Listing Compliance Plan and there is no other pending or threatened suspension in trading or delisting of the Company’s common stock by the NYSE MKT exchange.

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Conditions to the Obligations of the Company and the Operating Partnership to Close

The Stock Purchase Agreement contains customary conditions to the obligations of the Company and the Operating Partnership to close the transaction that include: the accuracy at closing of the representations and warranties by A-III; the performance by A-III of all covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement that are required to be performed or complied with by A-III on or before the closing; there being no litigation of the nature specified in the Stock Purchase Agreement; and approval of the transaction and related matters, including the Charter Amendment, by the requisite votes of the Company’s shareholders at the special meeting.

Covenants and Agreements

The Stock Purchase Agreement also includes customary covenants and agreements, including affirmative and negative covenants by the Company and the Operating Partnership to take, or not to take, certain actions before the closing. The covenants generally require the Company and the Operating Partnership, unless they receive the prior written approval of A-III, to operate in the normal course of business, except that the Company and the Operating Partnership have agreed: upon the request of A-III, which request has been made, to use commercially reasonable efforts to file amended federal, state and local income tax returns for its taxable years ended December 31, 2009 through December 31, 2013 reporting that the Company was taxed as a C corporation for federal income tax purposes; to continue to timely file all necessary SEC filings; to file any necessary amendments to the Company’s SEC filings relating to or arising out of the Company’s loss of its REIT status for the 2009 fiscal year or subsequent periods as determined after consultation with and as approved by A-III; not to issue additional shares or OP Units (except for (a) the redemption by the Operating Partnership of OP Units in exchange for shares of common stock in accordance with the Partnership Agreement of the Operating Partnership and (b) issuance of OP Units in exchange for shares of common stock in the manner approved by the board of directors in 2013); not to declare or pay any dividends or other distributions; not to create, incur or assume any indebtedness (other than Preapproved Loans as described in the following paragraph); not to increase in any manner the base compensation of, or enter into any new bonus, incentive or other compensation agreement or arrangement with, any of its employees, officers, directors, third party contractors or consultants; not to modify, amend, or terminate, or waive, release, compromise or assign any rights or claims under, any material contract; and not to enter into any agreement that would be a material contract. Notwithstanding the agreement by the Company and the Operating Partnership not to enter into any material contract as noted above, A-III has acknowledged that the Company has negotiated the terms and conditions of a proposed sale of the Bradley Park property to an affiliate of Roberts Properties, Inc., which terms and conditions are set forth in a non-binding letter of intent, and that A-III has consented in writing to the sale of the Bradley Park property to such affiliate under a contract that is in all material respects consistent with the form of purchase and sale contract provided by the Company to A-III, which contract reflects the material terms and conditions of the non-binding letter of intent.

The Stock Purchase Agreement permits the Company, during the period from its effective date to the closing date, to obtain “Preapproved Loans,” which is defined to mean (a) any refinancing of any mortgage loan secured by the North Springs, Bradley Park and Highway 20 properties on terms that are similar to the current terms of such existing loan (provided that the interest rate may be up to 1% per annum higher and the maturity date of any such refinanced or extended loan shall not be later than May 1, 2015), and (b) any loan or loans of up to $2,000,000 in aggregate principal amount secured by one or more of the Company’s properties that are on terms that are commercially reasonable for a loan of that nature; provided, however, that, before closing any loan under this clause (b), the Company must first consult with A-III regarding the terms and conditions of such loan and request the prior written consent of A-III of such loan.

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Other covenants and agreements in the Stock Purchase Agreement include the Company’s agreements to provide to A-III access to the Company’s books and records and to permit A-III to designate an observer to attend all meetings of the board of directors (with customary exceptions). The parties have agreed to use commercially reasonable efforts to consummate the transactions contemplated by the Stock Purchase Agreement as promptly as practicable. The Company and A-III also agreed to cooperate and consult with each other before issuing any press release or making any other public statement, announcement, or SEC filing, including the proxy statement for the special meeting. The Company has agreed to promptly supplement or amend any disclosure schedule as required.

The Company has agreed (a) to take all action in accordance with the federal securities laws, applicable state law, the Company’s articles of incorporation and the Company’s bylaws necessary to call and give notice of the special meeting to obtain the required votes of the shareholders within 34 days following the date that the Company files its definitive proxy statement for the special meeting; (b) to use its commercially reasonable best efforts (x) to cause the meeting to be convened and held on the scheduled date, and (y) to obtain required votes of the shareholders; and (c) subject to Section 6.10 of the Stock Purchase Agreement as described in the following paragraph, to include in this proxy statement the recommendation of the board of directors that the shareholders approve the Stock Purchase Agreement, the issuance of the securities described above, the Charter Amendment, and the other transactions contemplated in the Stock Purchase Agreement and in the other transaction agreements.

Section 6.10 of the Stock Purchase Agreement prohibits the Company from soliciting, initiating, encouraging, facilitating, or assisting any proposal from third parties to acquire any assets or capital stock of the Company (other than marketing one of more of the Company’s existing properties for sale and the negotiation of terms of any such sale, which will be subject to A-III’s prior written consent). Notwithstanding the foregoing, before receiving the required shareholder approval as described above, the Company may, subject to the terms and conditions set forth in the Stock Purchase Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal that the board of directors determines in good faith, after consultation with outside legal counsel and the Company’s financial advisor (if any), constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the following paragraph). If the board of directors determines in good faith that such an unsolicited acquisition proposal constitutes a Superior Proposal and the Company complies with certain notice and other conditions set forth in the Stock Purchase Agreement, including providing A-III with a three business day period to match or improve upon such Superior Proposal, and A-III does not deliver a proposal matching or improving upon such Superior Proposal (as determined by the Company’s board of directors in good faith) within such three business day period, the Company may terminate the Stock Purchase Agreement to accept such Superior Proposal. In that event, the Company must pay A-III a $750,000 termination fee, plus a $250,000 expense reimbursement, substantially concurrently with such termination.

“Superior Proposal” means, in summary, a bona fide written “Acquisition Proposal” (as defined in the following sentence) received after November 19, 2014 and not in violation of Section 6.10 of the Stock Purchase Agreement that the board determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor, if any) is more favorable from a financial point of view to the Company’s shareholders than the investment transaction with A-III, taking into account (a) all financial considerations (including the obligation to pay any termination fee the Company may incur as a result of terminating the Stock Purchase Agreement), (b) the identity of the third party making the Acquisition Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of the Acquisition Proposal, (d) the other terms and conditions of the Acquisition Proposal and (e) if applicable, any revisions to the terms of the Stock Purchase Agreement proposed by A-III during the notice period described in the previous paragraph. An “Acquisition Proposal” is any proposal by a third party other than A-III to acquire any assets or capital stock of the Company (i) through any form of recapitalization transaction or any sale, merger, consolidation, business combination, tender or exchange offer, spin-off or liquidation, (ii) through a purchase of the assets of the Company, (iii) through a purchase of any shares of any class or series of capital stock or limited partnership interests in the Operating Partnership, or (iv) through any other transaction designed to acquire the business of the Company, any assets or any capital stock of the Company.

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The Company agreed in the Stock Purchase Agreement that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of current or former officers or directors of the Company as provided in the articles of incorporation and bylaws of the Company and pursuant to the indemnification agreements between the Company and each of its officers and directors will continue in effect after closing. Further, the Company agreed in the Stock Purchase Agreement that for six years after the closing, to the fullest extent permitted under applicable law, the articles of incorporation and bylaws of the Company or pursuant to the indemnification agreements between the Company and each of its officers and directors, the Company will indemnify, defend and hold harmless each such officer or director against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or before the closing, including in connection with the transactions contemplated by the Stock Purchase Agreement. In addition, the Company agreed in the Stock Purchase Agreement that for six years after the closing, the Company will (a) maintain in effect, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately before the closing (or substitute policies that are no less favorable), or (b) obtain as of the closing “tail” insurance policies with a claims period of six years from the closing with coverage, amounts, terms and conditions that are no less favorable, in each case, with respect to claims arising out of or relating to events that occurred before or at the closing (including in connection with the transactions contemplated by the Stock Purchase Agreement). If the Company or any of its successors or assigns (a) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any entity, then the successors and assigns of the Company must assume all of the obligations of the Company described in this paragraph.

A-III agreed in the Stock Purchase Agreement that the Company will repay in full at closing the Company’s mortgage indebtedness on the North Springs, Bradley Park, and Highway 20 properties by using the proceeds from the sale of securities to A-III or possibly a new credit facility if one is obtained. A-III and the Company may mutually agree to repay or keep outstanding certain mortgage indebtedness to the extent there are any changes in the Company’s capitalization prior to closing.

Post-Closing Covenants of the Company

The Stock Purchase Agreement includes certain post-closing covenants of the Company, including: immediately upon the completion of the closing, changing its corporate name to a name that does not include the word “Roberts”; and using its commercially reasonable best efforts to reincorporate as a Maryland corporation when the Manager recommends, and to change the name of the Company in connection with that reincorporation to a new name that is acceptable to the Manager. The Company also agreed that as soon as practicable after the closing, the Company will file a proxy statement with the SEC requesting the shareholders to approve an amendment to the Company’s articles of incorporation providing for (a) a reverse stock split with a ratio of approximately 1-for-10, the exact ratio (or range to be approved by the shareholders so that the board of directors will have discretion to select a ratio within that range) to be determined at the discretion of the board of directors; and (b) an increase in the authorized number of shares of common stock to 100,000,000 (after giving effect to the reverse stock split). For a period of 180 days after the closing, the Company has the right to request the reasonable assistance of employees of Roberts Properties, Inc. with respect to transition issues and questions relating to the Company’s properties and operations under the same reimbursement arrangements that are currently in place as described in the Company’s SEC filings.

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Termination Rights

The Stock Purchase Agreement contains certain provisions giving each of the Company and A-III rights to terminate the Stock Purchase Agreement before the closing under certain circumstances (including certain rights to cure and materiality standards that are not detailed below), generally as described below:

•	by mutual consent of the Company and A-III (notwithstanding any approval of the Stock Purchase Agreement by the shareholders of the Company);
•	by the Company or A-III (notwithstanding any approval of the Stock Purchase Agreement by the shareholders of the Company), upon notice to the other party, if:
▪	there shall be in effect a final nonappealable order of a governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Stock Purchase Agreement;
▪	the transactions contemplated by the Stock Purchase Agreement have not been consummated on or prior to the later of (A) the 35th day after the date on which the definitive proxy statement is first mailed to the Company’s shareholders and (B) seven days after the Company or A-III receives a notice of a specified breach that is capable of being cured; or
▪	the Stock Purchase Agreement has been submitted to the shareholders of the Company for adoption at the special meeting and the requisite votes were not obtained at that meeting.
•	by A-III if:
▪	(A) the board of directors changes its recommendation that the shareholders vote for the proposed transaction, including the Charter Amendment, or (B) the Company shall have authorized, entered into, or announced its intention to enter into, an agreement with another entity for it to acquire the assets or capital stock of the Company;
▪	there shall have been a breach of any representation or warranty on the part of the Company;
▪	there shall have been a breach of any covenant or agreement on the part of the Company or the Operating Partnership; or
▪	if the Company incurs any Preapproved Loan under clause (b) of the definition of Preapproved Loans without the prior approval of A-III.

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•	by the Company if:
▪	there shall have been a breach of any representation or warranty on the part of A-III;
▪	there shall have been a breach of any covenant or agreement on the part of A-III; or
▪	before receiving the requisite shareholder votes, the board of directors authorizes the Company to enter into an agreement with another entity for it to acquire the assets or capital stock of the Company in respect of a Superior Proposal.

Termination Fees

Termination Fees Payable to A-III

Generally, if (a) A-III terminates the Stock Purchase Agreement due to an Intentional Breach (as defined below) of any representation or warranty by the Company, or (b) A-III terminates the Stock Purchase Agreement due to a breach by the Company of any covenant or agreement, and the Company does not then have the right to terminate the Stock Purchase Agreement due to a breach by A-III of any representation or warranty or any covenant or agreement, then the Company must pay to A-III a $500,000 termination fee. If (a) A-III terminates the Stock Purchase Agreement because (i) the board of directors changes its recommendation that the shareholders vote for the proposed transaction, including the Charter Amendment, or (ii) the Company shall have authorized, entered into, or announced its intention to enter into, an agreement with another entity for it to acquire the assets or capital stock of the Company, or (b) the Company terminates the Stock Purchase Agreement because, before receiving the requisite shareholder votes, the board of directors authorizes the Company to enter into an agreement with another entity for it to acquire the assets or capital stock of the Company in respect of a Superior Proposal, then the Company must pay to A-III a $750,000 termination fee. (“Intentional Breach” means a breach of a representation or warranty that has been made with the knowledge, as defined in the Stock Purchase Agreement, of the breaching party.)

Reverse Termination Fee Payable to the Company

If (a) the Company terminates the Stock Purchase Agreement due to an Intentional Breach of any representation or warranty by A-III or (b) the Company terminates the Stock Purchase Agreement due to a breach by A-III of any covenant or agreement, and A-III does not then have the right to terminate the Stock Purchase Agreement due to a breach by the Company of any representation or warranty or any covenant or agreement, then A-III must pay to the Company a $500,000 reverse termination fee; provided, however, that the Company shall only be entitled to the reverse termination fee if A-III is not entitled to terminate the Stock Purchase Agreement for any reason specified in the termination provisions of the Stock Purchase Agreement.

Expense Reimbursement

If the Company or A-III is obligated to pay a termination fee or reverse termination fee, as applicable, then the applicable party shall also pay to the other party $250,000 as reimbursement for the out-of-pocket expenses, including legal fees, incurred by the party entitled to receive the termination fee or reverse termination fee, as applicable.

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Other Claims

Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, nothing in the Stock Purchase Agreement establishes a right on the part of any party to seek or pursue any claim, damages or other remedy for a default or breach by another party of its obligations under the Stock Purchase Agreement other than to exercise the termination right described above and the accompanying right to be paid a termination fee or reverse termination fee, as applicable, by the non-terminating party as described above and the right to receive the expense reimbursement from the non-terminating party as described above.

Other Transaction Agreements

The Stock Purchase Agreement requires the execution and delivery of a number of related agreements at closing, summaries of which are provided below.

Employment Agreement

At the closing, the Company and Mr. Roberts will enter into an Employment Agreement, pursuant to which Mr. Roberts will serve as an Executive Vice President of the Company for one year from the date of the agreement, or until the sale of all four land parcels (North Springs, Northridge, Highway 20, and Bradley Park) is completed, if earlier. Mr. Roberts will be responsible for the marketing process for these properties, including positioning the properties for sale, identifying buyers, and negotiating terms of sale that are customary for similarly situated properties. All sales will be subject to approval by the Company’s board of directors, including by a majority of the independent members of the board. In that regard, the Company recently signed a letter of intent with a prospective purchaser, an affiliated company sponsored by Mr. Roberts, to sell its 22-acre Bradley Park property. The special committee of the board, advised by its own counsel, has reviewed and approved the letter of intent and the form of the purchase agreement contemplated thereby. A-III has also approved the form of the purchase agreement and consented to the sale on the terms reflected in the purchase agreement.

The foregoing description of the Employment Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Employment Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit B, the terms of which are incorporated herein by reference.

Governance and Voting Agreement

At the closing, the Company, A-III, and Mr. Roberts will enter into a Governance and Voting Agreement, among other things, to provide for the composition of the new board of directors immediately following the closing of the transactions contemplated by the Stock Purchase Agreement and certain other related matters. Under the terms of the Governance and Voting Agreement, the new board will be composed of a total of seven directors, including two directors to be designated by A-III, four new independent directors designated by A-III satisfying the independence requirements of the applicable listing standards and SEC rules, and Mr. Roberts, who will serve on the new board until the first anniversary of the closing. A-III will maintain its rights to designate two directors and to nominate four independent directors only if A-III and its members, and their respective affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of common stock initially acquired at the Closing. One of the two A-III designees will be chairman of the board of directors.

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Under the terms of the Governance and Voting Agreement, the Company and A-III will agree to nominate Mr. Roberts for re-election to the board at any meeting of the shareholders of the Company held after the closing and before the first anniversary of the closing date to consider a vote on the election of directors of the class in which Roberts serves (or, to the extent the Company has de-classified the board, which the parties acknowledge is the Company’s intent, to consider a vote on the election of all directors), and not to take any action that is designed to interfere with his election or re-election to the board during such one-year period. Mr. Roberts agrees to resign from the board immediately upon the first to occur of the following two events: (a) if he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock) and (b) the first anniversary of the closing date.

From and after the Closing, A-III and Mr. Roberts agree to vote in favor of the election or re-election, as the case may be, of the directors designated by the parties under the Governance and Voting Agreement. A-III’s voting obligations with respect to the election of Roberts as a director will only apply while Mr. Roberts has the right to be nominated for election as a director, and Mr. Roberts’ obligations with respect to the election of the two A-III designees and the four independent directors will terminate upon the first to occur of the termination of Mr. Roberts’ right to be nominated for election as a director and Mr. Roberts’ resignation from the board.

Mr. Roberts agrees to vote all shares of the Company’s capital stock beneficially owned by him and entitled to vote in favor of any resolution or proposal approved by a majority of the independent directors and recommended by the board for approval by shareholders of the Company, provided that his voting obligations will expire upon the first to occur of the termination of his right to be nominated for election as a director and his resignation from the board. Those matters may include any of the following matters, which the Company and A-III have stated that they intend to effectuate as soon as is practicable after the closing:

•	any proposal to reincorporate the Company as a Maryland corporation, whether through an affiliated merger or otherwise;

•	any proposal to de-classify the board;

•	any proposal to effectuate a reverse split of the common stock;

•	any proposal to amend the Company’s articles of incorporation or bylaws to waive the application of the corporate opportunity doctrine to the two A-III designees with respect to investment opportunities identified by them or their affiliates for the benefit of the other investment funds and accounts managed by them or their affiliates; and

•	any proposal to adopt amended or restated articles of incorporation in furtherance of any of the foregoing matters that requires such an amendment or restatement.

Under the terms of the Governance and Voting Agreement, so long as A-III and its members, and their respective affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of common stock initially acquired at the closing (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of common stock), Mr. Roberts will maintain beneficial ownership of a sufficient number of shares of common stock that will allow A-III and Roberts to collectively maintain beneficial ownership of a majority of the shares of common stock outstanding upon the completion of the closing; provided, however, that Mr. Roberts’ obligations in this regard will expire upon the first to occur of the termination of his right to be nominated for election as a director and his resignation from the board. In no event will Mr. Roberts be required to purchase additional shares of common stock.

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The foregoing description of the Governance and Voting Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Governance and Voting Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit C, the terms of which are incorporated herein by reference.

Management Agreement

At the closing, the Company, the Operating Partnership, and the Manager will enter into a Management Agreement, among other things, to provide for the day-to-day management of the Company by the Manager, including investment activities and operations of the Company and its properties. The Management Agreement requires the Manager to manage and administer the business activities and day-to-day operations of the Company and all of its subsidiaries in conformity with the Company’s investment guidelines and other policies that are approved and monitored by the Company’s board of directors. These investment guidelines and other policies may be modified and supplemented from time to time pursuant to approval by a majority of the entire board (which must include a majority of the independent directors) and the Manager’s investment committee.

The Manager will maintain an administrative services agreement with A-III, pursuant to which A-III and its affiliates, including Avenue Capital Group and C-III Capital Partners, will provide a management team along with appropriate support personnel for the Manager to deliver the management services to the Company. Under the terms of the Management Agreement, among other things, the Manager will refrain from any action that, in its reasonable judgment made in good faith, is not in compliance with the investment guidelines and would adversely and, when applicable, materially affect the qualification of the Company as a REIT. The Management Agreement has an initial five-year term and will be automatically renewed for additional one-year terms thereafter unless terminated either by the Company or the Manager in accordance with its terms.

For the services to be provided by the Manager, the Company is required to pay the Manager the following fees:

•	a base management fee equal to one-fourth of 1.50% of the Company’s “Equity” (as defined below), calculated and payable quarterly in arrears in cash;
•	a property management fee equal to 4.0% of the gross rental receipts received each month at the Company’s and its subsidiaries’ properties, calculated and payable monthly in arrears in cash;
•	an acquisition fee equal to 1.0% of the gross purchase price paid for any property or other investment acquired by the Company or any of its subsidiaries, subject to certain conditions and limitations and payable in arrears in cash with respect to all such acquisitions occurring after the date of the Management Agreement;
•	a disposition fee equal to the lesser of (a) 50% of a market brokerage commission for such disposition and (b) 1.0% of the sale price with respect to any sale or other disposition by the Company or any of its subsidiaries of any property or other investment, subject to certain conditions and limitations and payable in arrears in cash with respect to all such dispositions occurring after the date of the agreement with certain exceptions (this disposition fee will not apply to the sale of the four land parcels that the Company currently owns); and

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•	an Incentive Fee (as described below) based on the Company’s “Adjusted Net Income” (as defined below) for the trailing four quarter period in excess of the “Hurdle Amount” (as defined below), calculated and payable in arrears in cash on a rolling quarterly basis.

For purposes of calculating the base management fee, “Equity” means (a) the sum of (1) the net proceeds from all issuances of the Company’s common stock and OP Units (without double counting) and other equity securities on and after the closing, which will include the common stock issued to A-III pursuant to the Stock Purchase Agreement (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) and any issuances of common stock or OP Units in exchange for property investments and other investments by the Company, plus (2) the product of (x) the sum of (i) the number of shares of common stock issued and outstanding immediately before the closing and (ii) the number of shares of common stock for which the number of OP Units issued and outstanding immediately before the date of the closing (excluding any OP Units held by the Company) may be redeemed in accordance with the terms of the agreement of limited partnership of the Operating Partnership and (y) the purchase price per share paid by A-III for the shares of common stock issued by the Company to A-III under the Stock Purchase Agreement, as the purchase price per share may be subsequently adjusted as described above, plus (3) the retained earnings of the Company and the Operating Partnership (without double counting) calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), minus (b) any amount in cash that the Company or the Operating Partnership has paid to repurchase common stock, OP Units, or other equity securities of the Company as of the closing date. Equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted shareholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between the Manager and the Company’s independent directors and approval by a majority of the independent directors and (3) the Company’s accumulated deficit as of the closing date.

For purposes of calculating the Management Agreement, “Incentive Fee” means an incentive fee, calculated and payable after each fiscal quarter, in an amount equal to the excess, if any, of (i) the product of (A) 20% and (B) the excess of (1) the Company’s Adjusted Net Income (described below) for such fiscal quarter and the immediately preceding three fiscal quarters over (2) the Hurdle Amount (described below) for such four fiscal quarters, less (ii) the sum of the Incentive Fees already paid or payable for each of the three fiscal quarters preceding that fiscal quarter. Any adjustment to the Incentive Fee calculation proposed by the Manager will be subject to the approval of a majority of the Company’s independent directors.

For purposes of calculating the Incentive Fee, “Adjusted Net Income” for the preceding four fiscal quarters means the net income calculated in accordance with GAAP after all base management fees but before any acquisition expenses, expensed costs related to equity issuances, incentive fees, depreciation and amortization and any non-cash equity compensation expenses for such period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as other non-cash charges after discussion between the Manager and the Company’s independent directors and approval by a majority of the independent directors in the case of non-cash charges. Adjusted Net Income includes net realized gains and losses, including realized gains and losses resulting from dispositions of properties and other investments during the applicable measurement period.

For purposes of calculating the Incentive Fee, the “Hurdle Amount” is, with respect to any four fiscal quarter period, the product of (i) 7% and (ii) the weighted average gross proceeds per share of all issuances of common stock and OP Units (excluding issuances of common stock and OP Units, or their equivalents, as equity incentive awards), with each such issuance weighted by both the number of shares of common stock and OP Units issued in such issuance and the number of days that such issued shares of common stock and OP Units were outstanding during such four fiscal quarter period.

42

The first Incentive Fee calculation will not occur until after completion of four fiscal quarters (including the fiscal quarter in which the A-III investment closes). The Incentive Fee will be prorated for partial quarterly periods based on the number of days in such partial period compared to a 90-day quarter.

The Manager is also entitled to receive a termination fee from the Company under certain circumstances equal to four times the sum of (x) the average annual base management fee, (y) the average annual incentive fee, and (y) the average annual acquisition fees and disposition fees, in each case earned by the Manager in the most recently completed eight calendar quarters immediately preceding the termination.

Additionally, the Company will be responsible for paying all of its own operating expenses and the Manager will be responsible for paying its own expenses, except that the Company will be required to pay or reimburse certain expenses incurred by the Manager and its affiliates in connection with the performance of the Manager’s obligations under the Management Agreement, including:

•	reasonable out of pocket expenses incurred by personnel of the Manager for travel on the Company’s behalf;
•	the portion of any costs and expenses incurred by the Manager or its affiliates with respect to market information systems and publications, research publications and materials that are allocable to the Company in accordance with the expense allocation policies of the Manager or such affiliates;
•	all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the Company’s business, including errors and omissions insurance covering activities of the Manager and its affiliates and any of their employees relating to the performance of the Manager’s duties and obligations under the Management Agreement or of its affiliates under the administrative services agreement between the Manager and A-III, other than insurance premiums incurred by the Manager for employer liability insurance;
•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for the Company and separate from offices of the Manager;
•	the costs of the wages, salaries, and benefits incurred by the Manager with respect to certain dedicated officers and employees that the Manager elects to provide to the Company pursuant to the Management Agreement; provided that (A) if any such dedicated employee devotes less than 100% of his or her working time and efforts to matters related to the Company and its business, the Company will be required to bear only a pro rata portion of the costs of the wages, salaries and benefits the Manager incurs for such dedicated officers and employee based on the percentage of such employee’s working time and efforts spent on matters related to the Company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the dedicated officers and employees shall be subject to the approval of the compensation committee of the Company’s board of directors and, if required by the board of directors, of the board of directors and (C) during the one-year period following the date of the Management Agreement, the aggregate amount of cash compensation paid to dedicated officers and employees of the Manager and its affiliates by the Company, or reimbursed by the Company to the Manager in respect thereof, will not exceed $500,000; and

43

•	any equity-based compensation that the Company, upon the approval of the board of directors or the compensation committee of the board of directors, elects to pay to any director, officer or employee of the Company or the Manager or any of the Manager’s affiliates who provides services to the Company or any of its subsidiaries.

Other than as expressly provided above, the Company will not be required to pay any portion of the rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its affiliates. In particular, the Manager is not entitled to be reimbursed for wages, salaries and benefits of its officers and employees, other than as described above.

Subject to any required board approval, the Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of non-affiliate third party accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, contractors, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. In lieu of retaining non-affiliate outside service providers as described in the preceding sentence, the Manager may retain, on behalf of and at the cost and expense of the Company, affiliates of the Manager, or to direct officers or employees of the Manager or its affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its properties and other investments, provided that the amounts paid by the Company for such services do not exceed the fees and expenses that a commercially reasonable third party service provider would have charged for such services. If the Manager proposes to retain any affiliate of the Manager, or to direct officers or employees of the Manager or its affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its properties and other investments pursuant to the preceding sentence, then such arrangement will be subject to the prior approval of a majority of the Company’s independent directors.

The foregoing description of the Management Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Management Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit D, the terms of which are incorporated herein by reference.

Registration Rights Agreement

The Company and A-III will enter into at closing a Registration Rights Agreement, pursuant to which the Company has agreed, among other things, to file on or before the date that is 180 days after the closing date a shelf registration statement on Form S-11 or such other form then available to the Company. The registration statement will cover the resale from time to time of shares issued or to be issued to A-III under the Stock Purchase Agreement and the Warrant Agreement pursuant to Rule 415 by the holders of such securities. The Company has agreed to use its commercially reasonably best efforts to cause such shelf registration statement to be declared effective by the SEC as soon as practicable thereafter.

The foregoing description of the Registration Rights Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit E, the terms of which are incorporated herein by reference.

44

Tax Protection Agreement

In July 2013, the Operating Partnership privately offered to investors who held both OP Units and shares of common stock the opportunity to contribute shares to the Operating Partnership in exchange for OP Units (provided that the investors were “accredited investors” under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended). This offering remains open to such investors. At the closing, the Company, the Operating Partnership, A-III, and the Manager will enter into a Tax Protection Agreement to provide that the parties to such agreement will take the actions necessary to cause the Operating Partnership to continue the offering to such investors and to retain the shares it has previously acquired in the offering and any shares it acquires in the future in the offering.

The foregoing description of the Tax Protection Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Tax Protection Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit F, the terms of which are incorporated herein by reference.

Warrant Agreement

At the closing, the Company and A-III will enter into a Warrant Agreement, pursuant to which the Company will issue to A-III warrants to purchase up to a number of shares of the Company’s common stock equal to $38.0 million divided by the purchase price per share as defined in the Stock Purchase Agreement, as adjusted to reflect the closing date net asset value and post-closing adjustment under the applicable terms thereof as more fully described above (subject to further adjustment for stock splits, stock dividends, and other similar stock adjustments during the exercise term of such warrants).

The Warrant Agreement expressly provides that A-III can exercise its warrants only by paying the exercise price in cash. In addition, under the terms of the Warrant Agreement, the agreement cannot be amended at any time to provide for the payment of the exercise price other than in cash, including by exchanging securities, including warrants, or by other form of cashless exercise.

The foregoing description of the Warrant Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Warrant Agreement, the form of which is attached to the Stock Purchase Agreement as Exhibit I, the terms of which are incorporated herein by reference.

Escrow Agreement

In connection with the signing of the Stock Purchase Agreement, A-III deposited $750,000 in cash with Commonwealth Land Title Insurance Company to be held in escrow under the terms of an Escrow Agreement dated as of the effective date of the Stock Purchase Agreement. The funds held in escrow will be used to satisfy A-III’s obligations, if triggered under the Stock Purchase Agreement, to pay the Company the $500,000 reverse termination fee and the $250,000 expense reimbursement under the terms of the Stock Purchase Agreement.

The foregoing description of the Escrow Agreement and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Escrow Agreement, a copy of which is attached to the Stock Purchase Agreement as Exhibit K, the terms of which are incorporated herein by reference.

45

Loss of REIT Status

During the due diligence phase of the transaction, an error was discovered in the calculation of the 95% gross income test for purposes of the Company’s qualification as a REIT under the Internal Revenue Code in the tax year ended December 31, 2009. As a result, the Company’s board of directors, including its audit committee, concluded on November 17, 2014 that the Company has failed to qualify to be taxed as a REIT for federal income tax purposes for the tax year ended December 31, 2009 and for the periods since that date, and, accordingly, the Company’s previously issued financial statements included in its SEC filings after December 31, 2008 should no longer be relied upon.

The Company’s management has retained Cherry Bekaert LLP, the Company’s independent auditor since April 3, 2014, and CohnReznick LLP, the Company’s predecessor independent auditor, to assist in the preparation of the necessary restated audited financial statements and restated interim financial statements.

The Company’s articles of incorporation presently limit ownership by any one shareholder to 3.7% of the outstanding shares of our common stock, except that Mr. Roberts can beneficially own up to 35% of the outstanding shares. These ownership restrictions are intended to help the Company comply with a REIT eligibility requirement that five or fewer individuals cannot own more than 50% of the value of the REIT’s stock during the last half of its taxable year. To permit A-III to purchase $12.0 million of our common stock at closing and to purchase additional shares of common stock pursuant to the Warrant Agreement or otherwise, the Company agreed in the Stock Purchase Agreement to amend its articles of incorporation as provided in the Charter Amendment Proposal to eliminate the ownership restrictions as a condition to closing. The Company expects to be able to elect REIT status for 2015 and subsequent years.

Possible Anti-Takeover Effects

Upon the closing, A-III will become the largest single shareholder of the Company, owning approximately 46% of the Company’s outstanding shares of common stock, or approximately 41% on a diluted basis assuming conversion of the outstanding OP Units into Company common stock. The issuance of a block of stock that large may discourage a potential adverse acquiror from seeking control of the Company. The proposed sale of shares to A-III is not in response to any present effort to accumulate our common stock or to obtain control of the Company. (The sale of shares of common stock to A-III will itself effect a change in control of the Company.) The board does not presently intend to propose other anti-takeover provisions in future proxy solicitations, although it may do so.

Vote Required for Approval of the Investment Proposal

Under Georgia law and NYSE MKT rules, the approval of the Investment Proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Investment Proposal.

The approval of both the Investment Proposal and the Charter Amendment Proposal is required for us to consummate the Stock Purchase Agreement. Each of these proposals is cross-conditioned on the approval of the other. Accordingly, neither of these proposals will be deemed approved unless both are approved.

The board recommends a vote FOR the Investment Proposal.

46

THE CHARTER AMENDMENT PROPOSAL

Background

The Company’s amended and restated articles of incorporation presently limit ownership by any one shareholder to 3.7% of the outstanding shares of our common stock, except that Mr. Roberts can beneficially own up to 35% of the outstanding shares. These ownership restrictions are intended to help the Company comply with a REIT eligibility requirement that five or fewer individuals cannot own more than 50% of the value of the REIT’s stock during the last half of its taxable year (the 5/50 test). To permit A-III to purchase $12.0 million of the Company’s common stock at the closing, and to purchase additional shares of common stock pursuant to the Warrant Agreement or otherwise, and given that the Company had in any event previously lost its REIT status, the Company agreed in the Stock Purchase Agreement to seek shareholder approval of amendment to the Company’s articles of incorporation – the Charter Amendment Proposal – to eliminate the ownership limits that are currently in the articles of incorporation.

The Charter Amendment Proposal eliminates the ownership limits by amending the articles of incorporation pursuant to Section 5.10 thereof in order to amend the definition of “Restriction Termination Date” in Section 5.1 thereof to make “Restriction Termination Date” mean the closing date of the investment transaction. This change in definition will eliminate the ownership limits, which are specified in Section 5.2 of the articles of incorporation but which are effective only “prior to the Restriction Termination Date.”

The Charter Amendment Proposal is reflected in, and shall be effected substantially in the form of, the proposed Articles of Amendment attached as Annex B to this proxy statement.

Reasons for the Charter Amendment Proposal

The board has carefully evaluated the Charter Amendment Proposal and believes that it is in the best interests of the Company. In reaching this decision, the board took into account that:

•	Such an amendment is a condition to the closing of the Stock Purchase Agreement, and A-III would not have entered into the Stock Purchase Agreement without that condition.

•	The ownership limits are not needed to prevent violations of the 5/50 test, because the Company has lost its REIT status.

•	The Company expects to be able to elect REIT status for 2015 and subsequent years, and it has agreed as a post-closing covenant to use its commercially reasonable best efforts to reincorporate as a Maryland corporation when the Manager recommends. The Company will thus have an opportunity in connection with that reincorporation, or thereafter, to provide in its articles of incorporation for ownership limits as it deems appropriate at that time in light of the 5/50 test.

Vote Required for Approval of the Charter Amendment Proposal

Under Georgia law, the approval of the Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the Charter Amendment Proposal, i.e., the affirmative vote of the holders of a majority of the Company’s outstanding shares of common stock. Abstentions and broker non-votes will not count towards the required majority of the votes cast and will thus have the effect of a vote against that proposal.

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The approval of both the Investment Proposal and the Charter Amendment Proposal is required for us to consummate the Stock Purchase Agreement. Each of the Proposals is cross-conditioned on the approval of the other. Accordingly, neither of the Proposals will be deemed approved unless both Proposals are approved. If the Stock Purchase Agreement is terminated and no closing occurs, the proposed Articles of Amendment will not be filed with the Secretary of State of the State of Georgia and will not take effect, and the Company’s articles of incorporation will not be amended.

The board recommends a vote FOR the Charter Amendment Proposal.

48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on the following page describes the beneficial ownership of shares of our common stock as of December 19, 2014, the record date by:

•	each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•	each director and each named executive officer; and
•	our directors and executive officers as a group.

Except as noted in the footnotes, each person named in the following table directly owns all shares and OP Units, and has sole voting and investment power. Mr. Roberts, the only person known by us to beneficially own more than 5% of our common stock, has an address in care of our principal office. The Number of Shares Beneficially Owned column in the table includes the shares owned by the persons named but does not include shares they may acquire by exchanging OP Units for shares of common stock as explained in the following paragraphs. The Number of Shares Underlying Units Beneficially Owned column in the table reflects all shares that each person has the right to acquire by exchanging OP Units for shares, subject to the limitations described in the following paragraphs. In the case of persons who own shares and OP Units (and all directors and executive officers as a group), the percentages in the Percent of Class column are not equal to the number of shares then owned by the person divided by the number of outstanding shares. Instead, under SEC rules, the shares that the person or group can acquire in exchange for OP Units are deemed to be outstanding and to be beneficially owned by the person or group holding those OP Units when calculating the percentage ownership of that person or group, although shares that other persons can acquire in exchange for OP Units are not treated as outstanding for purposes of that calculation.

Unitholders generally have the right to require the operating partnership to redeem their OP Units. To preserve our qualification as a real estate investment trust, our articles of incorporation limit beneficial ownership by Mr. Roberts to 35% of the outstanding shares. Accordingly, Mr. Roberts cannot redeem OP Units for shares if upon their redemption he would hold more than 35% of our outstanding shares.

Any unitholder who submits OP Units for redemption will receive, at our election, either: (a) a number of shares equal to the number of OP Units submitted for redemption multiplied by the applicable conversion factor, which is currently 1.647 shares for each OP Unit submitted for redemption, or (b) cash equal to the average of the daily market prices of the common stock for the 10 consecutive trading days before the date of submission multiplied by the number of OP Units submitted. Our policy is to issue shares in exchange for OP Units submitted for redemption if those shares are registered with the SEC or an exemption from registration is available.

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Name of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Underlying Units Beneficially Owned		Total	Percent of Class(1)

Charles S. Roberts	2,752,824	(2)	1,533,895	(3)	4,286,719	37.0%

John L. Davis	27,852	(4)	—		27,852	*

Charles R. Elliott	46,200	(5)	—		46,200	*

Weldon R. Humphries	24,029	(6)	—		24,029	*

Wm. Jarell Jones	48,968		—		48,968	*

All directors and executive officers as a group: (6 persons) (3)	3,029,681		1,533,895		4,563,576	39.4%

(1)	The total number of shares outstanding used in calculating this percentage is 11,600,802, which is the sum of (a) 10,066,907, the number of shares deemed outstanding for the purposes of this calculation as of December 19, 2014, plus (b) 1,533,895, the number of shares underlying OP Units beneficially owned as of December 19, 2014.
(2)	Includes 258,705 shares owned by Mr. Roberts’ spouse; Mr. Roberts disclaims beneficial ownership of those shares for purposes of this table.
(3)	Number of shares in this group includes 129,808 shares owned by Anthony W. Shurtz, who became our Chief Financial Officer, Secretary, and Treasurer in November 2014 but is not a “named executive officer” for purposes of this table. Reflects Mr. Roberts’ beneficial ownership of 931,329 OP Units, each of which is exchangeable for 1.647 shares of our common stock.
(4)	Includes 24,588 shares owned indirectly through the 401(k) plan of Bravo Realty Consulting, Inc.
(5)	Owned jointly with Mr. Elliott’s spouse.
(6)	Owned indirectly through The Humphries Living Trust.

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WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements, and other information regarding issuers, including Roberts Realty, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address described above, or from us by requesting them in writing by mail c/o Chief Financial Officer, Roberts Realty Investors, Inc., 375 Northridge Road, Suite 330, Atlanta, Georgia 30350. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of Roberts Realty Investors, Inc. We have not authorized anyone to give any information or make any representation about the matters covered in this document, Roberts Realty or A-III that is different from, or in addition to, that contained in this document. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated as of the date shown on page 1, and the information contained in it speaks only as of such date unless the information specifically indicates that another date applies.

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SHAREHOLDER PROPOSALS AND NOMINATIONS

We must receive any shareholder proposals intended to be presented at our 2015 annual meeting of shareholders on or before July 21, 2015 for a proposal to be eligible to be included in the proxy statement and form of proxy to be distributed by the board of directors for that meeting. We must receive any shareholder proposals intended to be presented from the floor at our 2015 annual meeting of shareholders not less than 60 days before the meeting, except that if we give less than 40 days notice or prior public disclosure of the date of the meeting, we must receive the proposal not later than the close of business on the 10th day following the day on which we mail notice of the date of the meeting or publicly disclose the date.

The Nominating and Governance Committee of our board of directors will consider persons recommended by shareholders to become nominees for election as directors, provided that those recommendations are submitted in writing to our Corporate Secretary specifying the nominee’s name and qualifications for board membership. For a shareholder to nominate a director candidate, the shareholder must comply with the advance notice provisions and other requirements of Section 8 of Article I of our bylaws.

We urge any shareholder who intends to recommend a director candidate to the Nominating and Governance Committee for consideration to review thoroughly our Nominating and Governance Committee Charter and Section 8 of Article I of our bylaws. Copies of our Nominating and Governance Committee Charter and our bylaws are available upon written request to Chief Financial Officer, Roberts Realty Investors, Inc., 375 Northridge Road, Suite 330, Atlanta, Georgia 30350.

52

ANNEX A – STOCK PURCHASE AGREEMENT

Execution Version

Roberts realty investors, inc.

STOCK PURCHASE AGREEMENT

i

(continued)

	2.36	Loans and Guarantees.	26
	2.37	Taxes.	26
	2.38	Certificates.	27

3.	Representations and Warranties of the Purchaser.		27
	3.1	Organization.	27
	3.2	Authorization; Enforceability.	28
	3.3	No Violation of Conflict; No Consents.	28
	3.4	Purchase Entirely for Own Account.	28
	3.5	Accredited Investor.	28
	3.6	Brokers.	29
	3.7	Governmental Consents and Filings.	29
	3.8	Company Proxy Statement.	29
	3.9	Financial Capability.	29
	3.10	Legal Actions.	29

4.	Conditions to the Purchaser’s Obligations at Closing.		29
	4.1	Representations and Warranties.	30
	4.2	Performance.	30
	4.3	No Litigation.	30
	4.4	Compliance Certificate.	31
	4.5	Opinion of the Company Counsel.	31
	4.6	REIT Tax Certificate	31
	4.7	No Shell Company Status.	31
	4.8	No Suspension in Trading or De-Listing of Common Stock.	31
	4.9	Board of Directors.	32
	4.10	Governance and Voting Agreement.	32
	4.11	Management Agreement.	32
	4.12	Registration Rights Agreement.	32
	4.13	Tax Protection Agreement.	32
	4.14	Warrant Agreement.	32
	4.15	Shareholder Vote.	33
	4.16	Resignation of Employees, Officers and Directors.	33
	4.17	Employment Agreement.	33
	4.18	Ownership Limit Exemption	33
	4.19	Waiver and Termination of Related Party Fees and Obligations.	33
	4.20	Secretary’s Certificate.	33

5.	Conditions of the Company’s Obligations at Closing.		34
	5.1	Representations and Warranties.	34
	5.2	Performance.	34
	5.3	No Litigation.	34
	5.4	Qualifications.	34
	5.5	Shareholder Vote.	35

ii

(continued)

6.	Covenants.		35
	6.1	Affirmative Covenants.	35
	6.2	Negative Covenants.	36
	6.3	Access.	39
	6.4	Cooperation; Other Approvals.	40
	6.5	Public Announcements.	41
	6.6	Update of Schedules; Knowledge of Breach.	41
	6.7	Regulatory Matters.	42
	6.8	Shareholders Meeting.	43
	6.9	Reservation of Common Stock.	43
	6.10	No-Shop.	43
	6.11	Directors’ and Officers’ Indemnification and Insurance.	46
	6.12	Repayment of North Springs, Bradley Park and Highway 20 Loans.	47
	6.13	Escrow of Purchaser Funds.	48
	6.14	Update to Closing Date Net Asset Value Exhibit.	48

7.	Post-Closing Covenants.		49
	7.1	Securities Laws Compliance.	49
	7.2	Reincorporation and Name Change.	49
	7.3	Proxy Statement and Reverse Stock Split.	49
	7.4	Post-Closing Transition Services.	49

8.	Termination.		49
	8.1	Events of Termination.	49
	8.2	Termination Fees.	51

9.	Miscellaneous.		52
	9.1	Further Assurances.	52
	9.2	Non-survival of Representations, Warranties and Agreements.	53
	9.3	Successors and Assigns.	53
	9.4	Governing Law.	53
	9.5	Counterparts.	53
	9.6	Titles, Subtitles and Interpretation.	53
	9.7	Notices.	53
	9.8	No Finder’s Fees.	54
	9.9	Attorneys’ Fees.	54
	9.10	Amendments and Waivers.	54
	9.11	Severability.	54
	9.12	Delays or Omissions.	55
	9.13	Entire Agreement.	55
	9.14	Waiver of Jury Trial.	55

iii

(continued)

Exhibit A -	CLOSING DATE NET ASSET VALUE

Exhibit B -	FORM OF EMPLOYMENT AGREEMENT

Exhibit C -	FORM OF GOVERNANCE AND VOTING AGREEMENT

Exhibit D -	FORM OF MANAGEMENT AGREEMENT

Exhibit E -	FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit F -	FORM OF TAX PROTECTION AGREEMENT

Exhibit G -	DISCLOSURE SCHEDULE

Exhibit H -	FORM OF COMPLIANCE CERTIFICATE

Exhibit I -	FORM OF WARRANT AGREEMENT

Exhibit J-1 -	FORM OF DIRECTOR RESIGNATION AND RELEASE

Exhibit J-2 -	FORM OF OFFICER AND EMPLOYEE RESIGNATION AND RELEASE

Exhibit K -	FORM OF ESCROW AGREEMENT

iv

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 19th day of November, 2014 (the “Effective Date”) by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P., a Georgia limited partnership (the “Operating Partnership”), and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”).

In consideration of the respective representations, warranties and covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Purchase and Sale of Common Stock.

1.1              Issuance and Sale of Common Stock.

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to issue and sell to the Purchaser at the Closing the number of shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) equal to $12,000,000 (the “Gross Proceeds”) divided by the Purchase Price Per Share (as defined below), subject to adjustment pursuant to Section 6.2(c) hereof and the post-Closing adjustment pursuant to Section 1.3 hereof. The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2              Closing; Delivery.

(a)                The purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, at 10:30 a.m. (Eastern), on the Closing Date.

(b)               At the Closing, the Company shall deliver, or cause to be delivered, the Shares through the facilities of the Depositary Trust Company for the account of the Purchaser, against payment by the Purchaser of the Gross Proceeds therefor by wire transfer of immediately available funds to a bank account designated by the Company.

1.3              Post-Closing Adjustment.

Within ten (10) Business Days after the closing of the last Property Disposition (the “Adjustment Date”), the Manager shall recalculate the Closing Date Net Asset Value (the “Post-Closing Net Asset Value”) using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and estimation methodologies that were used in the preparation of the Closing Date Net Asset Value, but as adjusted to reflect (i) the actual net sale proceeds received by the Company (gross sale proceeds less all actual Selling Costs) in the Property Dispositions instead of the agreed property values less budgeted Selling Costs included in the Closing Date Net Asset Value, (ii) any changes in the Liabilities of the Company calculated in accordance with GAAP that arose on or prior to the Closing Date that are discovered after the Closing Date and on or prior to the Adjustment Date and (iii) any costs that were not reflected in the Closing Date Net Asset Value that are incurred by the Company, whether incurred before or after the Closing, in connection with (a) any restatement, recharacterization or correction of the Company’s financial statements or related amendment to any Company Exchange Act Report required as a result of the Company’s loss of its REIT status for the 2009 fiscal year and subsequent periods or (b) the Company’s satisfaction of the requirements of any Listing Compliance Plan. Upon completion of the calculation by the Manager of the Post-Closing Net Asset Value, the Manager will provide a copy of such calculation to Mr. Roberts for his review and comment. Mr. Roberts will have five (5) Business Days to notify the Manager of any comments on such calculation. The Manager will consider in good faith any comments provided by Mr. Roberts and will make any adjustments to the calculation that it deems appropriate in its reasonable discretion. The Manager will then provide a copy of the Post-Closing Net Asset Value calculation to the Company’s registered independent public accounting firm for review. After making any final adjustments to the calculation based on any comments provided by the Company’s registered independent public accounting firm, the Manager will report the final calculation to the Audit Committee of the Board of Directors. Within five (5) Business Days after the final determination of the Post-Closing Net Asset Value, the Company shall issue to the Purchaser in a private placement an amount of additional shares of Common Stock equal to the difference, if any, between (A) the Gross Proceeds divided by the Adjustment Date Purchase Price Per Share and (B) the number of Shares issued to the Purchaser at the Closing (the “Post-Closing Issuance”). The Post-Closing Issuance, if any, shall be effected through the same closing and delivery mechanics for the Shares as provided in this Agreement and, for federal income tax purposes, the parties shall treat the Post-Closing Issuance as an adjustment to the Purchase Price Per Share with respect to the issuance and sale of Common Stock pursuant to Section 1.1 hereof.

1.4              Defined Terms Used in this Agreement.

In addition to the terms defined above or elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Acquisition Agreement” has the meaning set forth in Section 6.10(a).

“Acquisition Proposal” has the meaning set forth in Section 6.10(a).

“Adjustment Date” has the meaning set forth in Section 1.3.

“Adjustment Date Purchase Price Per Share” means the Post-Closing Net Asset Value divided by the sum of (x) the number of shares of Common Stock issued and outstanding immediately prior to the Closing Date and (y) the number of shares of Common Stock for which the number of OP Units issued and outstanding immediately prior to the Closing Date may be redeemed in accordance with the terms of the Partnership Agreement (in each case excluding from such calculation shares of Common Stock and OP units owned by the Company and shares of Common Stock owned by the Operating Partnership immediately prior to the Closing Date).

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

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“Agreement” has the meaning set forth in the Preamble.

“Agreements and Instruments” has the meaning set forth in Section 2.13.

“articles of incorporation” means the articles of incorporation of the Company or any subsidiary, as the case may be, as amended and restated as of the date of this Agreement.

“Board Confidential Matters” has the meaning set forth in Section 6.3(c).

“Board of Directors” means the board of directors of the Company.

“Board Recommendation” has the meaning set forth in Section 6.8.

“Business Days” means each day other than a Saturday, Sunday or other day on which banks in New York, New York are not required by Law to be open.

“bylaws” means the amended and restated bylaws of the Company or any subsidiary, as the case may be.

“Charter Amendment” means the amendment to the Company’s articles of incorporation pursuant to Section 5.10 thereof in order to amend the definition of “Restriction Termination Date” in Section 5.1 thereof to make “Restriction Termination Date” mean the Closing Date.

“Closing” has the meaning set forth in Section 1.2(a).

“Closing Date” means the date the Closing occurs, which shall be (i) the date that is three (3) Business Days after satisfaction of the conditions set forth in Section 4 and Section 5 of the Agreement (or waiver thereof in writing by the party benefited by the condition being waived), excluding those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, or (ii) such other date on which the parties hereto may mutually agree in writing.

“Closing Date Net Asset Value” is as set forth on Exhibit A hereto as of the Effective Date, subject to updating such Exhibit A in connection with the Closing in accordance with the requirements of Section 6.14.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Adverse Recommendation Change” has the meaning set forth in Section 6.10(d).

“Company Exchange Act Report” means each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by the Company pursuant to the Securities Act or the Exchange Act (collectively, the “Company Exchange Act Reports”).

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“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to, and under any of the foregoing, that are owned or used by the Company in the conduct of the Company’s business as now conducted.

“Company Proxy Statement” has the meaning set forth in Section 2.13.

“Contract” means any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Credit Facility” has the meaning set forth in Section 6.12.

“Director and Officer Indemnification Agreements” has the meaning set forth in Section 6.11(a).

“Employment Agreement” means the agreement between the Company and Charles S. Roberts, dated as of the Closing, in the form of Exhibit B attached to this Agreement.

“Environmental Laws” has the meaning set forth in Section 2.27.

“ERISA” has the meaning set forth in Section 2.18.

“Escrow Agent” has the meaning set forth in Section 6.13.

“Escrow Agreement” has the meaning set forth in Section 6.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expense Reimbursement” has the meaning set forth in Section 8.2(c).

“FCPA” has the meaning set forth in Section 2.29.

“GAAP” has the meaning set forth in Section 2.14.

“Governance and Voting Agreement” means the agreement among the Company, the Purchaser and Charles S. Roberts, dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

“Governmental Entity” means any United States, federal, state, regional, local or municipal or other governmental department, commission, board, bureau, agency, taxing authority or instrumentality, or any court, in each case having jurisdiction over the applicable matter and whether of the United States, another country or supranational organization.

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“Governmental Licenses” has the meaning set forth in Section 2.20.

“Gross Proceeds” shall have the meaning set forth in Section 1.1.

“Hazardous Materials” has the meaning set forth in Section 2.27.

“Indemnified Party” has the meaning set forth in Section 6.11(a).

“knowledge,” means (i) with respect to the Company, the actual knowledge or awareness of any director, officer or employee of the Company, the Operating Partnership or any Subsidiary and (ii) with respect to the Purchaser, the actual knowledge or awareness of Edward Gellert or Gregory Simon or any director, officer or employee of the Purchaser.

“Law” means any U.S. federal, U.S. state, national, local, foreign or other statute, law, treaty, rule, code, regulation, ordinance or other requirement of any kind of any Governmental Entity, including the common law.

“Legal Action” means claim, action, suit, proceeding, arbitration, complaint, charge or investigation.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any legal fees or expenses, court fees, damages, settlement costs, Taxes or other costs.

“License Agreement” has the meaning set forth in Section 2.10.

“Listing Compliance Plan” has the meaning set forth in Section 4.8.

“Management Agreement” means the agreement among the Company, the Operating Partnership and the Manager, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.

“Manager” is identified in the form of the Management Agreement attached to this Agreement as Exhibit D.

“Material Adverse Effect” means a material adverse change or any development that could reasonably be expected to result in a material adverse change in (A) the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company and its subsidiaries, considered as one enterprise or (B) the ability of the Company to enter into and perform any of its obligations under, or to consummate any of the transactions contemplated by this Agreement or any Transaction Agreement, other than changes or developments in economic conditions or the Company’s industry generally.

“Material Contracts” has the meaning set forth in Section 2.35.

“Money Laundering Laws” has the meaning set forth in Section 2.30.

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“New Directors” has the meaning set forth in Section 4.9.

“Notice Period” has the meaning set forth in Section 6.10(d).

“NYSE MKT Exchange” has the meaning set forth in Section 4.8.

“OP Exchanges” the issuance of OP Units in exchange for shares of Common Stock in the manner approved by the Board of Directors in 2013.

“OP Redemptions” means the redemption by the Operating Partnership of OP Units in exchange for shares of Common Stock in accordance with the Partnership Agreement.

“OP Units” means limited partnership interests of the Operating Partnership.

“Order” means a judgment, order, writ, decree, injunction, award or ruling by a Governmental Entity (excluding routine zoning rulings and orders that do not materially and adversely affect the value or use of the Company’s Properties).

“Organizational Documents” means the articles of incorporation, bylaws, agreement of limited partnership, limited liability company operating agreement, declaration of trust or other similar organizational documents of the Company, the Operating Partnership or any Subsidiary, or of the Purchaser, as applicable.

“Partnership Agreement” means the First Amended and Restated Partnership Agreement of the Operating Partnership, as amended.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Personal Information” has the meaning set forth in Section 2.28.

“Plan” has the meaning set forth in Section 2.18.

“Post-Closing Issuance” has the meaning set forth in Section 1.3.

“Post-Closing Net Asset Value” has the meaning set forth in Section 1.3.

“Preapproved Loan” means (a) any refinancing of any recourse mortgage indebtedness secured by the North Springs, Bradley Park and Highway 20 properties on terms that are similar to the current terms of such existing indebtedness (provided that the interest rate may be up to 1% per annum higher and the maturity date of any such refinanced or extended indebtedness shall not be later than May 1, 2015), and (b) any loan or loans of up to $2,000,000 in aggregate principal amount secured by one or more of the Company’s properties that are on terms that are commercially reasonable for a loan of that nature; provided, however, that, prior to closing any loan under this clause (b), the Company shall first consult with the Purchaser regarding the terms and conditions of such loan and request the prior written consent of the Purchaser of such loan.

“Preferred Stock” has the meaning set forth in Section 2.4(a).

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“Property Dispositions” means the sale of the properties set forth on Schedule 1.4 of the Disclosure Schedule and the pay-off of all indebtedness secured by such properties to the extent such indebtedness has not previously been paid off by the Company.

“Purchase Price Per Share” means the Closing Date Net Asset Value divided by the sum of (x) the number of shares of Common Stock issued and outstanding immediately prior to the Closing Date and (y) the number of shares of Common Stock for which the number of OP Units issued and outstanding immediately prior to the Closing Date may be redeemed in accordance with the terms of the Partnership Agreement (in each case excluding from such calculation shares of Common Stock and OP units owned by the Company and shares of Common Stock owned by the Operating Partnership immediately prior to the Closing Date).

“Purchaser Proxy Information” has the meaning set forth in Section 3.8.

“Registration Rights Agreement” means the agreement between the Company and the Purchaser dated as of the date of the Closing, in the form of Exhibit E attached to this Agreement.

“REIT” means a real estate investment trust within the meaning of Section 856 of the Code.

“Requisite Company Vote” means (a) for the approval of this Agreement, the issuance of the Shares, the warrants pursuant to the Warrant Agreement and the shares of Common Stock issuable upon any exercise of such warrants, and the other transactions contemplated herein and in the other Transaction Agreements (other than the Charter Amendment) – the affirmative vote of the holders of a majority of the votes cast at the Shareholders Meeting and (b) for the approval of the Charter Amendment – the affirmative vote of the holders of a majority of the votes entitled to be cast on the Charter Amendment.

“Reverse Termination Fee” has the meaning set forth in Section 8.2(b).

“Roberts Companies” has the meaning set forth in Section 2.11(b).

“Sanctions” has the meaning set forth in Section 2.31.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Costs” means (i) sales commissions, (ii) all costs and expenses paid, incurred or reimbursed by the Company in connection with the employment by the Company of Mr. Roberts under the Employment Agreement or the performance of Mr. Roberts’ duties under the Employment Agreement, and (iii) all other costs and expenses incurred, paid or reimbursed by the Company in connection with or relating to the Property Dispositions, including but not limited to (A) costs incurred, paid or reimbursed by the Company in connection with or as a result of the engagement of any service provider, vendor, legal counsel, consultant, civil engineer, environmental consultant, architect, land planner, broker, surveyor, photographer, marketing firm, website designer or developer or other third party, (B) transfer taxes, (C) all costs incurred by the Company in connection with the services of employees of the Roberts Companies to assist with the Property Dispositions and (D) all other miscellaneous sales and closing costs incurred by the Company in connection with or related to the Property Dispositions.

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“Shareholders Meeting” has the meaning set forth in Section 6.8.

“Stock Plan” means the 2006 Roberts Realty Investors, Inc. Restricted Stock Plan, as amended effective January 27, 2009.

“Subsidiary” or “Subsidiaries” has the meaning set forth in Section 2.5.

“Superior Proposal” has the meaning set forth in Section 6.10(b).

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment-related, excise, goods and services, harmonized sales, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Protection Agreement” means the agreement among the Company, the Operating Partnership, the Purchaser and the Manager, dated as of the date of the Closing, in the form of Exhibit F attached to this Agreement.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Fee” has the meaning set forth in Section 8.2(a).

“Transaction Agreements” means this Agreement, the Employment Agreement, the Management Agreement, the Registration Rights Agreement, the Tax Protection Agreement, the Warrant Agreement and the Governance and Voting Agreement.

“Warrant Agreement” means the agreement between the Company and the Purchaser, dated as of the date of the Closing, in the form of Exhibit I attached to this Agreement, pursuant to which the Purchaser or one or more of its Affiliates shall have the right, for a term of three years, to purchase up to $38 million of additional shares of Common Stock at an exercise price in cash equal to the Purchase Price Per Share, as adjusted based on the Post Closing Net Asset Value pursuant to Section 1.3.

2.                  Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby represent and warrant to the Purchaser, on a joint and several basis, that, except as (i) set forth on the Disclosure Schedule attached as Exhibit G to this Agreement or (ii) as disclosed in any Company Exchange Act Report publicly available prior to the Effective Date, including the exhibits and schedules thereto but excluding disclosures made in the “Risk Factors” or “Forward Looking Statements” sections thereof or any other disclosure included in such Company Exchange Act Reports that is cautionary, predictive or forward looking in nature, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof and as of the Closing. Section headings in the Disclosure Schedule correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedule and any disclosure included in such Company Exchange Act Reports, including the exhibits and schedules thereto but excluding disclosures made in the “Risk Factors” or “Forward Looking Statements” sections thereof or any other disclosure included in such Company Exchange Act Reports that is cautionary, predictive or forward looking in nature, shall constitute disclosure for purposes of each section of this Agreement where such information is relevant.

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2.1              Organization of the Company.

The Company is validly existing and in good standing as a corporation under the laws of the State of Georgia. The Company has full power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business in all material respects.

2.2              Organization of the Operating Partnership.

The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business in all material respects. The Company is the sole general partner of the Operating Partnership. The aggregate percentage ownership interest of the Company in the Operating Partnership is, and at the Closing, will be (except for the effect of OP Redemptions and OP Exchanges, if any, that occur between the Effective Date and the Closing Date), as set forth on Schedule 2.2 of the Disclosure Schedule. Each of the holders of OP Units (other than the Company) issued and outstanding as of the date of this Agreement are, and at the Closing will be (except for the effect of OP Redemptions and OP Exchanges, if any, that occur between the Effective Date and the Closing Date), as set forth on the records of the Company’s transfer agent, a true and correct copy of which records has been provided to the Purchaser. The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as such rights may be limited by applicable Law or policies underlying such Law.

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2.3              Authorization; Enforceability.

(a)                Each of the Company and the Operating Partnership has full power and authority to enter into the Transaction Agreements to which it is a party. The Board of Directors has unanimously determined that the issuance of the Shares, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Company and its shareholders and has directed that this Agreement, the issuance of the Shares and the other transactions contemplated hereby be submitted to the Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect.

(b)               Each of the Transaction Agreements to which the Company is a party, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)                Each of the Transaction Agreements to which the Operating Partnership is a party, when executed and delivered by the Operating Partnership, will constitute a valid and legally binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4              Capitalization.

(a)                The authorized capital of the Company consists, as of the date hereof and immediately prior to the Closing (subject to the effect of OP Redemptions and OP Exchanges, if any, that occur between the date hereof and the Closing Date), of:

(i)                 100,000,000 shares of Common Stock, 10,724,009 shares of which are issued and 10,066,907 of which are outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws.

(ii)               20,000,000 shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”), none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s articles of incorporation and as provided by the Georgia Business Corporation Code.

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(b)               The Stock Plan has been duly adopted by the Board of Directors and approved by the Company’s shareholders. 139,038 shares have been issued under the Stock Plan pursuant to restricted stock award agreements and all such grants have fully vested. No options to purchase shares have been granted under the Stock Plan, no other awards or grants have been promised by the Company or approved by the Board of Directors, and 514,962 shares of Common Stock remain available for future issuance under the Stock Plan to officers, directors, employees and consultants. The Company has furnished to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)                Other than the provisions of the Partnership Agreement governing OP Redemptions and the offering materials related to the OP Exchanges, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or from the Operating Partnership any OP Units or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

(d)               The Company’s restricted stock agreements contain a provision for acceleration of vesting or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, but there are no unvested shares of restricted stock outstanding. The Company has never granted any stock options.

(e)                The OP Units issued and outstanding prior to the Effective Date were issued in accordance with the Partnership Agreement and in compliance with applicable securities Laws and were not issued in violation of any preemptive or similar rights. Other than the provisions of the Partnership Agreement governing OP Redemptions and the offering materials related to the OP Exchanges, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units of or ownership interests in the Operating Partnership are or will be outstanding at the Closing.

2.5              Subsidiaries.

The only direct and indirect subsidiaries of the Company are the Operating Partnership and Northridge Parkway, LLC (each a “Subsidiary” and, together, the “Subsidiaries”). Each Subsidiary has been duly organized or formed and is validly existing in good standing under the Laws of the State of Georgia, has the power and authority as a limited partnership or limited liability company, as applicable, to own, lease and operate its properties and to conduct its business and is not required to qualify to transact business and be in good standing in any other jurisdiction, whether by reason of the ownership or leasing of property or the conduct of its business in all material respects. All of the issued and outstanding equity interests of each Subsidiary were duly authorized and were issued in accordance with its Organizational Documents. Other than outstanding OP Units held by Persons other than the Company, all of the issued and outstanding equity interests of each Subsidiary are owned by the Company or the Operating Partnership, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding equity interests of either Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

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2.6              Valid Issuance of Shares.

The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities Laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3.4 and Section 3.5 of this Agreement and, subject to the filings described in Section 2.8 below, the Shares will be issued in compliance with all applicable federal and state securities Laws.

2.7              Brokers.

The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and the Company has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

2.8              Governmental Consents and Filings.

Except as set forth on Schedule 2.8 of the Disclosure Schedule, and assuming the accuracy of the representations made by the Purchaser in Section 3.4 and Section 3.5 of this Agreement, no consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company and the Operating Partnership in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner.

2.9              Legal Actions.

Except as set forth on Schedule 2.9 of the Disclosure Schedule, there is no Legal Action pending or, to the Company’s knowledge, currently threatened (i) against the Company, the Operating Partnership or any Subsidiary; (ii) to the Company’s knowledge, against any officer, director or employee of the Company, the Operating Partnership or any Subsidiary arising out of their employment or board relationship with the Company, the Operating Partnership or any Subsidiary; or (iii) that questions the validity of the Transaction Agreements or the right of the Company or the Operating Partnership to enter into them or to consummate the transactions contemplated by the Transaction Agreements. Neither the Company, the Operating Partnership nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors or employees is a party or is named as subject to the provisions of any Order of any Governmental Entity (in the case of officers, directors or employees, such as would affect the Company). There is no Legal Action by the Company, the Operating Partnership or any Subsidiary pending or that the Company, the Operating Partnership or any Subsidiary intends to initiate. The foregoing includes, without limitation, Legal Actions pending or, to the Company’s knowledge, threatened involving the prior employment of any of the Company’s, the Operating Partnership’s or any Subsidiaries’ employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

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2.10          Possession of Intellectual Property.

The Company and its Subsidiaries own or possess or have the right to use on reasonable terms all Company Intellectual Property necessary to carry on their respective businesses as currently conducted; the only such Company Intellectual Property is commercially available software licensed by the Company on terms typically available to entities like the Company; and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Company Intellectual Property or of any facts or circumstances which would render any Company Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could be material to the Company. Given the nature of the Company Intellectual Property, the Company has not required former and current employees of the Company or any of its Subsidiaries (or other agents, consultants and contractors of the Company or any of its subsidiaries) to execute written Contracts that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its subsidiaries. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee. Each agreement and instrument (each, a “License Agreement”) pursuant to which any Company Intellectual Property is licensed to the Company or any of its subsidiaries is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and its Subsidiaries are in compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in compliance with all of their respective obligations thereunder, no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its Subsidiaries thereunder to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its Subsidiaries thereunder or that might have a Material Adverse Effect, and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any notice of default, breach or noncompliance under any License Agreement.

2.11          Certain Transactions.

(a)                Except as set forth on Schedule 2.11 of the Disclosure Schedule, other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) transactions and compensation described in or referred to in the Company Exchange Act Reports, and (iv) the transactions described in the Transaction Documents, there are no agreements or understandings between the Company and any of its officers, directors, employees, or any Affiliate thereof that are currently in effect or that are proposed to take effect between the date hereof and the Closing.

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(b)               None of the Company, the Operating Partnership or any Subsidiary is indebted, directly or indirectly, to any of its respective directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with (i) expenses or advances of expenses incurred in the ordinary course of business and for other customary employee benefits made generally available to all employees, (ii) the reimbursement arrangement for services to the Company provided by Roberts Properties, Inc. and Roberts Properties Construction, Inc. (the “Roberts Companies”), and (iii) payments owed to the Roberts Companies for services owed to those companies under existing Contracts with them. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company, the Operating Partnership or any Subsidiary.

2.12          Rights of Registration and Voting Rights.

Except as provided in the Registration Rights Agreement and in Section 6.7(e) of the Partnership Agreement, the Company is not under any obligation to register or seek to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise, conversion or redemption of the currently outstanding securities of the Company or of the Operating Partnership. To the Company’s knowledge, except pursuant to the Governance and Voting Agreement, no shareholder of the Company has entered into any agreement with respect to the voting of capital stock of the Company.

2.13          Absence of Violation, Defaults and Conflicts.

(a)                Neither the Company, the Operating Partnership, nor any of the Subsidiaries is (A) in violation of its Organizational Documents, or (B) in default in any material respect in the performance or observance of any Material Contract to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, “Agreements and Instruments”).

(b)               Except for the recourse mortgage indebtedness of the Company and the Operating Partnership described in Section 6.12, which indebtedness shall be repaid in full on the Closing Date, the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated herein and therein (including the approval of this Agreement and the transactions contemplated hereby, including the Charter Amendment, by the Requisite Company Vote and the filing with the SEC of a proxy statement in definitive form relating to the meeting of the Company’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (including any amendments or supplements thereto, the “Company Proxy Statement”) and the issuance and sale of the Shares) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with, or constitute a breach of or default under, any Agreements and Instruments, (B)  result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership or any Subsidiary pursuant to any of the Agreements and Instruments, (C) give any party to any of the Agreements and Instruments any right of termination, cancellation, acceleration or modification thereunder, (D) result in the termination or nonrenewal of any material permit or license applicable to the Company and the Operating Partnership, or (E) result in any violation of (i) the provisions of the Organizational Documents of the Company, the Operating Partnership or any Subsidiary; or (ii) any Law or Order applicable to the Company, the Operating Partnership or any Subsidiary or any of their respective properties or other assets.

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2.14          Financial Statements; Non-GAAP Financial Measures.

The financial statements included in the Company Exchange Act Reports filed with the SEC since December 31, 2010, together with the related schedules and notes, presented fairly in all material respects the financial position of the Company and its Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by (i) U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and (ii) the applicable rules and regulations of the SEC; and said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, presented fairly in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules were required to be included in the Company Exchange Act Reports filed with the SEC since December 31, 2010. To the knowledge of the Company, all disclosures contained in the Company Exchange Act Reports filed with the SEC since December 31, 2010 regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) complied in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. To the knowledge of the Company, the interactive data in extensible Business Reporting Language included in the Company Exchange Act Reports filed with the SEC since December 31, 2010 fairly presented the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, neither the Company, the Operating Partnership nor any of its Subsidiaries has any Liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (including any notes thereto) and for Liabilities incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby. Schedule 2.33 of the Disclosure Schedule applies to this Section 2.14.

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2.15          Compliance with Laws and Orders.

To the knowledge of the Company, each of the Company, the Operating Partnership and each Subsidiary is, and has been at all times during the past five (5) years, in compliance in all material respects with all Laws related to its business or operations or ownership or the use of any property. There is no Order of any Governmental Entity having jurisdiction over, and applicable to, the Company, the Operating Partnership or any Subsidiary or any of their respective properties, assets or operations that has had or could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Company’s properties. Neither the Company, the Operating Partnership nor any Subsidiary has received, at any time during the past five (5) years, any written notice of any alleged or threatened Legal Action, violation of, liability under or potential responsibility under any Laws or Orders relating to its business or to the use, ownership and operation of its properties, which Legal Action, violation, liability or responsibility has had or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to materially affect the value of any of the Company’s properties.

2.16          Changes.

Since June 30, 2014, there has not been:

(a)                any material change in the assets, Liabilities, financial condition or operating results of the Company, other than (i) a reduction in the Company’s cash balance as a result of expenditures made by the Company in the ordinary course of business, subject to the terms and conditions of this Agreement, and (ii) in connection with this Agreement and the transactions contemplated hereby and the Company’s performance of its obligations under this Agreement in accordance with the terms and conditions hereof;

(b)               any material damage, destruction or loss, whether or not covered by insurance;

(c)                any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)               any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e)                any material change to a Contract by which the Company or any of its assets is bound or subject; provided, however, that the parties hereto agree that, for purposes of this Section 2.16(e) only, a “material change to a Contract by which the Company or any of its assets is bound or subject” shall mean a material change to a Contract by which the Company or any of its assets is bound or subject that the Company would have had or has an affirmative obligation to disclose in a Company Exchange Act Report pursuant to the Exchange Act;

(f)                any new, or material change in any existing, compensation arrangement or agreement with any employee, officer, director or shareholder;

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(g)               any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(h)               any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)                 any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock (excluding OP Redemptions), or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company (other than OP Exchanges);

(j)                 any sale, assignment or transfer of any material Company Intellectual Property;

(k)               to the Company’s knowledge, any other event or condition of any character that could reasonably be expected to result in a Material Adverse Effect; or

(l)                 any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

2.17          Employee Matters.

(a)                Schedule 2.17 of the Disclosure Schedule sets forth a description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company for the fiscal year ended December 31, 2013 and for the fiscal year ending December 31, 2014, including any such compensation that would be triggered by the transactions under this Agreement.

(b)               To the Company’s knowledge, none of its employees is obligated under any Contract (including licenses, covenants or commitments of any nature) or is subject to any Order of any Governmental Entity, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract under which any such employee is now obligated.

(c)                The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied and is in compliance in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

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(d)               The employment of each officer and employee of the Company is terminable at the will of the Company. Except as set forth in Schedule 2.17 of the Disclosure Schedule or as required by Law, upon termination of the employment of any such officer or employee, no severance or other payments will become due. Except as set forth in Schedule 2.17 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)                The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s Board of Directors.

(f)                To the Company’s knowledge, none of the Company’s current officers, employees or directors has been (a) except as described in the Company Exchange Act Reports filed with the SEC since December 31, 2010, subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency Law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any Order (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices Law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.18          ERISA.

(i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course of business and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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2.19          Transfer Taxes.

Under the Laws of the State of Georgia, there are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Purchaser hereunder.

2.20          Permits.

The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses that the Company, the Operating Partnership or any Subsidiary currently possess are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

2.21          Title to Property.

All of the real property or investments in real property by the Company, the Operating Partnership and each Subsidiary are accurately described in the Company Exchange Act Reports or in Schedule 2.21 of the Disclosure Schedule. The Company, the Operating Partnership and the Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Company’s Exchange Act Reports or in Schedule 2.21 of the Disclosure Schedule or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of its Subsidiaries as described in the Company Exchange Act Reports filed with the SEC since December 31, 2010. The Company has provided to the Purchaser true, correct and complete copies of title reports and surveys relating to the Company’s Properties. All of the leases and subleases material to the business of the Company, the Operating Partnership and its Subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership or any of its Subsidiaries holds properties described in the Company’s Exchange Act reports, are in full force and effect, and neither the Company, the Operating Partnership nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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2.22          Accounting Controls and Disclosure Controls.

The Company, the Operating Partnership and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included in the Company’s Exchange Act Reports filed with the SEC since December 31, 2010 fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto. Except as described in the Company’s Exchange Act Reports, since December 31, 2013, there has been (1) no material weakness in the Company’s, the Operating Partnership’s and the Subsidiaries internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s, the Operating Partnership’s or the Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company, the Operating Partnership and each of its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. Schedule 2.33 of the Disclosure Schedule applies to this Section 2.22.

2.23          Compliance with the Sarbanes-Oxley Act.

Since December 31, 2010, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

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2.24          Investment Company Act.

The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended. Neither the Operating Partnership nor any of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.25          Insurance.

The Company, the Operating Partnership and the Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company and the Operating Partnership have no reason to believe that they or any of the Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage that it has sought or for which it has applied.

2.26          Organizational Documents.

The Organizational Documents of the Company, the Operating Partnership and each Subsidiary are in the form provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders from December 31, 2010 through September 22, 2014 and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes (excluding matters that have been redacted (a) to preserve the attorney-client privilege with respect to the matters referenced in Item 9A in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2013 or (b) to conceal the identity of other parties to, and the specific terms of, potential strategic transactions contemplated by the Company prior to June 3, 2014).

2.27          Environmental and Safety Laws.

(A) To the knowledge of the Company, neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of any Law, or any judicial or administrative interpretation thereof, including any judicial or administrative Order, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”) that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Company’s current properties, (B) to the knowledge of the Company, the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial Legal Actions, demands, demand letters, liens, notices of noncompliance or violation relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect or to materially affect the value of any of the Company’s properties and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an Order for clean-up or remediation, or a Legal Action by any private party or Governmental Entity, against or affecting the Company, the Operating Partnership or any of the Subsidiaries or properties of the Company relating to Hazardous Materials or any Environmental Laws. To the knowledge of the Company, except as disclosed in Schedule 2.27 of the Disclosure Schedule, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any currently owned property or other assets currently owned by the Company, the Operating Partnership or the Subsidiaries.

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2.28          Data Privacy.

In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively, “Personal Information”), the Company is and has been in compliance with all applicable Laws, the Company’s privacy policies, and the requirements of any Contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all Federal and state laws relating to data loss, theft and breach of security notification obligations.

2.29          Foreign Corrupt Practices Act.

None of the Company, the Operating Partnership nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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2.30          Money Laundering Laws.

The operations of the Company and the Operating Partnership and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.31          OFAC.

None of the Company, the Operating Partnership, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of the Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any of Sanctions.

2.32          Shell Company.

The Company is not, and has not been at any time previously, an issuer described in Rule 144(i)(1)(i) under the Securities Act.

2.33          SEC Reports.

As of their respective filing dates (or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date hereof), except as disclosed on Schedule 2.33 of the Disclosure Schedule, no Company Exchange Act Report filed with the SEC since December 31, 2010 (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively, since December 31, 2010) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, all Company Exchange Act Reports filed under the Securities Act and the Exchange Act with the SEC since December 31, 2010 complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Exchange Act Reports. Except as disclosed on Schedule 2.33 of the Disclosure Schedule, the Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2010 with the SEC, and has paid all fees and assessments due and payable in connection therewith.

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2.34          Company Proxy Statement.

None of the information with respect to the Company that the Company furnishes for use in the Company Proxy Statement (which expressly excludes the Purchaser Proxy Information), will, at the date such Company Proxy Statement is first mailed to the Company’s shareholders or at the time of the Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.35          Material Contracts.

Schedule 2.35 of the Disclosure Schedule sets forth a list of all Contracts meeting the following descriptions (“Material Contracts”) that (i) are currently in effect or (ii) were previously in effect and have been terminated or expired but have continuing material obligations on the part of the Company, the Operating Partnership or any Subsidiary, true and complete copies of which (including all amendments, modifications, extensions, renewals, and other agreements with respect thereto) have been provided or made available to Purchaser:

(a)                each Contract whereby the Company, the Operating Partnership or any Subsidiary has an obligation to make an investment in or loan to any Person;

(b)               each Contract that constitutes a lease of any real or personal property with (A) aggregate rental payments in excess of $50,000.00 or (B) the remaining term in excess of one year and which is non-cancelable without penalty and aggregate annual rental payments in excess of $10,000.00 or (C) the loss of which would be material to the operation of the business of the Company;

(c)                each Contract that involves performance of services, delivery of goods or materials or payments by the Company of an amount or value in excess of $25,000.00;

(d)               each Contract that was not entered into in the ordinary course of business;

(e)                each Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases having a value per item or aggregate payments of less than $25,000.00);

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(f)                each Contract with respect to Company Intellectual Property (excluding standard commercial software licenses);

(g)               each Contract that constitutes an agreement to purchase or sell a capital asset for a price in excess of $25,000.00;

(h)               each Contract that constitutes or amends any employment, consulting, management, severance, change in control or indemnification arrangement, agreement or understanding between the Company or the Operating Partnership, on the one hand, and any directors, officers, or other employees, on the other hand, that make in excess of $25,000.00 per year;

(i)                 each Contract pursuant to which the Company has granted a power of attorney or other similar grant of agency;

(j)                 each Contract with any labor union or association representing any employee;

(k)               each Contract that constitutes a bonus, pension, profit sharing, retirement or other form of deferred compensation plan;

(l)                 each Contract that prohibits the Company or the Operating Partnership from freely engaging in business anywhere in the world or concerning confidentiality (except that the Company is permitted to redact certain confidentiality agreements executed by Persons that previously expressed interest in a strategic transaction with the Company in order to conceal the identity of such Persons);

(m)             each Contract, including any joint venture, partnership, or limited liability company agreement, involving a sharing of profits, losses, costs, taxes, or other liabilities by the Company or the Operating Partnership with any other Person;

(n)               each Contract under which the Company or the Operating Partnership has created, incurred, assumed or guaranteed debt obligations in excess of $25,000.00;

(o)               each Contract relating to a sales broker, sales agency, advertising agency or finder’s relationship with the Company;

(p)               each Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company will be required to pay in excess of $25,000.00 after the date of this Agreement;

(q)               each Contract pursuant to which the Company has obligations to indemnify another Person (other than (x) Contracts entered into in the ordinary course of business and (y) agreements and other documents the Company entered into in connection with secured loans to the Company that provided for environmental indemnities); and

(r)                 each Contract relating to any surety bond or letter of credit.

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All of the Material Contracts set forth (or required to be set forth) on Schedule 2.35 of the Disclosure Schedule are valid, binding and enforceable and, to the knowledge of the Company, the other parties thereto, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights or remedies generally as from time to time in effect or (ii) principles of equity, whether considered at law or in equity. The Company has not received written notice that any party to any such Material Contract intends to cancel or terminate such Material Contract before the end of its stated term, and to the knowledge of the Company, no party to any such Material Contract otherwise intends to exercise any right of cancellation or termination before the end of its stated term. The Company and the Operating Partnership have not made any prior assignment of any Material Contract or any of their rights or obligations thereunder other than in connection with the typical documents evidencing or securing a loan secured by real estate.

With respect to any non-disclosure or confidentiality agreement previously entered into by the Company or its affiliates with any third party that is a publicly traded entity wherein the Company agreed to keep confidential information relating to such third party, to the Company’s knowledge, the Company is not currently in possession of any material non-public information relating to any such third party.

2.36          Loans and Guarantees.

(a)                All of the indebtedness of the Company, the Operating Partnership and each Subsidiary, whether recourse or non-recourse, in excess of $25,000.00 is accurately described in the Company Exchange Act Reports or in Schedule 2.36 of the Disclosure Schedule.

(b)               Except as set forth on Schedule 2.36 of the Disclosure Schedule, there are no outstanding loans by the Company, the Operating Partnership or any Subsidiary nor has any of them loaned any money to any Person that has not been repaid, and there are no debts owing to any of the Company, the Operating Partnership or any Subsidiary other than as set forth in the Financial Statements.

(c)                Except as set forth on Schedule 2.36 of the Disclosure Schedule, neither the Company, the Operating Partnership nor any Subsidiary has given or entered into any guarantee, mortgage, pledge, lien, assignment or other security agreement or arrangement or is responsible for the indebtedness, or for the default in the performance of any obligation, of any other Person.

(d)               Except as set forth on Schedule 2.36 of the Disclosure Schedule, there are no bonds, guarantees or other forms of credit support or similar arrangements provided by any Affiliates of the Company for the benefit of any of the Company, the Operating Partnership or any Subsidiary.

2.37          Taxes.

The Company makes the following representations and warranties with respect to tax matters:

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(a)                To the knowledge of the Company, it qualified to be taxed as a REIT under the Code for its taxable years ended December 31, 2005 through December 31, 2008. No challenge by the Internal Revenue Service to the Company’s status as a REIT for those taxable years is pending or, to the knowledge of the Company, has been threatened. To the knowledge of the Company, (i) it has not taken any actions that could cause it to fail to qualify as a REIT for its taxable years ended December 31, 2005 through December 31, 2008, and (ii) it has not failed to take any actions that could cause it to qualify as a REIT for its taxable years ended December 31, 2005 through December 31, 2008. To the knowledge of the Company, it will be eligible to elect to be taxed as a REIT no later than its taxable year ending December 31, 2015.

(b)               All Tax Returns required to have been filed by or with respect to the Company have been timely filed (taking into account any extension of time to file granted or obtained), and such Tax Returns have been duly and accurately prepared in all material respects (except that the Company’s federal income tax returns for its taxable years ended December 31, 2009 through December 31, 2013 incorrectly reported that the Company qualified to be taxed as a REIT for those years). After taking into account the use of the Company’s net operating losses and net capital losses, the Company will have no Liability for federal, state or local income taxes for its taxable years ended December 31, 2009 through December 31, 2013 as a result of being taxed as a C corporation for federal income tax purposes for such years, and it will have no such Liability as a result of the Company’s operations from January 1, 2014 through the Closing.

(c)                Prior to the Closing, neither the Company nor any of its Subsidiaries has experienced any event that imposed a material limitation on the utilization of net operating loss carryforwards, capital loss carryforwards, built-in losses, tax credits or similar items of the Company or any of its Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code, and the Treasury Regulations thereunder and comparable provisions of state, local or foreign law.

2.38          Certificates.

Any certificate signed by any officer of the Company, the Operating Partnership or any of the Subsidiaries in such capacity and delivered to the representatives of the Purchaser or to its counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company, the Operating Partnership or the Subsidiaries as the case may be, to the Purchaser as to the matters covered thereby.

3.                  Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company and the Operating Partnership that:

3.1              Organization.

The Purchaser is validly existing and in good standing as a limited liability company under the laws of the State of Delaware. The Purchaser has full limited liability company power and authority to carry on its business as it is currently being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated or held.

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3.2              Authorization; Enforceability.

The Purchaser has full power and authority to enter into the Transaction Agreements. Each of the Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3              No Violation of Conflict; No Consents.

The execution, delivery and performance of this Agreement, and the other agreements, documents and instruments required hereby to which the Purchaser is a party, do not and will not (a) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the Organizational Documents of the Purchaser, (ii) any Law or Order binding on the Purchaser or (iii) any Contract to which the Purchaser is a party or by which the Purchaser is bound, or (b) give any party to any Contract to which the Purchaser is a party or by which the Purchaser is bound any right of termination, cancellation, acceleration or modification thereunder.

3.4              Purchase Entirely for Own Account.

This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the Purchaser shall have the right to admit a joint venture partner as a new member of the Purchaser at or prior to the Closing as previously disclosed by the Purchaser to the Company. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any Contract or undertaking to sell, transfer or grant participations to any Person who is not an Affiliate of the Purchaser with respect to any of the Shares, except that the Purchaser shall have the right to admit a joint venture partner as a new member of the Purchaser at or prior to the Closing as previously disclosed by the Purchaser to the Company.

3.5              Accredited Investor.

The Purchaser is, or each beneficial owner of equity interests in the Purchaser is, an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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3.6              Brokers.

Other than the engagement of The CenterCap Group LLC, the Purchaser has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Purchaser has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement. The Purchaser, and expressly not the Company or any of its Affiliates, is responsible for any payment to which The CenterCap Group LLC is or may be entitled in connection with any of the transactions contemplated by this Agreement.

3.7              Governmental Consents and Filings.

No consent, approval, Order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws for which the Company is responsible.

3.8              Company Proxy Statement.

None of the information with respect to the Purchaser, the directors proposed to be added to the Board of Directors on the Closing Date, the description of the Management Agreement and any other information (the “Purchaser Proxy Information”) that the Purchaser furnishes in writing to the Company expressly for use in the Company Proxy Statement, will, at the date such Company Proxy Statement is first mailed to the Company’s shareholders or at the time of the Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.9              Financial Capability.

The Purchaser has or will have, on the Closing Date, sufficient funds to pay the Gross Proceeds and to perform the other obligations of the Purchaser contemplated by this Agreement.

3.10          Legal Actions.

As of the date hereof, there is no pending or, to the knowledge of the Purchaser, threatened, Legal Action against the Purchaser or any of its Affiliates, nor is there any Order imposed upon the Purchaser, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

4.                  Conditions to the Purchaser’s Obligations at Closing.

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The obligations of the Purchaser to purchase the Shares at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1              Representations and Warranties.

Each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith), to the extent qualified by Material Adverse Effect or other materiality qualification contained in any such representation or warranty, shall (except for representations and warranties made as of a specific date, which shall have been complete and accurate as of such date) have been complete and accurate as of the Effective Date and shall be complete and accurate as of the Closing Date as if made as of the Closing Date, and, to the extent not qualified by any Material Adverse Effect or other materiality (or equivalent) qualification contained in any such representation or warranty, shall (except for representations and warranties made as of a specific date, which shall have been complete and accurate in all material respects as of such date) have been complete and accurate in all material respects as of the date of this Agreement and shall be complete and accurate in all material respects as of the Closing as if made as of the Closing; provided that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 (other than any de minimis discrepancy in the aggregate number of issued and outstanding shares of Common Stock and OP Units), 2.5 and 2.6 shall be complete and accurate in all respects.

4.2              Performance.

The Company and the Operating Partnership shall have (A) delivered all documents and other items required of the Company or the Operating Partnership, as applicable, pursuant to this Section 4 and (B) performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company or the Operating Partnership on or before the Closing.

4.3              No Litigation.

No investigation, suit, action or other proceeding shall be (i) threatened in writing or pending by a Governmental Entity that seeks restraint, prohibition, damages, monetary relief or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, (ii) pending before any Governmental Entity by a non-Governmental Entity that seeks restraint or prohibition in connection with this Agreement and that the Purchaser reasonably determines to be reasonably likely to result in the incurrence by the Company or the Purchaser of any Liability in excess of $100,000, and there shall be no effective injunction, writ or restraint in place concerning any of the foregoing, or (iii) threatened in writing or pending before any Governmental Entity in which a Governmental Entity is a party that would or is reasonably likely to result in a governmental investigation or material governmental damages being imposed on the Purchaser or the Company or any of their respective Affiliates. There shall not have been any change in any Law that would prohibit the consummation of the transactions contemplated by this Agreement.

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4.4              Compliance Certificate.

The President and Chief Financial Officer of the Company and the General Partner of the Operating Partnership shall deliver to the Purchaser at the Closing a certificate in the form of Exhibit H attached hereto certifying:

(a)                as to the matters set forth in Sections 4.1, 4.2, 4.3, 4.7, 4.8, 4.15, 4.16 and 4.19; and

(b)               that, subsequent to the Effective Date, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, (B) any increase in the aggregate outstanding consolidated indebtedness of the Company and the Subsidiaries (other than a Preapproved Loan) to which the Purchaser has not consented in accordance with Section 6 hereof, (C) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any of the Subsidiaries (other than OP Redemptions and OP Exchanges), or (D) any loss or damage (whether or not insured) to any of the current properties of the Company or any of the Subsidiaries that has been sustained or is expected to be sustained that has or could reasonably be expected to have a Material Adverse Effect.

4.5              Opinion of the Company Counsel.

The Purchaser shall have received from Nelson, Mullins, Riley & Scarborough LLP, counsel for the Company and the Operating Partnership, an opinion, dated as of the Closing, in a form approved by the Purchaser.

4.6              REIT Tax Certificate

The Purchaser shall receive from Mr. Roberts an officer’s certificate regarding REIT qualification in a form approved by the Purchaser addressing the Company’s satisfaction of the requirements to be taxed as a REIT for its taxable years ended December 31, 2005 through December 31, 2008 and its sources of income during its taxable year ended December 31, 2009. Mr. Roberts shall review the REIT qualification tax certificate with counsel to the Purchaser prior to its execution and delivery to the Purchaser.

4.7              No Shell Company Status.

The Company shall not be deemed to be an issuer described in Rule 144(i)(1)(i) under the Securities Act.

4.8              No Suspension in Trading or De-Listing of Common Stock.

Trading in the Common Stock on the NYSE MKT exchange (the “NYSE MKT Exchange”) shall not be suspended, the shares of the Common Stock shall not have been de-listed from the NYSE MKT Exchange nor shall any such suspension of trading or de-listing be pending or threatened by the NYSE MKT Exchange. In addition, the Company shall have received a letter from the NYSE MKT Exchange confirming that the Company’s late filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 shall not result in a de-listing of the Company’s Common Stock. Notwithstanding the foregoing, if the Company has received a notification of non-compliance from the NYSE MKT Exchange relating to the Company’s late filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and for any other reason, the conditions in this Section 4.8 shall be deemed satisfied if (i) the Company has submitted a written compliance plan to the NYSE MKT Exchange that has been approved in writing by the Purchaser setting forth a plan to correct all of the instances of non-compliance set forth in such notification of non-compliance in accordance with applicable NYSE MKT rules and regulations (a “Listing Compliance Plan”), (ii) the NYSE MKT Exchange has accepted such Listing Compliance Plan in a written letter that states that the Common Stock shall not be de-listed from the NYSE MKT Exchange if the Company satisfies the terms and conditions set forth in the Listing Compliance Plan, (iii) the Company has satisfied or is in the process of satisfying the terms and conditions set forth in the Listing Compliance Plan in accordance with the terms thereof and (iv) there is no other outstanding notice of non-compliance from the NYSE MKT Exchange that has not been addressed in the Listing Compliance Plan and there is no other pending or threatened suspension in trading or delisting of the Company’s Common Stock by the NYSE MKT Exchange.

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4.9              Board of Directors.

As of the Closing, the Company shall have an authorized Board of Directors of seven (7), and the Board of Directors shall be comprised of the Persons designated pursuant to the terms of the Governance and Voting Agreement, six (6) of whom shall not have previously served on the Board of Directors (the “New Directors”).

4.10          Governance and Voting Agreement.

The Company, the Purchaser and the shareholder of the Company named as a party thereto shall have executed and delivered the Governance and Voting Agreement.

4.11          Management Agreement.

The Company, the Operating Partnership and the Manager shall have executed and delivered the Management Agreement.

4.12          Registration Rights Agreement.

The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement.

4.13          Tax Protection Agreement.

The Company, the Operating Partnership, the Purchaser and the Manager shall have executed and delivered the Tax Protection Agreement.

4.14          Warrant Agreement.

The Company and the Purchaser shall have executed and delivered the Warrant Agreement.

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4.15          Shareholder Vote.

The Requisite Company Vote shall have been obtained.

4.16          Resignation of Employees, Officers and Directors.

The Company shall have received duly executed resignation and release letters of each member of the Board of Directors in the form of Exhibit J-1, as well as all officers and employees of the Company in the form set forth in Exhibit J-2 to this Agreement.

4.17          Employment Agreement.

The Company and Charles S. Roberts shall have executed and delivered the Employment Agreement.

4.18          Ownership Limit Exemption

The Board of Directors of the Company shall have recommended the Charter Amendment to the Company’s shareholders, the Requisite Shareholder Vote for the Charter Amendment shall have been obtained and the Charter Amendment shall have been duly authorized and filed with the Secretary of State of the State of Georgia effective as of the Closing Date.

4.19          Waiver and Termination of Related Party Fees and Obligations.

The Company shall have received a written waiver from the Roberts Companies in form and substance reasonably acceptable to the Purchaser, and in recordable form if deemed necessary by the Purchaser in its reasonable discretion, pursuant to which the Roberts Companies waive (a) any covenant on any of the Company’s properties and any special rights that entitle the Roberts Companies to receive any compensation or provide any right to participate in the development or construction of any property and any related reimbursement, and (b) any other Contract to participate in the development or construction of any property and any related reimbursement. Such waiver shall exclude any rights of the Roberts Companies to receive post-Closing compensation for work provided under Section 7.4 and under the Employment Agreement.

4.20          Secretary’s Certificate.

The Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Organizational Documents of the Company, (ii) resolutions of the Board of Directors approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements (including the Charter Amendment), and (iii) the certificate of the inspector of election regarding the results of the Shareholders Meeting.

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5.                  Conditions of the Company’s Obligations at Closing.

The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1              Representations and Warranties.

Each of the representations and warranties of the Purchaser contained in this Agreement (or in any of the other documents or instruments to be delivered in connection herewith), to the extent qualified by a materiality qualification contained in any such representation or warranty, shall (except for representations and warranties made as of a specific date, which shall have been complete and accurate as of such date) have been complete and accurate as of the Effective Date and shall be complete and accurate as of the Closing Date as if made as of the Closing Date, and, to the extent not qualified by any materiality (or equivalent) qualification contained in any such representation or warranty, shall (except for representations and warranties made as of a specific date, which shall have been complete and accurate in all material respects as of such date) have been complete and accurate in all material respects as of the date of this Agreement and shall be complete and accurate in all material respects as of the Closing as if made as of the Closing; provided that the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 shall be complete and accurate in all respects.

5.2              Performance.

The Purchaser shall have (A) delivered all documents and other items required of the Purchaser pursuant to this Section 5 and (B) performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing.

5.3              No Litigation.

No investigation, suit, action or other proceeding shall be threatened in writing or pending (i) by a Governmental Entity that seeks restraint, prohibition, damages, monetary relief or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or (ii) before any Governmental Entity in which a Governmental Entity is a party that would or is reasonably likely to result in a governmental investigation or material governmental damages being imposed on the Company or any of its Affiliates. There shall not have been any change in any Law that would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement.

5.4              Qualifications.

All authorizations, approvals or permits, if any, of any Governmental Entity of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

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5.5              Shareholder Vote.

The Requisite Company Vote shall have been obtained.

6.                  Covenants.

6.1              Affirmative Covenants.

From the date hereof through the Closing Date, except as otherwise expressly contemplated or prohibited by this Agreement or as consented to by the Purchaser in writing, the Company and the Operating Partnership, as applicable, shall:

(a)                conduct its business in the ordinary course of business;

(b)               keep full, complete and accurate books and records in accordance with past practice;

(c)                maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification;

(d)               duly and timely file or cause to be filed Tax Returns and all other material reports and returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all Taxes and other material assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

(e)                as soon as reasonably practicable following the written request of the Purchaser, the Company will use its commercially reasonable efforts to file amended federal, state and local income tax returns for its taxable years ended December 31, 2009 through December 31, 2013 reporting that the Company was taxed as a C corporation for federal income tax purposes, unless the filing of such amended federal, state and local income tax returns is prohibited under the Code and the rules and regulations thereunder;

(f)                take such commercially reasonable action as may be necessary to (i) preserve intact the current business organization of the Company, (ii) preserve the tangible and intangible assets of the Company in good condition and repair, casualty and normal wear and tear excepted, (iii) keep available the services of the current officers, employees and agents of the Company, (iv) maintain the relations and goodwill with suppliers, landlords, creditors, regulators, employees and agents of, and others having business relationships with the Company and (v) maintain all insurance policies in effect as of the Effective Date;

(g)               continue its cash management practices in the ordinary course of business;

(h)               comply in all material respects with all obligations under the Material Contracts, except for such failures to comply as could not reasonably be expected to result, individually or in the aggregate, in the incurrence by the Company of any Liability in an amount in excess of $100,000;

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(i)                 comply in all material respects with all Laws applicable to the Company in the conduct of its business;

(j)                 continue to timely file (i) all necessary filings under the Exchange Act (excluding periodic reports that cannot be filed until the reports referenced in clause (ii) are filed); and (ii) any necessary amendments to Company Exchange Act Reports relating to or arising out of the Company’s loss of its REIT status for the 2009 fiscal year or subsequent periods as determined after consultation with and as approved by the Purchaser, including to the extent required under any Listing Compliance Plan that has been accepted by the NYSE MKT Exchange as described in Section 4.8;

(k)               take no action that would cause it to be characterized as a “shell company” or a company that has ceased operations under applicable SEC or NYSE MKT rules;

(l)                 take no action which materially adversely affects the ability of any party to (i) obtain the Requisite Company Vote and continued listing on the NYSE MKT, or (ii) perform its covenants and agreements under this Agreement; and

(m)             take no action which materially adversely affects the ability of any party to perform its covenants and agreements under this Agreement.

6.2              Negative Covenants.

From the date hereof through the Closing, except as consented to by Purchaser in writing and except for the execution, delivery and performance of the Transaction Agreements and the filing of the Charter Amendment pursuant to this Agreement, the Company and the Operating Partnership, as applicable, shall not:

(a)                (i) take any affirmative action that would result, or would reasonably be expected to result, (x) in the occurrence of any of the changes or events listed in Section 2.13 or (y) in a material change in the Company’s cash management practices, or (ii) fail to take any reasonable action within their control that would avoid such a result;

(b)               authorize for issuance or issue any additional shares of its capital stock (including any OP Units) or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock; provided, however, that OP Redemptions and OP Exchanges shall not be deemed to breach this covenant so long as such OP Redemptions result in the issuance of Common Stock only and OP Exchanges result in the issuance of OP Units only;

(c)                declare or pay any dividends or other distributions with respect to any shares in its capital or redeem or purchase, directly or indirectly, any shares of its capital stock (except as provided in subsection (b) above), any options or any other rights to acquire any of its equity interests, it being agreed and understood that the Closing Date Net Asset Value will be reduced by an amount equal to the amount of any dividends or distributions with respect to the shares of capital stock of the Company that are consented to by the Purchaser and that are not for the benefit of the Purchaser;

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(d)               amend or modify the Organizational Documents of the Company, the Operating Partnership or any Subsidiary;

(e)                create any subsidiary to acquire any shares or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity (except as provided in subsection (b) above);

(f)                dispose of or permit to lapse any right to the use of any material patent, trademark, trade name, service mark, license or copyright (including any of the Company Intellectual Property), or dispose of or disclose to any Person (other than customers, licensors and suppliers in the ordinary course of business that are contractually bound to maintain the confidentiality thereof), any trade secret, formula, process, technology or know-how of the Company not heretofore a matter of public knowledge; or

(g)               (1) create, incur or assume any indebtedness (other than any Preapproved Loan), (2) grant, create or incur any lien, or suffer to exist any lien on any asset of any the Company that did not exist on the date hereof (other than liens securing any Preapproved Loan), (3) incur any Liability or obligation (absolute, accrued or contingent) in an amount that exceeds, individually or in the aggregate with other Liabilities incurred, $100,000 (other than any Preapproved Loan), (4) write-off any guaranteed check, note or account receivable, except in the ordinary course of business, (5) write-down the value of any material asset or investment on the books or records of the Company except for depreciation and amortization in the ordinary course of business and for impairment losses as required or appropriate under the Company’s critical accounting policies as described in the Company Exchange Act Reports (any such impairment losses to be reflected in the Closing Date Net Asset Value), (6) cancel any material debt (other than in connection with a refinancing effected with a Preapproved Loan) or waive any material claim or right, (7) make any commitment for any capital expenditure to be made on or following the date hereof;

(h)               acquire or dispose of any investment in any real property or any other asset in an amount in excess of $10,000 or enter into any agreement to do the same;

(i)                 increase in any manner the base compensation of, or enter into any new bonus, incentive or other compensation agreement or arrangement with, any of its employees, officers, directors, third party contractors or consultants, except as set forth in Schedule 2.11 or Schedule 2.17 of the Disclosure Schedule;

(j)                 other than vesting eligibility requirements that change or come into effect with the passage of time pursuant to the terms of Stock Plan, pay or agree to pay any additional pension, retirement allowance or other employee benefit under any benefit plan to any of its employees or consultants, whether past or present, except as may be required by the terms of any applicable plan or agreement in effect prior to the date hereof or except as required by applicable Law;

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(k)               adopt, amend or terminate any benefit plan applicable to and relating to the Company resulting in additional payments or benefits provided by the Company or materially increase the benefits provided under any Company Benefit Plan applicable to and having a material effect on the Company, or promise or commit to undertake any of the foregoing in the future;

(l)                 amend any existing employment agreement or enter into any new employment agreement or pay any bonus, severance payment (except as set forth in Schedule 2.17 of the Disclosure Schedule) or other compensation other than current base salaries for officers and employees;

(m)             other than as provided in Section 6.1(d) and Section 6.1(e) or as related to item 1 of Schedule 2.33 of the Disclosure Schedule, with respect to Taxes, make or change any election, change an annual accounting period, adopt or change any material accounting method, file any amended Tax Return, enter into any closing agreement, settle Tax claims or assessments, surrender rights to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or appeal any real property Tax assessment;

(n)               fail to perform in all material respects all of its obligations, or default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default, under any Material Contract, except for such failures as could not reasonably be expected to result, individually or in the aggregate, in the incurrence by the Company of any Liability in excess of $100,000;

(o)               pay, discharge or satisfy any claim, liability or obligation (absolute, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of claims, liabilities and obligations reflected or reserved against in the financial statements or incurred in the ordinary course of business;

(p)               (i) take any action that could prevent the Company from electing to be taxed as a REIT for its taxable year ending December 31, 2015, or (ii) fail to take any reasonable action within their control that would enable the Company to elect to be taxed as a REIT for its taxable year ending December 31, 2015;

(q)               erect any improvements, or make any modifications thereto, on any leased real property of the Company;

(r)                 enter into any agreement that would be a Material Contract; provided, however, that (i) the Purchaser acknowledges that the Company has negotiated the terms and conditions of a proposed sale of the Bradley Park property to an Affiliate of Roberts Properties, Inc., which terms and conditions are set forth in a non-binding letter of intent dated as of October 27, 2014, a true and correct copy of which has been provided by the Company to the Purchaser, and the Purchaser hereby consents in writing to the execution and delivery by the Company of a definitive purchase and sale contract with respect to the sale of the Bradley Park property to an Affiliate of Roberts Properties, Inc. that is in all material respects consistent with the form of definitive purchase and sale contract provided by the Company to the Purchaser on October 27, 2014, which reflects the material terms and conditions set forth in such non-binding letter of intent and (ii) the Company shall not commence any construction on or other improvements to the Bradley Park property or incur expenses in excess of $10,000 in the aggregate pursuant to the Reciprocal Easements Agreement by and between Highway Nine Investors, LLC and Roberts Properties Residential, L.P. dated November 3, 2014, which agreement is identified on Schedule 2.21 of the Disclosure Schedule, without the prior written consent of the Purchaser (it being agreed that any expenses incurred by the Company pursuant to such Reciprocal Easement Agreement shall be reimbursed by the purchaser of the Bradley Park property upon closing of the sale of the Bradley Park property or, if not so reimbursed, deducted from the Closing Date Net Asset Value); or

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(s)                modify, amend, or terminate, or waive, release, compromise or assign any rights or claims under, any Material Contract.

6.3              Access.

(a)                From the date hereof through the earlier to occur of the Closing or the termination of this Agreement, the Company shall provide to the Purchaser and such Purchaser’s authorized agents, Affiliates, officers and representatives (including financing sources and their respective representatives) (a) reasonable access to the books and records, customers, properties, directors, managers and officers of the Company, including copies of minutes of all meetings of directors and shareholders (and all actions by written consent) from September 22, 2014 through the Closing; provided, however, that such examinations and investigations shall be conducted during the Company’s normal business hours and in the presence of a designated representative of the Company and shall not unreasonably interfere with the operations and activities of the Company; (b) copies of all Contracts, books and records, documents relating to the terms of employment or any other matter relating to any officer, director, manager or employee of any of the Company and other existing documents and data as such Purchaser may reasonably request; and (c) such additional financial, operating and other data and information as such Purchaser may reasonably request.

(b)               Without limiting the foregoing, but subject to the other terms of this Section 6.3, the Company shall consult with the Purchaser, and allow the Purchaser the opportunity to reasonably participate in, at the Purchaser’s cost, and keep the Purchaser reasonably informed with respect to, any Legal Action brought by any shareholder of the Company against the Company or any of its directors or officers. The Company shall also provide the officers of the Purchaser with access to the personnel of the Company relating to responsibilities and/or potential contractual arrangements of the Company to be effective on or after the Closing. Neither the Company, the Purchaser, nor any of their respective subsidiaries, shall be required to provide access to or to disclose information (i) where such access or disclosure would jeopardize the attorney-client privilege of such party or its subsidiaries or contravene any Law, Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement or (ii) relating to its board’s officers’, employees’, agents’, or financial advisers’ consideration or deliberation of the transactions contemplated hereby. The parties hereto shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of part (i) of the preceding sentence apply.

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(c)                A designee of the Purchaser shall be invited and entitled to attend all meetings of the Board of Directors; provided, however, such individuals (i) will attend such meetings in an observational capacity only and shall not participate in any deliberations or decisions of such boards or committees, (ii) shall be excluded from any portions of such meetings involving (A) discussion relating to the transactions contemplated by this Agreement, (B) matters for which the inclusion of such individuals would or could reasonably be expected to violate applicable Law or Orders of a Governmental Entity, or (C) discussions relating to matters which are otherwise reasonably deemed by the Board of Directors to be confidential (together, “Board Confidential Matters”). Board packages and notices shall be submitted by the Company to the Purchaser for distribution to the Purchaser’s designated attendee simultaneously with their submission to board members; provided that information relating to Board Confidential Matters may be excluded therefrom. All information and materials provided pursuant to this Agreement shall be subject to the provisions of the Amended Mutual Non-Disclosure Agreement entered into between Avenue Investments, L.P. and the Company as of January 9, 2014.

(d)               This Section 6.3 shall not affect or otherwise diminish or obviate in any respect, or affect the Purchaser’s right to rely upon, any of the representations, warranties or covenants contained in this Agreement.

6.4              Cooperation; Other Approvals.

(a)                Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate the transactions contemplated by this Agreement as promptly as practicable.

(b)               Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, the transactions contemplated by this Agreement, including the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities. Each of the Purchaser and the Company shall, upon request by the other, furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations, or submissions of information to any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

(c)                Upon request by the Purchaser, the Company shall, and will cause its counsel, financial advisors, accountants, agents and other authorized representatives to, fully cooperate and promptly furnish to the Purchaser all such information required to effectuate the timely filing with the SEC of all reports, documents, consents or amendments thereto contemplated under this Agreement or required under the Securities Act or Exchange Act, as applicable, and the rules and regulations thereunder, as a result of or in connection with the transactions contemplated under this Agreement.

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6.5              Public Announcements.

The Company and the Purchaser shall cooperate and consult with each other prior to issuing any press release or making any other public statement, announcement or SEC filing with respect to this Agreement or the Transaction Agreements, and shall not issue any such press release, public statement or announcement or make any such SEC filing prior to review and approval (such approval not to be unreasonably withheld or delayed) by the other; provided, however, that, with respect to the Current Report on Form 8-K that the Company will be required to file with the SEC within four (4) Business Days after the Effective Date regarding this Agreement and the transactions contemplated hereby, the Company shall provide the Purchaser with a draft of such Current Report on Form 8-K by no later than 5:00 pm Eastern time on the second Business Day immediately following the Effective Date and the Purchaser shall provide any written comments it has on such draft Current Report on Form 8-K within one (1) Business Day after the Purchaser receives such draft. The Company shall consider in good faith and shall use its commercially reasonable best efforts to address any comments provided by the Purchaser with respect to such Current Report on Form 8-K in a manner that is mutually acceptable to the Company and the Purchaser before filing such Current Report on Form 8-K; provided, however, that, so long as the information relating to the Purchaser and its Affiliates and contemplated members contained in such Current Report on Form 8-K is consistent in all material respects with any information with respect to the Current Report on Form 8-K furnished by the Purchaser for inclusion therein, the Company shall not be required under this Section 6.5 to delay filing such Current Report on Form 8-K beyond its due date in accordance with the requirements of Form 8-K under the Exchange Act.

6.6              Update of Schedules; Knowledge of Breach.

From time to time up to the Closing, the Company shall promptly supplement or amend any Disclosure Schedule that it has delivered in response to Section 2 with respect to (a) any matter first existing or occurring following the date hereof that (i) if existing or occurring at or prior to the date hereof would have been required to be set forth or described in the schedule or (ii) is necessary to correct any information in the Disclosure Schedule that has been rendered inaccurate thereby or (b) any matter that first is existing or occurring prior to the date of this Agreement that was not previously set forth in the Disclosure Schedule. No supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 5. No supplement or amendment to any schedule delivered pursuant to the preceding sentence shall in any way limit the ability of the Purchaser from making a claim for breach of this Agreement (subject to Section 8.2(d)). Any supplement or amendment to any Disclosure Schedule shall be deemed to have been delivered solely for informational purposes and shall not be deemed to update the Disclosure Schedule or cure any breach of any representation, warranty, covenant or other agreement for any purpose under this Agreement or to prejudice any rights of the Purchaser under this Agreement, including the right to claim that the representations and warranties of the Company, when made on the date of this Agreement, were untrue.

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6.7              Regulatory Matters.

As promptly as practicable following the Effective Date, the Company shall prepare and file with the SEC the Company Proxy Statement. The Purchaser and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, the Purchaser will use its commercially reasonable efforts to furnish the Company with the information relating to it (and to the New Directors) required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement three (3) Business Days after the Effective Date. At least five (5) Business Days prior to the filing of the Company Proxy Statement, the Company shall provide a draft of the Company Proxy Statement to the Purchaser for review. No filing of the Company Proxy Statement with the SEC shall occur without the written approval of the Purchaser or its counsel, which approval shall not be unreasonably withheld, delayed or conditioned. The Company shall consider in good faith and shall use its commercially reasonable best efforts to address any comments provided by the Purchaser with respect to such draft of the Company Proxy Statement in a manner that is mutually acceptable to the Company and the Purchaser before filing it with the SEC. Notwithstanding the foregoing, if the Company has given the Purchaser a draft of the Company Proxy Statement for review as provided above and the Purchaser or its counsel shall not have provided written comments on such draft of the Company Proxy Statement within five (5) Business Days thereafter, the Company may assume that the Purchaser has approved of such draft and may proceed to file the Company Proxy Statement with the SEC without being deemed to have breached this Section 6.7 (but only if the information relating to the Purchaser and its Affiliates and contemplated members and to the New Directors is consistent in all material respects with any information furnished by the Purchaser). The Company shall use its commercially reasonable best efforts to respond as promptly as practicable to and resolve any written or oral comments from the SEC as promptly as practicable after such filing and to file the Company Proxy Statement in definitive form as soon as practicable thereafter, and each party agrees to consult and cooperate with the other party in that regard. Upon filing of the Company Proxy Statement in definitive form with the SEC, the Company shall thereafter mail or deliver the Company Proxy Statement to its shareholders. If at any time prior to the Closing any event occurs or information relating to the Company, or any of its affiliates, directors or officers, or the Purchaser or any of its Affiliates, officers, or the New Directors, should be discovered by the Company or the Purchaser that should be set forth in an amendment or supplement to the Company Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the applicable party shall promptly disclose the same to the other, and the Company shall as soon as practicable file an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, cause the same to be disseminated to the Company’s shareholders. No amendment or supplement to the Company Proxy Statement shall be filed without the approval of the Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned.

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6.8              Shareholders Meeting.

The Company shall, and shall cause its Board of Directors to, (i) take all action in accordance with the federal securities laws, applicable state Law, the Company’s articles of incorporation and the Company’s bylaws necessary to call and give notice of a special meeting of its shareholders (the “Shareholders Meeting”) for the purpose of obtaining the Requisite Company Vote within thirty-four (34) days following the date of the filing date of the definitive Company Proxy Statement; (ii) use its commercially reasonable best efforts (x) to cause the Shareholders Meeting to be convened and held on the scheduled date, and (y) to obtain the Requisite Company Vote; and (iii) subject to Section 6.10, include in the Company Proxy Statement the recommendation of the Board of Directors that the Company’s shareholders approve this Agreement, the issuance of the Shares, the warrants pursuant to the Warrant Agreement and the shares of Common Stock issuable upon any exercise of such warrants, the Charter Amendment, and the other transactions contemplated herein and in the other Transaction Agreements (the “Board Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Shareholders Meeting if this Agreement is terminated pursuant to Section 8 prior to the scheduled time of the Shareholders Meeting.

6.9              Reservation of Common Stock.

The Company agrees at all times from the Effective Date until the Closing and the issuance of the Shares to reserve a sufficient number of shares of Common Stock to fulfill its obligations under this Agreement.

6.10          No-Shop.

(a)                Except as expressly set forth in this Section 6.10, prior to the Closing or termination of this Agreement, the Company will not, and will cause its Subsidiaries not to, and will not authorize, encourage, permit or instruct any of its representatives or Affiliates to, directly or indirectly, (a) solicit, initiate or encourage or assist in the making, submission or announcement of, or take any action that could reasonably be expected to lead to, any proposal by a third party (other than the Purchaser) to acquire any assets or capital stock of the Company (i) through any form of recapitalization transaction or any sale, merger, consolidation, business combination, tender or exchange offer, spin-off or liquidation, (ii) through a purchase of the assets of the Company, (iii) through a purchase of any shares of any class or series of capital stock or limited partnership interests in the Operating Partnership, or (iv) through any other transaction designed to acquire the business of the Company, any assets or any part thereof or any capital stock of the Company (each, an “Acquisition Proposal”), (b) engage, continue or participate in any discussions or negotiations, or provide any information to any Person (other than the Purchaser or the Purchaser’s representatives), regarding any Acquisition Proposal; or (c) agree to, approve, execute, enter into or become bound by any letter of intent or other contract or understanding between or among the Company or any of its subsidiaries and any Person that is related to or provides for any Acquisition Proposal (each, an “Acquisition Agreement”). (The marketing of one of more of the Company’s existing properties for sale, and the negotiation of terms of any such sale, shall not be deemed to be soliciting, initiating, encouraging or assisting in an Acquisition Proposal, nor shall any agreement for the sale thereof be deemed to be an Acquisition Agreement.) The Company shall, and shall direct its Affiliates and representatives to, immediately cease any solicitations, discussions or negotiations with any Person (other than the Purchaser) that has made or indicated an intention to make an Acquisition Proposal and request that each such Person destroy any information in connection therewith.

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(b)               Notwithstanding Section 6.10(a), before the receipt of the Requisite Company Vote, the Company, directly or indirectly through any representative, may, subject to Section 6.10(c) and (d), (i) participate in negotiations or discussions with any third party that has made after the date hereof (and not withdrawn) a bona fide Acquisition Proposal in writing that is not the result of a breach of Section 6.10(a) and that the Board of Directors believes in good faith, after consultation with outside legal counsel and the Company’s financial advisor (if any), constitutes or would reasonably be expected to result in a Superior Proposal (as defined below) and (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement (a copy of which shall be provided to the Purchaser) on terms no less favorable to the Company than the confidentiality agreement between the Company and the Purchaser, provided that, in each case referred to in the foregoing clauses (i) and (ii), only if the Board of Directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Board of Directors to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company from disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Acquisition Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law (provided that any such disclosure that constitutes a Company Adverse Recommendation Change must be made in accordance with this Section 6.10). “Superior Proposal” means a bona fide written Acquisition Proposal received after the date of this Agreement and not in violation of this Section 6.10 that the Board of Directors determines in good faith (after consultation with outside legal counsel and the Company’s financial advisor, if any) is more favorable from a financial point of view to the holders of the Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations (including the obligation to pay any Termination Fee the Company may incur as a result of terminating this Agreement pursuant to Section 8), (b) the identity of the third party making such Acquisition Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Board of Directors and (e) if applicable, any revisions to the terms of this Agreement proposed by the Purchaser during the Notice Period set forth in Section 6.10(d).

(c)                The Board of Directors shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.10(b) unless the Company shall have delivered to the Purchaser a prior written notice advising the Purchaser that it intends to take such action. The Company shall notify the Purchaser promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company of any Acquisition Proposal or any inquiry or request that would reasonably be expected to lead to an Acquisition Proposal. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Acquisition Proposal, inquiry or request. The Company shall keep the Purchaser reasonably informed, on a reasonably current basis, of the status and material terms of any such Acquisition Proposal, inquiry or request, including any material amendments or proposed amendments as to price or other material terms thereof. The Company shall provide the Purchaser with at least forty-eight (48) hours prior notice of any meeting of the Board of Directors (or such lesser notice as is provided to the members of the Board of Directors) at which the Board of Directors is reasonably expected to consider any Acquisition Proposal. The Company shall promptly provide the Purchaser with all non-public information concerning the Company or its Subsidiaries provided to any third party in connection with an Acquisition Proposal to the extent such information has not been previously provided to the Purchaser.

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(d)               Except as expressly set forth in this Section 6.10(d), the Board of Directors shall not (1) recommend an Acquisition Proposal, (2) fail to make the Board Recommendation, (3) withdraw, amend, modify or qualify, in a manner adverse to the Purchaser, the Board Recommendation, or (4) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Company Adverse Recommendation Change”). Notwithstanding anything to the contrary in this Section 6.10, if at any time prior to the receipt of the Requisite Company Vote, the Board of Directors shall have determined in good faith that an Acquisition Proposal constitutes a Superior Proposal, the Board of Directors may (x) make a Company Adverse Recommendation Change or (y) authorize the Company to enter into an Acquisition Agreement and terminate this Agreement pursuant to Section 8.1(d)(iii), in each case, with respect to such Superior Proposal if: (i) the Company notifies the Purchaser, in writing, at least three (3) Business Days (the “Notice Period”) before taking such action, which notice shall state expressly that the Company has received an Acquisition Proposal that the Board of Directors intends to declare a Superior Proposal and that the Board of Directors intends to make a Company Adverse Recommendation Change and/or the Company intends to terminate this Agreement and enter into an Acquisition Agreement with respect to such Superior Proposal; (ii) the Company describes the material terms of such Acquisition Proposal in such notice, attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identifies the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ representatives to, during the Notice Period, negotiate exclusively with the Purchaser in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if the Purchaser, in its discretion, proposes to make such adjustments; and (iv) the Board of Directors determines in good faith, after consulting with outside legal counsel and the Company’s financial advisor (if any), that (A) such Acquisition Proposal continues to constitute a Superior Proposal after taking into account any adjustments agreed to by the Purchaser during the Notice Period in the terms and conditions of this Agreement (the Company shall consider any Termination Fee payable pursuant to Section 8 when evaluating any adjustments made by the Purchaser to any terms and conditions of this Agreement) and (B) that the failure of the Board of Directors to make such Company Adverse Recommendation Change and/or cause the Company to enter into such Acquisition Agreement with respect to such Superior Proposal would reasonably be expected to cause the Board of Directors to be in breach of its fiduciary duties under applicable Law. A subsequent amendment to any financial or other material term in connection with any Acquisition Proposal shall require the Company to comply again with the procedures set forth in this Section 6.10(d).

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(e)                The Company agrees that any violations of or the taking of any actions that are inconsistent with the provisions of this Section 6.10 by any of the Company’s Representatives shall be deemed to be a breach of this Section 6.10 by the Company. Unless this Agreement shall have been terminated in accordance with Section 8.1, the obligation of the Company to call, give notice of, convene and hold the Shareholders Meeting, to mail the Company Proxy Statement and to solicit from the Company’s shareholders proxies in respect of the approval of this Agreement, the issuance of the Shares and the other transactions contemplated hereby shall not be affected by a Company Adverse Recommendation Change or the receipt of an Acquisition Proposal.

6.11          Directors’ and Officers’ Indemnification and Insurance.

(a)                The Company agrees that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director (or manager) of the Company and its Subsidiaries (each an “Indemnified Party”) as provided in the Organizational Documents of the Company and its Subsidiaries, in each case as in effect on the date of this Agreement, and pursuant to the indemnification agreements between the Company and each of its officers and directors listed in subsection (h) of Schedule 2.35 of the Disclosure Schedule (the “Director and Officer Indemnification Agreements”), each as in effect on the date hereof, shall continue in effect in accordance with their terms, without further action, and shall survive the transactions contemplated hereby after the Closing Date, and, if any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)               For six (6) years after the Closing Date, to the fullest extent permitted under applicable Law, the applicable Organizational Documents in effect on the Closing Date and the Director and Officer Indemnification Agreements, the Company shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Closing Date (and for Charles S. Roberts thereafter through the date on which he ceases to be an officer or director of the Company), including in connection with the transactions contemplated by this Agreement, and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Company’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Company will not be liable for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)                The Company shall (i) maintain in effect for a period of six (6) years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Company immediately prior to the Closing Date (provided that the Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts and containing terms and conditions that are not less advantageous in the aggregate to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Closing Date (including in connection with the transactions contemplated by this Agreement). Notwithstanding the foregoing, if the coverage described in this Section 6.11(c) cannot be obtained, or can only be obtained by paying aggregate premiums in excess of 250% of the annual amount currently paid by the Company for such coverage, the Company shall only be required to provide as much coverage as can be obtained by paying aggregate premiums equal to 250% of the aggregate annual amount currently paid by the Company for such coverage.

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(d)               The obligations of the Company under this Section 6.11 shall survive the consummation of the transactions contemplated by this Agreement and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.11 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.11 applies shall, from and after the Closing, be third party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11).

(e)                If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger (including but not limited to pursuant to Section 7.2 below) or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in this Section 6.11. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers or directors, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to, or in substitution for, any such claims under any such policies.

(f)                Notwithstanding anything in this Agreement to the contrary, the covenants and obligations set forth in this Section 6.11 are those of the Company, and neither the Purchaser nor any of its Affiliates (other than, after the Closing, the Company) shall have any liability to the Company, any Indemnified Party or any other Person arising out of or with respect to this Section 6.11.

6.12          Repayment of North Springs, Bradley Park and Highway 20 Loans.

The Purchaser agrees that, contingent upon the occurrence of the Closing, the Company will, promptly upon the Closing, pay off in full the outstanding principal and accrued interest and other amounts owing to the lenders with respect to the recourse mortgage indebtedness on the North Springs, Bradley Park and Highway 20 properties. Such indebtedness will be repaid with a portion of the Gross Proceeds unless the Purchaser elects, in its discretion, to assist the Company in obtaining a new credit facility (the “Credit Facility”) and the parties are able to obtain such Credit Facility effective as of the Closing, in which case the Purchaser may elect, in its discretion, to use borrowings under the Credit Facility to pay off all or a portion of the recourse mortgage indebtedness on the North Springs, Bradley Park and Highway 20 properties in lieu of using a portion of the Gross Proceeds. Any such Credit Facility will be on commercially reasonable terms that are mutually acceptable to the Purchaser and the Company. In the event the Purchaser elects to assist the Company in obtaining such Credit Facility, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Purchaser in doing, all things reasonably necessary, proper, or advisable to assist in the process of obtaining the Credit Facility. The Purchaser shall have no obligation to obtain or to assist the Company in obtaining a Credit Facility.

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6.13          Escrow of Purchaser Funds.

On the date of the execution and delivery of this Agreement by all of the parties, the Purchaser agrees to deposit in an escrow account with New York Land Title Company, a division of Commonwealth Land Title Insurance Company (the “Escrow Agent”), subject to the terms of an escrow agreement among the Purchaser, the Company and the Escrow Agent in the form attached hereto as Exhibit K (the “Escrow Agreement”) the sum of $750,000 as security for its obligation to pay the Reverse Termination Fee and the Expense Reimbursement if the Purchaser becomes required to pay the Reverse Termination Fee pursuant to Section 8.2(b) hereof and the Expense Reimbursement pursuant to Section 8.2(b) hereof.

6.14          Update to Closing Date Net Asset Value Exhibit.

Not fewer than three (3) Business Days before the Closing Date, the Company shall prepare and deliver to the Purchaser an updated calculation of the Closing Date Net Asset Value set forth on Exhibit A, which update shall reflect the same (i) aggregate estimated market value of the properties to be sold in the Property Dispositions, (ii) estimated Selling Costs, and (iii) the value attributed to the Company’s public status, each as shown on Exhibit A hereto as of the Effective Date, and shall reflect the actual cash, restricted cash, note receivable and Liabilities of the Company, calculated in accordance with GAAP, as of the Closing Date. The Purchaser shall have the right to review and comment on such updated calculation of the Closing Date Net Asset Value, and, upon the mutual agreement of the Company and the Purchaser regarding such updated calculation of the Closing Date Net Asset Value, such updated calculation shall be substituted on Exhibit A for the calculation of the Closing Date Net Asset Value that is set forth on Exhibit A hereto as of the Effective Date.

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7.                  Post-Closing Covenants.

7.1              Securities Laws Compliance.

Following the Closing, the Company shall make any filings required to be filed by the Company by the federal securities laws or the securities or blue sky laws of any other applicable jurisdiction.

7.2              Reincorporation and Name Change.

The Company agrees to use its commercially reasonable best efforts to reincorporate as a Maryland corporation at such time as the Manager recommends, and to change the name of the Company in connection with such reincorporation to a new name that is acceptable to the Manager. Immediately upon the completion of the Closing, the Company shall change its corporate name, and shall cause each Subsidiary to change its corporate or entity name, to a name that the Purchaser has approved and that does not include the word “Roberts” or any derivative thereof.

7.3              Proxy Statement and Reverse Stock Split.

As soon as practicable after the Closing, the Company shall file a proxy statement with the SEC requesting the shareholders of the Company to approve an amendment to the Company’s articles of incorporation providing for an increase in the authorized number of shares of Common Stock to 100,000,000 (after giving effect to the reverse stock split referenced later in this sentence) and a reverse stock split with a ratio of approximately 1-for-10, the exact ratio (or range to be approved by the shareholders so that the Board of Directors will have discretion to select a ratio within that range) to be determined at the discretion of the Board of Directors.

7.4              Post-Closing Transition Services.

For a period of 180 days after the Closing Date, the Company shall have the right to request the reasonable assistance of employees of Roberts Properties, Inc. with respect to transition issues and questions relating to the Company’s properties and operations, and such employees shall use commercially reasonable efforts to assist the Company with such requests during normal business hours on a consulting basis in accordance with the terms and conditions of the reimbursement arrangements between the Company and the Roberts Companies as described in the Company Exchange Act Reports and in Exhibits 10.8.1, 10.8.2 and 10.8.3 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013.

8.                  Termination.

8.1              Events of Termination.

This Agreement may be terminated prior to the Closing as follows:

(a)                by mutual consent of the Company and the Purchaser (notwithstanding any approval of this Agreement by the shareholders of the Company);

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(b)               by the Company or the Purchaser (notwithstanding any approval of this Agreement by the shareholders of the Company), upon notice to the other party, if:

(i)                 there shall be in effect a final nonappealable Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Order;

(ii)               the transactions contemplated by this Agreement have not been consummated on or prior to the later of (A) the 35th day after the date on which the definitive Company Proxy Statement is first mailed to the Company’s shareholders and (B) seven (7) days after (x) the Company’s receipt of a notice under Section 8.1(c)(ii) or (iii) for a breach that is capable of being cured or (y) the Purchaser’s receipt of a notice under Section 8.1(d)(i) or (ii) for a breach that is capable of being cured; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party (x) whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated by this Agreement to be consummated on or before such date or (y) who has received a notice referred to in clause (B) of this Section 8.1(b)(ii) and who has not cured such breach to the reasonable satisfaction of the party who provided such notice; or

(iii)             this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Shareholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof);

(c)                by the Purchaser if:

(i)                 (A) a Company Adverse Recommendation Change shall have occurred, or (B) the Company shall have authorized, entered into, or announced its intention to enter into, an Acquisition Agreement;

(ii)               there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement such that the condition to the Closing of the transactions contemplated by this Agreement set forth in Section 4.1 would not be satisfied; provided that, if capable of being cured, such failure to be complete and accurate is not cured to the reasonable satisfaction of the Purchaser within seven (7) days after the receipt by the Company of written notice of such failure;

(iii)             there shall have been a breach of any covenant or agreement on the part of the Company or the Operating Partnership set forth in this Agreement such that the condition to the Closing of the transactions contemplated by this Agreement set forth in Section 4.2 would not be satisfied, which failure to perform, if capable of being cured, has not been cured to the reasonable satisfaction of the Purchaser within seven (7) days following receipt by the Company of written notice of such failure to perform; or

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(iv)             the Company incurred any indebtedness constituting a Preapproved Loan pursuant to clause (b) under the definition of Preapproved Loan without obtaining the prior written consent of the Purchaser;

(d)               by the Company if:

(i)                 there shall have been a breach of any representation or warranty on the part of the Purchaser set forth in this Agreement such that the condition to the Closing of the transactions contemplated by this Agreement set forth in Section 5.1 would not be satisfied; provided that, if capable of being cured, such failure to be complete and accurate is not cured to the reasonable satisfaction of the Company within seven (7) days after the receipt by the Purchaser of written notice of such failure;

(ii)               there shall have been a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement such that the condition to the Closing of the transactions contemplated by this Agreement set forth in Section 5.2 would not be satisfied, which, if capable of being cured, failure to perform has not been cured to the reasonable satisfaction of the Company within seven (7) days following receipt by the Purchaser of written notice of such failure to perform;

(iii)             prior to the receipt of the Requisite Company Vote, the Board of Directors authorizes the Company to enter into an Acquisition Agreement in respect of a Superior Proposal in accordance with Section 6.10(d); provided that the Company shall have paid any amounts due to the Purchaser pursuant to Section 8.2, in accordance with the terms, and at the times, specified therein.

8.2              Termination Fees.

(a)                If (i) the Purchaser terminates this Agreement pursuant to Section 8.1(c)(ii) due to an Intentional Breach (as defined below) of any representation or warranty by the Company, or (ii) the Purchaser terminates this Agreement pursuant to Section 8.1(c)(iii), and the Company does not then have the right to terminate this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), then the Company shall pay, by wire transfer of immediately available funds to an account designated in writing by the Purchaser, a termination fee in an amount equal to five hundred thousand dollars ($500,000). If the Purchaser terminates this Agreement pursuant to Section 8.1(c)(i) or the Company terminates this Agreement pursuant to Section 8.1(d)(iii), then the Company will pay, by wire transfer of immediately available funds to an account designated in writing by the Purchaser, a termination fee in an amount equal to seven hundred fifty thousand dollars ($750,000) (in each case, the “Termination Fee”);

For purposes of this Section 8.2, “Intentional Breach” shall mean, with respect to any breach of a representation or warranty contained in this Agreement, a breach of such representation or warranty that has been made with the Knowledge of the breaching Party.

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(b)               If (i) the Company terminates this Agreement pursuant to Section 8.1(d)(i) due to an Intentional Breach of any representation or warranty by the Purchaser or (ii) the Company terminates this Agreement pursuant to Section 8.1(d)(ii) (other than as a result of the failure by the Purchaser to perform its obligation set forth in the third sentence of Section 6.7), and the Purchaser does not then have the right to terminate this Agreement pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii), then the Purchaser shall pay, by wire transfer of immediately available funds to an account designated in writing by the Company, a termination fee in an amount equal to five hundred thousand ($500,000) (the “Reverse Termination Fee”); provided, however, that the Company shall only be entitled to the Reverse Termination Fee if the Purchaser is not entitled to terminate this Agreement under Section 8.

(c)                In no event shall (i) a Termination Fee be payable more than once or (ii) a Reverse Termination Fee be payable more than once. If the Company or the Purchaser is obligated to pay a Termination Fee or Reverse Termination Fee, as applicable, then the applicable party shall also pay, by wire transfer of immediately available funds to an account designated in writing by the applicable party, $250,000 (the “Expense Reimbursement”) to the party that is entitled to receive the Termination Fee or Reverse Termination Fee, as applicable, as reimbursement for the out-of-pocket expenses, including but not limited to legal fees, incurred by the party entitled to receive the Termination Fee or Reverse Termination Fee, as applicable.

(d)               If the Purchaser terminates this Agreement pursuant to Section 8.1(c)(iv), then the Purchaser shall be entitled to the immediate return and release of its deposit with the Escrow Agent as referenced in Section 6.13. For the avoidance of doubt, the Company shall not be entitled to any Reverse Termination Fee or Expense Reimbursement in the event the Purchaser terminates this Agreement pursuant to Section 8.1(c)(iv).

(e)                Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall establish a right on the part of any party hereto to seek or pursue any claim, damages or other remedy for a default or breach by another party hereto of its obligations hereunder other than to exercise the termination right set forth in Section 8.1 hereof and the accompanying right to be paid a Termination Fee or Reverse Termination Fee, as applicable, by the non-terminating party as set forth in Section 8.2(a) and Section 8.2(b) hereof and the right to receive the Expense Reimbursement from the non-terminating party as set forth in Section 8.2(c) hereof.

9.                  Miscellaneous.

9.1              Further Assurances.

In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party to this Agreement shall take all such reasonably necessary action to (a) execute and deliver to each other such other documents and (b) do such other acts and things as a party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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9.2              Non-survival of Representations, Warranties and Agreements.

None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained in this Agreement that expressly by their terms apply or are to be performed in whole or in part after the Closing.

9.3              Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No assignment shall relieve the assigning party of any of its obligations hereunder.

9.4              Governing Law.

This Agreement shall be governed by the laws of the State of Georgia.

9.5              Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.6              Titles, Subtitles and Interpretation.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.7              Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address or email address as set forth on the signature page hereto, or to such other address or email address as subsequently modified by written notice given in accordance with this Section 9.7.

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9.8              No Finder’s Fees.

Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction except for the Purchaser’s obligation to pay The CenterCap Group LLC, which shall not be a deduction from the Gross Proceeds. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.9              Attorneys’ Fees.

If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

9.10          Amendments and Waivers.

At any time prior to the Effective Date, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self-regulatory organization would require further approval by the holders of the Common Stock without such approval. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

9.11          Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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9.12          Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

9.13          Entire Agreement.

This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

9.14          Waiver of Jury Trial.

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SHARES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

ROBERTS REALTY INVESTORS, INC.

By:	/s/ Charles S. Roberts
Name:	Charles S. Roberts
(print)
Title:	President

Address:	375 Northridge Road
Suite 330
Atlanta, GA 30350
Attention: Charles S. Roberts
Telephone: 770-394-6000
Email: cr@robertsproperties.com

ROBERTS PROPERTIES RESIDENTIAL, L.P.
By: Roberts Realty Investors, Inc., its G.P.

By:	/s/ Charles S. Roberts
Name:	Charles S. Roberts
(print)

Title:	President

Address:	375 Northridge Road
Suite 330
Atlanta, GA 30350
Attention: Charles S. Roberts
Telephone: 770-394-6000
Email: cr@robertsproperties.com

A-III INVESTMENT PARTNERS LLC

By:	/s/ Edward Gellert
Name:	Edward Gellert
(print)

Title:	Authorized Signatory

Address:
c/o Avenue Capital Group
399 Park Avenue
New York, New York 10022
Attention: Edward Gellert
Telephone: 212-850-7534
Email: egellert@avenuecapital.com

Exhibit A

CLOSING DATE NET ASSET VALUE

	TOTALS
Land value	$24,438,000
Add: Prepaid sewer tap fees	1,825,000
Add: Reimbursable development costs	400,000
Total value of real estate assets	26,663,000
Less: Mortgage loans outstanding	(10,280,000)
Net Asset Value of Real Estate Assets	16,383,000
Add: Cash balance	585,884
Add: Restricted cash	164,901
Add: Prepaid items related to post-Closing periods	104,975	(1)
Add: Note receivable	15,000
Add: Public entity value	3,000,000
Less: Other Liabilities / Company's estimated use of cash through the Closing Date	(1,607,465	)(2)
Less: Estimated "Selling Costs" (as defined in the Purchase Agreement)	(1,079,487)

NET ASSET VALUE	17,566,808

TOTAL SHARES AND UNITS OUTSTANDING	12,547,720

NET ASSET VALUE PER SHARE	$1.40

NOTES:

(1)	Includes the following prepaid expenses for post-Closing period, subject to adjustment based on actual Closing Date:

Prepaid Expenses	Amount
Prepaid insurance	$56,750
Prepaid rent	2,648
Lease deposit	20,577
NYSE MKT listing fee	25,000

Total Prepaid Expenses	$104,975

(2)	Excludes the following Liabilities that will be accrued as of the Closing Date that relate to the post-Closing period, subject to adjustment based on actual Closing Date:

Excluded Accrued Liabilities	Amount
2015 Annual Report and Meeting	$52,500
Annual SOX Compliance Testing	19,707
Annual SEC Reporting	20,613
Annual Audit and Tax fees	115,166
Accrued Legal for SEC Reporting	59,166
Total Excluded Accrued Liabilities	$267,152

EXHIBIT B

FORM OF EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and effective as of the ___ day of ___________, 20___, by and between ROBERTS REALTY INVESTORS, INC., a Georgia corporation (the “Company”) and CHARLES S. ROBERTS (“Employee”).

WHEREAS, the Company, Roberts Properties Residential, L.P, a Georgia limited partnership (together with the Company, the “Seller Parties”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”) have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of November 19, 2014, pursuant to which, among other things, (i) on the date hereof, the Purchaser has purchased from the Company, and the Company has issued and sold to the Purchaser, ____________ shares (the “Closing Shares”) of common stock, $.01 par value per share, of the Company, (ii) the Company has agreed, in general terms and subject to the terms and conditions of the Stock Purchase Agreement (including Section 1.3 thereof), to issue additional shares of Common Stock to the Purchaser if, as a result of a post-closing true-up that takes into account, among other things, the actual aggregate net sale proceeds received by the Company for its four Legacy Properties, the adjusted net asset value of the Company is less than the estimated aggregate net asset value determined as of the Closing Date (the “True-up”), and (iii) the Company will grant to Purchaser a warrant to purchase up to $38 million of additional shares of Common Stock at a purchase price per share that is determined after giving effect to the True-Up; and

WHEREAS, as an essential element of the willingness of the Seller Parties to agree to the True-up, the Stock Purchase Agreement provides that the Company and Employee shall enter into this Agreement to provide that Employee shall supervise the disposition by the Seller Parties of the Legacy Properties, subject to the terms and conditions of this Agreement; and

WHEREAS, Employee is willing to assume the duties provided below to achieve the business goals of the Seller Parties and the Purchaser as reflected in the True-up if and only if he has the broad authority described below;

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

  Condition of Employment; Title, Duties and Authority.
(a)	The Company agrees to employ Employee, and Employee accepts such employment, subject to the terms and condition of this Agreement. Employee shall be an officer of the Company and shall have the title of Executive Vice President. Employee shall conduct a marketing process (which may, but shall not be required in all cases to, include the use of third party commercial real estate brokers) with respect to the sale of the following properties that are currently owned by the Company (the “Legacy Properties”): North Springs, Northridge, Highway 20 and Bradley Park. Employee shall be responsible for the marketing process, including positioning the properties for sale, identifying buyers, and negotiating terms of sale that are customary for similarly situated properties. All sales shall be subject to approval by the Board of Directors of the Company, including by a majority of the independent members of the Board of Directors of the Company, which approval shall not be unreasonably withheld or delayed, subject to their fiduciary duties. The Company acknowledges that Employee shall not be required to, and in fact will not, devote his full-time business attention to his duties and responsibilities hereunder.

(b)	Employee shall keep the Company’s Chief Executive Officer informed, through telephone calls and emails, on a regular basis (and in any event no less frequently than bi-weekly), of the status of the marketing process with respect to the Legacy Properties. Employee shall provide copies to the Chief Executive Officer (and any other officer of the Company designated by the Chief Executive Officer) of the following written communications to the extent that Employee deems them to be material: term sheets, letters of intent, indications of interest, offers, due diligence requests, responses to due diligence requests and other material written communications with potential purchasers.
(c)	Without the express prior written consent of the Chief Executive Officer and, if applicable, the prior approval of the Board of Directors, which consent or approval shall not be unreasonably withheld or delayed, subject to their fiduciary duties, Employee shall not be authorized to enter into, on behalf of the Company or any of its affiliates, any agreement, contract, term sheet, letter of intent, indication of interest or other binding or non-binding agreement with a potential buyer of a Legacy Property with respect to any potential sale of a Legacy Property, and Employee shall promptly provide the Chief Executive Officer copies of all such documents once they are signed by Employee on behalf of the Company.
(d)	Employee is expressly authorized, without the prior written consent of the Chief Executive Officer or the prior approval of the Board of Directors, to engage, on behalf of the Company or any of its affiliates, any service provider, vendor, legal counsel, consultant, civil engineer, environmental consultant, architect, land planner, broker, surveyor, photographer, marketing firm, website designer or developer or other third party as Employee deems appropriate, necessary or helpful in selling the Legacy Properties, so long as such engagements are on terms that are commercially reasonable and do not, when taken together with all other Selling Costs (as such term is defined on Exhibit A hereto), cause the aggregate Selling Costs to exceed $810,362 (the “Budgeted Selling Costs”). In that regard, Employee is authorized to retain, on behalf of the Company or any of its affiliates, without the need for any further approval by the Chief Executive Officer, the services of employees of Roberts Properties, Inc. and Roberts Properties Construction, Inc. (the “Roberts Companies”) to assist with the sale of the Legacy Properties, including assisting Employee in negotiating letters of intent and sales contracts in that regard, providing potential buyers with due diligence materials, responding to requests by potential buyers, reviewing the closing documents, closing the sales and other related matters. The Company shall pay for such services of employees of the Roberts Companies in accordance with the Company’s current reimbursement arrangement with the Roberts Companies, and such reimbursements shall be part of the Selling Costs. Employee shall promptly provide the Chief Executive Officer copies of all agreements engaging third parties as described in this Section 1(d) once they are signed by Employee on behalf of the Company.
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(e)	Employee shall provide to the Company monthly statements of payment and reimbursement obligations and other Selling Costs incurred by Employee on behalf of the Company in accordance with this Agreement, together with copies of invoices, receipts and other reasonable documentation, and the Company shall pay or reimburse such amounts within 30 days after Employee provides such documentation to the Company. For the avoidance of doubt, Employee shall not have the right to bind the Company under any of the contractual arrangements referenced in Section 1(d) above or otherwise, to incur any costs or to obligate the Company to pay any amounts if and to the extent that any such contractual arrangements, costs or amounts, when taken together with all other Selling Costs, cause the aggregate Selling Costs to exceed the Budgeted Selling Costs.
(f)	The Company acknowledges that Employee’s business location shall be metropolitan Atlanta and, although Employee may be required to travel from time to time in the course of performing his duties for the Company, Employee shall not be required to relocate his residence or his place of business outside of the metropolitan Atlanta area.
2.	Term and Termination.
(a)	Term; Termination. The term of this Agreement shall commence on the date hereof and, unless sooner terminated as hereinafter provided, shall continue until the first (1st) anniversary of the date hereof (the “Term”). Notwithstanding the foregoing, this Agreement shall terminate earlier than the first (1st) anniversary of the date hereof in the event any of the following occurs prior to such first (1st) anniversary: (i) the death of Employee or long-term disability of Employee; (ii) termination of this Agreement by the Company for Cause in accordance with Section 2(b) below; or (iii) the closing of the sale of all of the Legacy Properties. Even if all of the Legacy Properties have not been sold by the first (1st) anniversary of the date hereof, this Agreement and Employee’s employment with the Company shall nonetheless terminate on the first (1st) anniversary of the date hereof, and the Company’s other officers shall immediately assume responsibility for the disposition of any remaining Legacy Properties.

(b)	Termination for Cause. The Company shall have the right to terminate Employee’s employment at any time prior to expiration of the Term upon delivery of written notice of termination for Cause (as defined below) to Employee (which notice shall specify in reasonable detail the basis upon which such termination is made), such employment to terminate immediately upon delivery of such notice (provided that Employee has received any prior notice and opportunity to cure required by this Section 2(b)), unless otherwise specified by the Board of Directors of the Company, if a majority of the independent members of the Board of Directors determines that Employee’s employment hereunder shall be terminated for Cause. “Cause” shall be deemed to have occurred if Employee: (i) has misappropriated, stolen or embezzled funds or property from the Company or an affiliate of the Company, (ii) has been convicted of or entered a plea of “nolo contendere” for a felony which, in the reasonable opinion of a majority of the independent members of the Board of Directors, brings Employee or the Company into disrepute or is likely to cause material harm to the Company’s (or any affiliate of the Company) business, financial condition or prospects, (iii) has materially violated or breached any material provision of this Agreement and failed to cure such breach or violation to the reasonable satisfaction of the Board of Directors within 30 days after receipt of written notice of such breach or violation, or (iv) has violated any material law or regulation.

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(c)	Effects of Termination. Upon the expiration of the Term or the earlier termination of Employee’s employment hereunder, all rights and obligations of the parties arising under this Agreement shall immediately cease, except as follows:

(i)	if this Agreement is terminated prior to expiration of the one-year Term because of (1) the death of Employee or long-term disability of Employee; or (2) the earlier closing of the sale of all of the Legacy Properties, the Company shall (A) remain obligated to continue to pay the remaining amount of Employee’s Base Salary (as defined in Section 3(a) below) to Employee or Employee’s estate, as applicable, as if he had been employed through the first (1st) anniversary of the date hereof, which amount shall be paid to Employee or his estate, as applicable, in a lump sum not later than thirty (30) days after the termination of this Agreement, (B) promptly reimburse Employee under Section 3(b) below for all reasonable business expenses incurred through the date of termination of this Agreement and (C) promptly reimburse the Roberts Companies for all amounts that were incurred under, and in accordance with the terms and conditions of, Section 1(d) above through the date of termination of this Agreement; and

(ii)	Sections 4, 5, 6, 7 and 8 of this Agreement shall survive its termination or expiration.

3.	Compensation and Expenses.
(a)	Base Salary. During the Term, the Company shall pay Employee a base salary at the rate of $250,000 per annum (the “Base Salary”), payable on a monthly basis in equal monthly installments in accordance with customary payroll policies and procedures, including withholding requirements.
(b)	Business Expenses. During the Term, Employee shall be authorized to incur, and shall be reimbursed for, all reasonable out-of-pocket business expenses incurred by Employee in connection with the performance of his duties and responsibilities under this Agreement. “Reasonable” is defined as that which enables Employee to perform his duties for the Company (including meals and travel) comfortably but not extravagantly. Employee shall provide to the Company receipts or other reasonable documentation of such expenses for any individual expenditure over $25, and the Company shall reimburse Employee for such expenses promptly and in any event not later than 30 days after Employee provides such documentation to the Company. Employee shall provide the Chief Executive Officer with a monthly written summary of all reimbursable business expenses incurred by Employee.
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(c)	Employee Compensation and Related Expenses Not Part of Budgeted Selling Costs. Employee and the Company acknowledge that the Base Salary and related employment expenses incurred by the Company in connection with the employment of the Employee under this Agreement, and all business expenses incurred personally by Employee that are payable or reimbursable by the Company under this Agreement, shall not be Selling Costs that count towards the aggregate Budgeted Selling Costs under this Agreement, but such costs and expenses shall be deemed to be Selling Costs for purposes of the True-Up under the Stock Purchase Agreement. (Payments to the Roberts Companies shall not be deemed to be business expenses incurred personally by Employee.)
  Severability. In the event that any portion of this Agreement is determined to be invalid or unenforceable for any reason, such determination shall in no way affect the enforceability of other portions of the Agreement, which shall remain in full force and effect. To the extent that a court or other body construing this Agreement can render it enforceable by modifying any clause, while continuing to preserve the intent of the parties to protect their legitimate business interests, then the parties intend that the court or other body shall do so.
  Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the successors and permitted assigns of the Company. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations hereunder to any successor in connection with any sale, transfer or other disposition of all or substantially all of the Company’s assets, stock, or business, whether by merger, share exchange, asset sale, consolidation or otherwise.
  Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined in accordance with Georgia law excluding the “conflicts of law” rules thereof. Each party hereby expressly consents to the exclusive jurisdiction and venue of the state and federal courts located in Atlanta, Georgia for any lawsuit filed by either party arising from or relating to this Agreement.
  Waiver of Jury Trial. The parties waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement or under any instrument, document or agreement delivered in connection herewith or hereafter and agree that any such action or proceeding shall be tried before a court and not before a jury.
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  Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior agreements and discussions between the parties in that regard. This Agreement may not be changed or amended orally but only by an agreement in writing signed by both the parties.
  Opportunity to Consult Counsel. Employee acknowledges receipt of a copy of this Agreement prior to the date hereof and also acknowledges having had ample time to consult counsel of Employee’s choice concerning the terms and conditions of this Agreement.
  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic means shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

[Signatures are on the following page]

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IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the day and year first written above.

THE COMPANY:

ROBERTS REALTY INVESTORS, INC.

By:

Name:

Title:

Address for Notices:

c/o Avenue Capital Group

399 Park Avenue

New York, New York 10022

Attention: Edward Gellert

Telephone: 212-850-7534

Email: egellert@avenuecapital.com

EMPLOYEE:

CHARLES S. ROBERTS

 Signature

Address for Notices:

Charles S. Roberts

375 Northridge Road

Suite 330

Atlanta, Georgia 30350

Telephone: (770) 394-6000

Email: cr@robertsproperties.com

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Exhibit A

SELLING COSTS

Defined terms used in this Exhibit A and not defined shall have the meanings set forth in the Employment Agreement to which it is attached.

For purposes of this Exhibit A and the Employment Agreement, “Selling Costs” means (i) sales commissions, and (ii) all costs incurred by the Company or by Employee on behalf of the Company in connection with the performance of Employee’s duties under the Employment Agreement and the marketing and sale of the Legacy Properties (excluding Base Salary, reimbursable business expenses incurred by Employee, and other employment expenses incurred by the Company in connection with the employment of Employee), including but not limited to (A) costs incurred in connection with the engagement of any service provider, vendor, legal counsel, consultant, civil engineer, environmental consultant, architect, land planner, broker, surveyor, photographer, marketing firm, website designer or developer or other third party, (B) transfer taxes, (C) all costs incurred by the Company in connection with the services of employees of the Roberts Companies to assist with the sale of the Legacy Properties and (D) miscellaneous sales and closing costs.

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EXHIBIT C

FORM OF GOVERNANCE AND VOTING AGREEMENT

THIS GOVERNANCE AND VOTING AGREEMENT (this “Agreement”) is made as of the ____ day of ___________, 20___ by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”), and Charles S. Roberts, an individual (“Roberts” and, together with the Company and the Purchaser, the “Parties” and each a “Party”).

WHEREAS, the Company, Roberts Properties Residential, L.P, a Georgia limited partnership, and the Purchaser have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated the 19th day of November, 2014, pursuant to which, among other things, the Purchaser has agreed to purchase from the Company, and the Company has agreed to issue and sell to the Purchaser, _______________ shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) on the terms and subject to the conditions set forth in the Stock Purchase Agreement; and

WHEREAS, upon the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), the Purchaser and Roberts will each beneficially own and have the power to direct the voting or disposition of certain shares of the Company’s capital stock; and

WHEREAS, the Parties desire to enter into this Agreement to provide for the composition of the Board of Directors of the Company (the “Board”) immediately following the Closing and to provide for certain other rights and obligations of the Purchaser, the Company and Roberts with respect to certain shares of the Company’s capital stock beneficially owned by the Purchaser and Roberts, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  Initial Board Composition and Representation. In connection with the Closing, the Company agrees to take all Necessary Actions (as defined below) to effectuate the following results:

(a)                At the Closing, the existing Board shall take all Necessary Actions to increase the number of directors on the Board from five to seven effective upon the Closing, thereby creating two vacancies on the Board. In accordance with the provisions of the Georgia Business Corporation Code, the increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In that regard, the class of 2015 shall have two directors, the class of 2016 shall have three directors and the class of 2017 shall have two directors. Each of the seven directors shall be appointed into a particular class as described in Sections 1(b) through 1(f) below.

(b)               Prior to the Closing, all five directors serving on the Board immediately prior to the Closing (including Roberts, subject to Section 1(f) below) shall deliver letters of resignation and release to the Company, and the Company shall deliver copies of such letters to the Purchaser in accordance with the requirements of the Stock Purchase Agreement. Such resignations shall be effective only if the Closing occurs and otherwise at the times and in the sequence described in Sections 1(c) through 1(f) below.

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(c)                At or immediately following the Closing, the resignations of Weldon R. Humphries and Wm. Jarell Jones shall become effective, and the members of the Board at that time shall appoint ___________ and _____________ (the “Purchaser Directors”) to fill two of the vacancies in the class of 2017. Neither of the Purchaser Directors (or any replacement) shall be required to qualify as an Independent Director (as defined below).

(d)               Immediately after the events described in the preceding Section 1(c), the resignations of John L. Davis and Charles R. Elliott shall become effective, and the members of the Board at that time shall appoint ______________ and ______________, each qualifying as an “Independent Director” as defined below as of the Closing Date (each a “New Independent Director”), to fill the two vacancies in the class of 2016. If either such person is unable or unwilling to serve, another person designated in writing by the Purchaser and qualifying as an “Independent Director” as defined below shall be appointed to the class of 2016.

(e)                Immediately after the events described in the preceding Sections 1(c) and 1(d) above, the resignation of Roberts (in which he shall resign as a director and as an officer of the Company and its Affiliates (as defined below)) shall become effective, and the members of the Board at that time shall appoint ______________ and ______________, each qualifying as an “Independent Director” as defined below as of the Closing Date (each a “New Independent Director”), to fill the two newly created vacancies in the class of 2015. If either such person is unable or unwilling to serve, another person designated in writing by the Purchaser and qualifying as an “Independent Director” as defined below shall be appointed to the class of 2015. The two (2) New Independent Directors in the class of 2015, together with the two (2) New Independent Directors in the class of 2016, shall, collectively, be the “New Independent Directors.”

(f)                Immediately after the events described in the preceding Sections 1(c), 1(d) and 1(e) above, Roberts shall immediately thereafter be re-appointed as a director of the Company (but not as the Chairman of the Board) in the Class of 2016 and re-appointed and employed as an officer of the Company in accordance with that certain Employment Agreement between the Company and Roberts dated as of the Closing Date (the “Employment Agreement”).

(g)               For purposes of this Agreement, a Person shall be deemed to be an “Independent Director” if he or she satisfies the independence standards of both (1) the Company’s articles of incorporation and bylaws, as in effect on the date hereof and as of the Closing Date, and (2) the NYSE MKT or such other national securities exchange or quotation system on which the Company’s securities may become listed for trading or quotation (each an “Independent Director”). Each New Independent Director must qualify as an Independent Director throughout his or her term as a director. If at any time, the Board determines that any Company director (other than Roberts and the Purchaser Directors), does not qualify as an Independent Director, the Company shall give prompt written notice to the Parties of such determination and the basis therefor. Upon making such determination, or receiving notice thereof, the Purchaser shall designate a replacement director, and the Company shall take such actions as are necessary to cause such existing director to resign from the Board, and the qualifying replacement director to be appointed or elected to the Board, as soon as reasonably practical. To effectuate such requirement, each of the New Independent Directors shall execute and deliver to the Company on the Closing Date, and any replacement director therefor shall execute and deliver to the Company on the date of his or her designation, a letter of resignation, in the form attached as Exhibit A hereto, which resignation shall automatically take effect upon a determination by the Board that such director has ceased to qualify as an “Independent Director.”

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(h)               For purposes of this Agreement, “Necessary Actions” shall mean, with respect to a specified result, all actions that are permitted by applicable law and applicable stock exchange rules as shall be necessary to cause such result. Such actions shall include, but are not limited to: (i) adoption by the Board of resolutions or other similar action by the Board as shall be required in order to increase the number of directors on the Board as described in this Agreement, including but not limited to approving an amendment to the Company’s bylaws; (ii) appointment by the Board of the individuals identified under this Agreement to fill vacancies on the Board; (iii) including individuals identified under this Agreement in the slate of nominees to the Board recommended to the shareholders of the Company for election as directors; (iv) soliciting proxies or consents in favor of the election of individuals nominated for election to the Board; (v) voting (whether at an annual or special meeting) or providing a written consent or proxy with respect to shares of Common Stock; (vi) calling or attending meetings in person or by proxy for the purposes of obtaining a quorum and causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company; (vii) causing members of the Board to act in a certain manner or causing them to be removed if they do not act in such a manner; (viii) executing agreements and instruments; and (ix) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

(i)                 For purposes of this Agreement, “Affiliate” shall mean, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, managing member, officer or director of such person.

2.                  Continuing Board Composition and Representation.

(a)                Purchaser Directors. Subject to Section 2(c) below, the Company agrees to take all Necessary Actions to nominate each of the two Purchaser Directors (or any replacement thereof designated by the Purchaser) for re-election to the Board at each subsequent meeting of the shareholders of the Company held to consider a vote on the election of directors of the class in which such Purchaser Director serves, and not to take any action that is designed to interfere with such election or re-election of each such Purchaser Director to the Board. Only such individuals designated in accordance with Section 1(c) above, or in accordance with the provisions of this Section 2, shall be eligible for nomination or election as successors to the Purchaser Directors. Subject to Section 2(c), if at any time a vacancy occurs on the Board with respect to the directorship of either of the Purchaser Directors (by reason of such director’s death, disability, resignation, removal or otherwise), the Company agrees to take all Necessary Actions to cause a replacement director, designated by the Purchaser (or its permitted assignees), to be appointed to fill such vacancy promptly following his or her designation by the Purchaser (or permitted assignees) hereunder. If the Purchaser fails to designate a replacement director to be appointed to fill such vacancy, the Nominating and Governance Committee shall be permitted to designate a nominee (who shall qualify as an Independent Director) for election to the Board to fill such vacancy at the next succeeding annual meeting of shareholders of the Company. If the Purchaser fails to designate a replacement director to be appointed to fill such vacancy and the Nominating and Governance Committee designates a nominee for election to the Board to fill such vacancy as provided in the immediately preceding sentence, the Purchaser’s rights under Sections 1 and 2 hereof shall not be terminated and shall apply at the next succeeding meeting of shareholders of the Company at which an election of directors occurs.

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(b)               New Independent Directors. Subject to Sections 2(c) below, the Company agrees to take all Necessary Actions to nominate each of the four New Independent Directors (or any replacement thereof designated by the Purchaser) for re-election to the Board at each subsequent meeting of the shareholders of the Company held to consider a vote on the election of the class in which each such New Independent Director serves, and not to take any action that is designed to interfere with such election or re-election of each such director to the Board. Only such individuals designated in accordance with Section 1(d) and 1(e) above, or in accordance with the provisions of this Section 2, shall be eligible for nomination or election as successors to the New Independent Directors. Subject to Section 2(c), if at any time a vacancy occurs on the Board with respect to the directorship of any of the New Independent Directors (by reason of such director’s death, disability, resignation, removal or otherwise), the Company and the Purchaser agree to take all Necessary Actions to cause a replacement director, designated by the Purchaser (or its permitted assignees), to be appointed to fill such vacancy promptly following his or her designation by the Purchaser (or permitted assignees) hereunder. If the Purchaser fails to designate a replacement director to be appointed to fill such vacancy, the Nominating and Governance Committee shall be permitted to designate a nominee (who shall qualify as an Independent Director) for election to the Board to fill such vacancy at the next succeeding annual meeting of shareholders of the Company. If the Purchaser fails to designate a replacement director to be appointed to fill such vacancy and the Nominating and Governance Committee designates a nominee for election to the Board to fill such vacancy as provided in the immediately preceding sentence, the Purchaser’s rights under Sections 1 and 2 hereof shall not be terminated and shall apply at the next succeeding meeting of shareholders of the Company at which an election of directors occurs.

(c)                Termination of Purchaser Board Designation Rights. Notwithstanding any other provision in Section 2(a) or Section 2(b) above:

(i)                 The obligations of the Company under this Agreement to take all Necessary Actions to appoint, or to nominate for election, the Purchaser Directors, or to appoint or nominate replacements thereto, and to take all Necessary Actions to appoint any Purchaser Director to serve on the Committees (as defined below), in each case as designated by the Purchaser in accordance with this Agreement, shall only apply if the Purchaser and its members, and their respective Affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of Common Stock initially acquired at the Closing (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock). “Beneficial ownership” shall have the meaning provided in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

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(ii)               The obligations of the Company under this Agreement to take all Necessary Actions to nominate the New Independent Directors, or to take all Necessary Actions to appoint or nominate replacements thereto, and to take all Necessary Actions to appoint any new Independent Director to serve on the Committees (as defined below), in each case as designated by the Purchaser in accordance with this Agreement, shall only apply if the Purchaser and its members, and their respective Affiliates, collectively maintain continuous beneficial ownership of at least 100% of the shares of Common Stock initially acquired at the Closing (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock).

(d)               Designation of Nominees. The Company shall give the Purchaser written notice (the “Company Designation Request”) (i) requesting that the Purchaser designate directors pursuant to the terms of Sections 2(a) and 2(b), (ii) stating the Company’s intention to take all Necessary Actions to include such designees in its upcoming proxy statement to shareholders, and (iii) providing the date on which the proxy statement is to be mailed (the “Mailing Date”), such Company Designation Request to be delivered not less than 45 days prior to the Mailing Date. To designate a director pursuant to the provisions of Sections 2(a) and 2(b), the Purchaser shall be required to have given the Company written notice of the Purchaser’s designees, together with all information relating to such designee or designees required to be included by the Company in such proxy statement under applicable laws, including the federal proxy rules (the “Designation Notice”), on or before the tenth day prior to the Mailing Date (the “Designation Date”). If the Purchaser shall have failed to designate nominees for election to fill any of the Purchaser Director or New Independent Director slots on the Board as provided in this Section 2 by the Designation Date, such director nominees shall instead be designated by the Nominating and Governance Committee not later than two days before the Mailing Date (the “Final Designation Date”), and such director shall, if elected, (i) serve until the end of such director’s term and until his or her successor is duly elected and qualifies, (ii) be an Independent Director (if not an Purchaser Director), (iii) assume all Committee positions previously held by the prior Purchaser Director or New Independent Director, as applicable, and (iv) otherwise be deemed the Purchaser Director or New Independent Director, as applicable, for purposes of this Agreement, until the next meeting of Company shareholders at which the shareholders vote for the election of directors of the class in which such Purchaser Director or New Independent Director serves.

(e)                Vacancies. If a vacancy shall have occurred in the position of either Purchaser Director or any New Independent Director during any period during which the Purchaser (or any permitted assignee thereof) has the right to designate a replacement director to be appointed to fill such vacancy, yet the Purchaser fails to designate a replacement director pursuant to Section 2(a) or 2(b), as applicable, for a period of more than 45 days after the vacancy in such position has occurred, then and until such replacement is so named, the replacement director for the Purchaser Director and/or New Independent Director shall be designated by the Nominating and Governance Committee (i) to serve until the end of such director’s term and until his or her successor is duly elected and qualifies, (ii) be an Independent Director (if not an Purchaser Director), (iii) assume all Committee positions previously held by the prior Purchaser Director or New Independent Director, as applicable, and (iv) otherwise be deemed the Purchaser Director or New Independent Director, as applicable, for purposes of this Agreement.

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(f)                Chairman of the Board. At all times during which the Purchaser has the right to designate the Purchaser Directors for election to the Board, the Company agrees to take all Necessary Actions so that one of the Purchaser Directors identified by the Purchaser shall be appointed to serve as the Chairman of the Board.

(g)               Roberts Board Right. So long as Roberts continuously maintains beneficial ownership of at least 1,100,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock) during the one year period after the Closing Date, the Company and the Purchaser agree to take all Necessary Actions to nominate Roberts for re-election to the Board at any meeting of the shareholders of the Company held after the Closing and before the first anniversary of the Closing Date to consider a vote on the election of directors of the class in which Roberts serves (or, to the extent the Company has de-classified the Board, which the parties acknowledge is the Company’s intent, to consider a vote on the election of all directors), and not to take any action that is designed to interfere with the election or re-election of Roberts to the Board during such one-year period. Roberts agrees to resign from the Board immediately upon the first to occur of the following two events: (i) in the event he fails to continuously maintain beneficial ownership of at least 1,100,000 shares of Common Stock (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock) and (ii) the first anniversary of the Closing Date. While he serves as a director, Roberts shall be authorized to incur, and shall be reimbursed for, all reasonable travel expenses incurred in carrying out his duties as a director. “Reasonable” is defined as that which enables Roberts to perform his duties as a director (including meals and travel) comfortably but not extravagantly. Roberts shall provide to the Company receipts or other reasonable documentation of such expenses for any individual expenditure over $25, and the Company shall reimburse Roberts for such expenses promptly and in any event not later than 30 days after Roberts provides such documentation to the Company.

3.                  Committee Representation.

(a)                At or immediately following the Closing, the Company agrees to take all Necessary Actions to set the number of directors on the Board’s (i) Audit Committee, (ii) Compensation Committee, and (iii) Nominating and Governance Committee (each a “Committee” and collectively, the “Committees”) at three (3) directors per Committee.

(b)               At or immediately following the Closing, the Company agrees to take all Necessary Actions to cause three of the New Independent Directors designated by the Purchaser to be appointed, and thereafter to be re-appointed, to serve on each of the Committees. The members of each Committee shall designate a Committee Chairman from among such Committee members. If, at any time, the Board determines that a director serving on a Committee does not qualify as an Independent Director, the Company shall give prompt written notice of such determination and the basis therefor to the director in question and the Purchaser. Upon making such determination, or receiving notice thereof, the director whom the Board has determined does not qualify as an Independent Director shall resign from all Committees as soon as reasonably practical, and the Purchaser shall designate a replacement director who qualifies as an Independent Director to fill the vacancy created by such resignation.

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4.                  Voting. From and after the Closing,

(a)                The Purchaser agrees to vote all shares of Common Stock (and any other shares of the Company’s capital stock held by Purchaser and entitled to vote) beneficially owned by it and entitled to vote, and Roberts agrees to vote all shares of Common Stock beneficially owned by him and entitled to vote, in favor of the election or re-election, as the case may be, of the directors designated by the Parties as provided in this Agreement at any meeting (or written consent in lieu of a meeting) of the Company’s shareholders held to consider the election of any such designated director; provided, however, that (i) the Purchaser’s foregoing obligations with respect to the election of Roberts as a director shall only apply while Roberts has the right to be nominated for election as a director pursuant to Section 2(g) and (ii) Roberts’ foregoing obligations with respect to the election of the Purchaser Directors and the New Independent Directors designated by the Purchaser for election as directors shall terminate upon the first to occur of the termination of Roberts’ right to be nominated for election as a director pursuant to Section 2(g) and Roberts’ resignation from the Board.

(b)               Roberts agrees to vote all shares of the Company’s capital stock beneficially owned by him and entitled to vote in favor of any resolution or proposal approved by a majority of the Independent Directors and recommended by the Board for approval by shareholders of the Company; provided, however, that Roberts’ voting obligations shall expire upon the first to occur of the termination of Roberts’ right to be nominated for election as a director pursuant to Section 2(g) and Roberts’ resignation from the Board. Such matters may include, but are not limited to, any of the following matters, which the Company and the Purchaser have stated that they intend to effectuate as soon as is practicable after the Closing:

(i)                 Any proposal to reincorporate the Company as a Maryland corporation, whether through an affiliated merger or otherwise;

(ii)               Any proposal to de-classify the Board of Directors of the Company;

(iii)             Any proposal to effectuate a reverse split of the Company’s common stock;

(iv)             Any proposal to amend the Company’s charter or bylaws to waive the application of the corporate opportunity doctrine to the Purchaser Directors with respect to investment opportunities identified by them or their Affiliates for the benefit of the other investment funds and accounts managed by them or their Affiliates; and

(v)               Any proposal to adopt an amended or restated charter of the Company in furtherance of any of the foregoing matters that requires such an amendment or restatement.

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(c)                So long as the Purchaser and its members, and their respective Affiliates, collectively maintain continuous beneficial ownership of an aggregate of at least 100% of the shares of Common Stock initially acquired at the Closing (subject to adjustment for stock splits, stock dividends and other similar adjustments to the shares of Common Stock), Roberts shall maintain beneficial ownership of a sufficient number of shares of Common Stock that will allow the Purchaser and Roberts to collectively maintain beneficial ownership of a majority of the shares of Common Stock outstanding upon completion of the Closing; provided, however, that Roberts’ obligations under this Section 4(c) (i) shall expire upon the first to occur of the termination of Roberts’ right to be nominated for election as a director pursuant to Section 2(g) and Roberts’ resignation from the Board and (ii) shall never require that Roberts purchase additional shares of Common Stock.

5.                  Right of First Offer.

(a)                Grant. For a period of three (3) years following the Closing (as defined in the Stock Purchase Agreement), subject to the terms of Section 5(d), Roberts hereby unconditionally and irrevocably grants to the Purchaser and any of its Affiliates, collectively referred to as the Purchaser for this Section 5, the right (the “Right of First Offer”), but not the obligation, to purchase some or all of the Common Stock beneficially owned by Roberts (“Transfer Stock”) with respect to any proposed assignment, sale, offer to sell, disposition of or any other like transfer of the Transfer Stock (a “Proposed Transfer”), at the price and on the same terms and conditions as those specified in any Proposed Transfer Notice (as defined below).

(b)               Notice. In the event of a Proposed Transfer, Roberts must deliver to the Purchaser a written notice setting forth the terms and conditions of a Proposed Transfer (a “Proposed Transfer Notice”) not later than five (5) business days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price) of the Proposed Transfer. To exercise its Right of First Offer, the Purchaser must deliver a written notice notifying Roberts that the Purchaser intends to exercise its Right of First Offer as to some or all of the Transfer Stock with respect to any Proposed Transfer within five (5) business days after Purchaser’s receipt of the Proposed Transfer Notice (“Purchaser Notice”).

(c)                Periods of Sale and Sale Price. If the Purchaser has not delivered a Purchaser Notice and the five (5) business day period for the Purchaser to deliver the Purchaser Notice has ended (“Refusal Date”), Roberts may consummate a Proposed Transfer directly related to the Proposed Transfer Notice only if the following conditions have been met: (i) for a sale price that is 95% or more of the sale price specified in the Proposed Transfer Notice and (ii) (a) within a period of ninety (90) days from the Refusal Date in the event of a private, unregistered sale of Transfer Stock or (b) within a period of fifteen (15) business days from the Refusal Date in the event of a publicly registered sale of Transfer Stock. Any Proposed Transfer not consummated at the price or within the timeframe referenced above will be subject to the requirements referenced in Section 5(b).

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(d)               Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 5(a) and 5(b) shall not apply to: (i) bona fide gifts of Common Stock beneficially owned by Roberts to the immediate family members of Roberts or (ii) sales of Common Stock beneficially owned by Roberts sold under Roberts’ 10b5-1 plan which plan currently allows Roberts to sell up to 100,000 shares of Common Stock on a quarterly basis at a price per share of at least $1.40. Roberts shall have the irrevocable right to continue to have a 10b5-1 plan in accordance with applicable securities laws and any sales under such 10b5-1 plan shall continue to be Exempted Transfers. The Company shall take all Necessary Actions to enable Roberts to exercise his right to continue to have a 10b5-1 plan for so long as Roberts is a director or officer of the Company.

(e)                Closing. The closing of the purchase of Transfer Stock by the Purchaser shall take place, and all payments from the Purchaser shall have been delivered to Roberts, by the fifteenth (15th) day following the delivery of the Purchaser Notice. Upon Purchaser’s payment of the purchase price to Roberts as set forth in the Purchase Notice for the applicable number of shares of Common Stock being purchased by Purchaser, Roberts shall deliver to Purchaser good, valid and marketable title to such Transfer Stock being purchased, free and clear of any and all liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, and shall execute and deliver to the Purchaser an irrevocable stock power providing for the sale and assignment of such Transfer Stock.

(f)                Effect of Failure to Comply. Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Section 5 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Section 5 would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of sales and other transfers of Transfer Stock not made in accordance with this Section 5), and the Company acknowledges and agrees to enforce the provisions of this Section 5(f).

6.                  Severalty of Obligations. The obligations under this Agreement of each Party and the separate and several obligations of that Party and are not joint obligations with respect to any other person. No Party shall be responsible or liable for the obligations of or any action taken or omitted to be taken by any other Party hereunder.

7.                  Miscellaneous Provisions.

(a)                Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic means shall be considered original executed counterparts for purposes of this Section, provided that receipt of copies of such counterparts is confirmed.

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(b)               Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address or email address as set forth on the signature page hereof, or to such other address or email address as subsequently modified by written notice given in accordance with this Section 7(b).

(c)                Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Georgia without regard, to the fullest extent permitted by law, to the conflicts of law provisions thereof which might result in the application of the laws of any other jurisdiction.

(d)               Entire Agreement. This Agreement (including its exhibits, appendices and schedules) and the other documents delivered pursuant to this Agreement constitute a complete and exclusive statement of the agreement between the Parties with respect to its subject matter, and supersede all other prior agreements, arrangements or understandings by or between the Parties, written or oral, express or implied, with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person who is not a Party (or their successors and assigns) any rights or remedies hereunder.

(e)                Specific Performance. The Parties acknowledge and agree that a breach or threatened breach, of any agreement contained herein will cause irreparable damage, and the other Parties will have no adequate remedy at law or in equity. Accordingly, each Party agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief.

(f)                Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties. This Agreement and all the provisions hereof are personal to each of the Parties, and except as otherwise provided in the next succeeding sentence, shall not inure to a Party’s respective successors and may not be assigned by a Party without the prior written consent of the other Parties. Any assignment in violation of the foregoing shall be void and of no effect. Notwithstanding the foregoing to the contrary, the Purchaser may assign its rights, benefits and obligations under this Agreement, including but not limited to its rights to designate the Purchaser Directors or New Independent Directors (or replacements thereto) and its rights, benefits and obligations under Section 4 hereof, to any Qualified Institutional Buyer that purchases all but not less than all of the shares of Common Stock purchased by the Purchaser at the Closing.

(g)               Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

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(h)               Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by (i) the Company and (ii) each Party then entitled to designate a director of the Company pursuant to the provisions hereof (each Party described in this clause (ii) being an “Amending Party,” it being understood, for purposes of this Section 7(h), that no Party entitled at any time to designate a director hereunder shall cease to be an Amending Party unless and until such Party shall have expressly and permanently surrendered, forfeited or assigned any and all of such designation rights). Any Party may, only by an instrument in writing, waive compliance by any other Party with any term or provision hereof on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

(i)                 Interpretation; Absence of Presumption.

(i)                 For the purposes hereof, (A) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (B) the terms “hereof,” “herein,” “hereto” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified; (C) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (D) the word “or” shall not be exclusive; and (E) provisions shall apply, when appropriate, to successive events and transactions.

(ii)               This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(iii)             Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement.

(j)                 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to Persons or circumstances, other than the Party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

(k)               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(k).

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(l)                 Further Assurances. The Parties agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.

(m)             Share Adjustments. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting such shares occurring after the date of this Agreement.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the day and year first above written.

COMPANY:

ROBERTS REALTY INVESTORS, INC.

By:
Name:
Title:

Address: c/o Avenue Capital Group 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com

THE PURCHASER:

A-III INVESTMENT PARTNERS LLC

By:
Name:
Title:

Address: c/o Avenue Capital Group 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com

ROBERTS:

Signature

Address: 375 Northridge Road Suite 330 Atlanta, GA 30350 Attention: Charles S. Roberts Telephone: 770-394-6000 Email: cr@robertsproperties.com

Signature Page to Governance and Voting Agreement

Exhibit A

[________________] [__], 20[__]

Board of Directors

Roberts Realty Investors, Inc.

To the Board of Directors:

I hereby tender my conditional resignation, as a member of the board of directors of Roberts Realty Investors, Inc. (the “Company”), and as a member of any and all committees thereof, upon the terms set forth herein. I acknowledge that (i) my execution and delivery of this letter is a condition to my eligibility to serve in such capacity, (ii) this letter shall be deemed reaffirmed, upon each and every subsequent instance of my election or re-election to the board of directors of the Company, by my acceptance of such position (whether or not in writing) without the requirement of re-execution or re-delivery of a letter of like tenor, and (iii) other than with respect to the conditions set forth herein, this letter shall be irrevocable.

My resignation herein tendered shall be effective upon, and only upon, a determination by the board of directors of the Company that I do not satisfy the independence standards of both (1) the Company’s charter and bylaws, as in effect on the date hereof, and (2) the NYSE MKT or such other exchange as the Company’s shares of Common Stock are then listed.

Sincerely,

[INSERT NAME OF DIRECTOR]

EXHIBIT D

FORM OF MANAGEMENT AGREEMENT

MANAGEMENT AGREEMENT

by and among

Roberts Realty Investors, Inc., Roberts Properties Residential, L.P.

and

A-III Manager LLC

Dated as of              , 20___

MANAGEMENT AGREEMENT, dated as of ____________, 20___ (the “Effective Date”), by and between Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P. (the “Operating Partnership”) and A-III Manager LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, through the Operating Partnership and its other direct and indirect subsidiaries, the Company invests and intends to continue to invest in Target Assets (as defined below), and the Company intends to operate its business in a manner that will allow the Company to qualify as a real estate investment trust for federal income tax purposes within the meaning of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) beginning in 2016, or such other year in which the Company first becomes eligible to qualify as a real estate investment trust under the Code; and

WHEREAS, the Company and the Operating Partnership, for themselves and on behalf of any current or future subsidiaries, desire to retain the Manager to manage and administer their business activities and day-to-day operations and to perform services for them in the manner and on the terms set forth herein, and the Manager wishes to be retained to provide such services.

NOW THEREFORE, in consideration of the promises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a)           The following terms shall have the meanings set forth in this Section 1(a):

“Acquisition Fee” means an acquisition fee, calculated and payable in cash within five Business Days after the closing of any Property or other investment acquired by the Company or any Subsidiary after the date hereof, in an amount equal to 1% of the gross purchase price paid for each such Property or other investment, including the total equity invested by the Company or any Subsidiary, and any debt assumed or incurred to fund all or a portion of the gross purchase price paid for such Property or other investment; provided, however, that the Acquisition Fee shall not be applicable to (i) short-term temporary investments in money market funds, bank accounts and other money market instruments pending deployment of such capital in the Company’s operations or in other investments, (ii) investments in marketable securities purchased in an active secondary trading market and (iii) for any investment made through a joint venture with one or more partners that are not Affiliates of the Company, the pro rata portion of the gross purchase price for such investment attributable to any such joint venture partner’s equity investment based on the partner’s percentage equity interest in the joint venture; provided, however, that the Manager shall be entitled to be paid an acquisition fee and/or other economic benefit from such joint venture partner in respect of the partner’s pro rata share of the investment pursuant to the terms of a separate agreement between the Manager and the joint venture partner.  That arrangement shall be outside the scope of the joint venture agreement between the Company and the joint venture partner.  By way of example only, with respect to payments of an Acquisition Fee by the Company to the Manager, if the Company makes an investment through a joint venture with a partner where the Company and the joint venture partner each invests 50% of the equity in such investment, then the Manager will be entitled to receive a fee from the Company equal to 1% of one-half of the gross purchase price for such investment.

“Administration Agreement” has the meaning set forth in Section 2(d) hereof.

“Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any executive officer, general partner or managing member of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer, general partner or managing member. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Manager or its Affiliates for purposes of this Agreement.

“Agreement” means this Management Agreement, as amended, supplemented or otherwise modified from time to time.

“Automatic Renewal Term” has the meaning set forth in Section 11(a) hereof.

“Bankruptcy” means, with respect to any Person, (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other U.S. federal or state or foreign insolvency law, or such Person’s filing an answer consenting to or acquiescing in any such petition, (b) the making by such Person of any assignment for the benefit of its creditors, (c) the expiration of 90 days after the filing of an involuntary petition under Title 11 of the Unites States Code, an application for the appointment of a receiver for a material portion of the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other U.S. federal or state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 90-day period or (d) the entry against such Person of a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereinafter in effect.

“Base Management Fee” means the base management fee, calculated and payable quarterly in arrears, in an amount in cash equal to the product of: (i) the Equity of the Company as of the end of such fiscal quarter, and (ii) one-fourth of 1.50%. The Base Management Fee shall be pro rated for partial quarterly periods based on the number of days in such partial period compared to a 90 day quarter.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Claim” has the meaning set forth in Section 9(c) hereof.

“Code” has the meaning set forth in the Recitals.

“Common Stock” means the common stock, par value $0.01, of the Company.

“Company” has the meaning set forth in the Recitals. When used in this Agreement with reference to the Company’s business, assets, Properties, investment activities and operations, the Company shall be deemed to mean the Company and the Subsidiaries taken as a consolidated group, unless the context requires otherwise.

“Company Indemnified Party” has meaning set forth in Section 9(b) hereof.

“Conduct Policies” has the meaning set forth in Section 2(l) hereof.

“Confidential Information” has the meaning set forth in Section 6 hereof.

“Disposition Fee” means a disposition fee, calculated and payable in cash within five Business Days after the closing of any sale or other disposition by the Company or any Subsidiary of any Property or other investment after the date hereof, in an amount equal to the lesser of (i) 50% of a market brokerage commission for such disposition and (ii) 1% of the sale price with respect to such disposition; provided, however, that no Disposition Fee shall be payable with respect to (a) the disposition of any Legacy Property, (b) any disposition of a Property investment to an Affiliate of the Manager or (c) any disposition of an investment (or a portion of an investment) with respect to which the Manager was not entitled to receive an Acquisition Fee from the Company when such investment was acquired.

“Effective Termination Date” has the meaning set forth in Section 11(b) hereof.

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“Equity” means (a) the sum of (1) the net proceeds from all issuances of the Company’s Common Stock and OP Units (without double counting) and other equity securities from the date hereof, which shall include the issuance of Common Stock pursuant to the terms of the Stock Purchase Agreement on the date hereof (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) and any issuances of Common Stock or OP Units in exchange for Property investments and other investments, plus (2) the product of (x) the sum of the (i) the number of shares of Common Stock issued and outstanding immediately prior to the date hereof and (ii) the number of shares of Common Stock for which the number of OP Units issued and outstanding immediately prior to the date hereof (excluding any OP Units held by the Company) may be redeemed in accordance with the terms of the Partnership Agreement and (y) the Purchase Price Per Share (as defined in the Stock Purchase Agreement) paid by the Purchaser for the shares of Common Stock issued by the Company to the Purchaser under the Stock Purchase Agreement, as such Purchase Price Per Share may be adjusted pursuant to the terms thereof, plus (3) the Company’s and the Operating Partnership’s (without double counting) retained earnings calculated in accordance with GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount in cash that the Company or the Operating Partnership has paid to repurchase Common Stock, OP Units or other equity securities of the Company as of the date hereof. Equity excludes (1) any unrealized gains, losses or non-cash equity compensation expenses that have impacted stockholders’ equity as reported in the Company’s financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between the Manager and the Company’s Independent Directors and approval by a majority of the Independent Directors and (3) the Company’s accumulated deficit as of the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in effect in the United States on the date such principles are applied.

“Good Reason” means (a) a material breach or default by the Company of its obligations under this Agreement or (b) any material amendment, modification or supplement to the Investment Guidelines by the Board, or any material modification or revocation by the Board of the Manager’s authority set forth in the Investment Guidelines, that is not approved, or is rejected, by the Manager.

“Governing Instruments” means, with regard to any entity, the articles of incorporation or certificate of incorporation and bylaws in the case of a corporation, the partnership agreement in the case of a general or limited partnership, the certificate of formation and operating agreement in the case of a limited liability company, the trust instrument or declaration of trust in the case of a trust, or similar governing documents in each case as amended.

“Incentive Fee” means an incentive fee, calculated and payable after each fiscal quarter, in an amount equal to the excess, if any, of (i) the product of (A) 20% and (B) the excess of (1) the Company’s Adjusted Net Income (described below) for such fiscal quarter and the immediately preceding three fiscal quarters over (2) the Hurdle Amount (described below) for such four fiscal quarters, less (ii) the sum of the Incentive Fees already paid or payable for each of the three fiscal quarters preceding such fiscal quarter. Any adjustment to the Incentive Fee calculation proposed by the Manager shall be subject to the approval of a majority of the Independent Directors.

For purposes of calculating the Incentive Fee, “Adjusted Net Income” for the preceding four fiscal quarters means the net income calculated in accordance with GAAP after all base management fees but before any acquisition expenses, expensed costs related to equity issuances, incentive fees, depreciation and amortization and any non-cash equity compensation expenses for such period. Adjusted Net Income will be adjusted to exclude one-time events pursuant to changes in U.S. GAAP, as well as other non-cash charges after discussion between the Manager and the Independent Directors and approval by a majority of the Independent Directors in the case of non-cash charges. For the avoidance of doubt, Adjusted Net Income includes net realized gains and losses, including realized gains and losses resulting from dispositions of Properties and other investments during the applicable measurement period.

For purposes of calculating the Incentive Fee, the “Hurdle Amount” is, with respect to any four fiscal quarter period, the product of (i) 7% and (ii) the weighted average gross proceeds per share of Common Stock or OP Unit of all of the Common Stock and OP Unit issuances (excluding issuances of Common Stock and OP Units, or equivalents thereof, as equity incentive awards), with each such issuance weighted by both the number of shares of Common Stock and OP Units issued in such issuance and the number of days that such issued shares of Common Stock and OP Units were outstanding during such four fiscal quarter period.

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The first Incentive Fee calculation will not occur until after completion of four fiscal quarters (including the fiscal quarter in which the date of this Agreement falls) following the date hereof. The Incentive Fee shall be pro rated for partial quarterly periods based on the number of days in such partial period compared to a 90 day quarter.

“Indemnified Party” has the meaning set forth in Section 9(b) hereof.

“Independent Director” means a member of the Board who is “independent” in accordance with the rules of the NYSE MKT or such other securities exchange on which the shares of Common Stock are listed.

“Initial Term” has the meaning set forth in Section 11(a) hereof.

“Intellectual Property” means all work product, documents, code, works of authorship, programs, manuals, developments, processes, formulae, data, specifications, fixtures, tooling, equipment, supplies, processes, inventions, discoveries, improvements, trade secrets and know-how or similar rights.

“Intellectual Property Rights” means the worldwide right, title, and interest in any Intellectual Property and any goodwill appurtenant thereto, including, without limitation, all copyrights, copyright renewals or reversions, trademarks, trade names, trade dress rights, inventions, priority rights, patent rights, patents, and any other rights or protections in connection therewith or related thereto.

“Investment Advisors Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Guidelines” means the investment guidelines approved by the Board, a copy of which is attached hereto as Exhibit A, as the same may amended, restated, modified, supplemented or waived pursuant to the approval of a majority of the entire Board (which must include a majority of the Independent Directors) and the Manager Investment Committee.

“Legacy Property” means the real properties that are owned by the Company on the date of this Agreement as described on Exhibit A.

“Losses” has the meaning set forth in Section 9(a) hereof.

“Manager” has the meaning set forth in the Recitals.

“Manager Indemnified Party” has the meaning set forth in Section 9(a) hereof.

“Manager Investment Committee” means the investment committee formed by the Manager, the members of which shall consist of employees of the Manager and its Affiliates and may change from time to time.

“Manager Permitted Disclosure Parties” has the meaning set forth in Section 6 hereof.

“Notice of Proposal to Negotiate” has the meaning set forth in Section 11(c) hereof.

“NYSE MKT” means The NYSE MKT stock exchange.

“Operating Partnership” has the meaning set forth in the Recitals.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

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“Property” or “Properties” means any real property which is owned or leased, directly or indirectly, by the Company or any of the Subsidiaries.

“Property Management Fee” means a property management fee for services rendered in connection with the rental, leasing, operation and management of the Company’s real estate assets and the supervision of any non-Affiliates that are engaged by the Manager to provide such services, equal to 4% of the gross rental receipts received each month at the Company’s and its Subsidiaries’ Properties.

“Regulation FD” means Regulation FD as promulgated by the SEC.

“REIT” means a “real estate investment trust” as defined under the Code.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means A-III Investment Partners LLC, a Delaware limited liability company.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of November 19, 2014, by and among the Company, the Operating Partnership and A-III Investment Partners LLC.

“Subsidiary” means (i) the Operating Partnership, (ii) any subsidiary of the Company, (iii) any partnership the general partner of which is the Company or any subsidiary of the Company, and (iv) any limited liability company the managing member of which is the Company or any subsidiary of the Company.

“Target Assets” means the types of assets identified as Target Assets within the parameters set forth in the Investment Guidelines.

“Termination Fee” means four (4) times the sum of (i) the average annual Base Management Fee, (ii) the average annual Incentive Fee, and (iii) the average annual Acquisition Fees and Disposition Fees, in each case earned by the Manager in the most recently completed eight calendar quarters prior to the Effective Termination Date.

“Termination Notice” has the meaning set forth in Section 11(b) hereof.

“Termination Without Cause” has the meaning set forth in Section 11(b) hereof.

As used herein, accounting terms relating to the Company and its Subsidiaries, if any, not defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. As used herein, “calendar quarters” shall mean the period from January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31 of the applicable year.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words include, includes and including shall be deemed to be followed by the phrase “without limitation.”

Section 2. Appointment and Duties of the Manager.

(a)           The Company hereby appoints the Manager to manage the investment activities, Properties and day-to-day operations of the Company and its Subsidiaries, subject at all times to the further terms and conditions set forth in this Agreement. The Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein, provided that funds are made available by the Company for such purposes as set forth in Section 8 hereof. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, in its sole and absolute discretion, subject to the terms of this Agreement, or is required hereby to cause the duties of the Manager as set forth herein to be provided by third parties.

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(b)           The Manager, in the performance of its obligations under this Agreement, at all times will be subject to the supervision and direction of the Board and will have only such functions and authority as the Board may delegate to it, including, without limitation, managing the Company’s business affairs and investment activities in conformity with the Investment Guidelines and other policies that are approved and monitored by the Board. The parties acknowledge that the Board has adopted the Investment Guidelines. The parties acknowledge that, during the term of this Agreement, any changes to the investment strategy proposed by the Manager that would require a change in the Investment Guidelines will be subject to approval by the Board, including a majority of the Independent Directors. The Company shall notify the Manager promptly of any amended, restated, supplemented or waived Investment Guidelines, including any modification or revocation of the Manager’s authority set forth in the Investment Guidelines; provided, however, that such modification or revocation shall not be applicable to investment transactions recommended by the Manager in respect of which the Company, or the Manager acting on its behalf, has, directly or indirectly, made a binding commitment or obligation prior to the date of receipt by the Manager of such notification. Further, if the Company, directly or indirectly, proposes to enter into any transaction in which the Manager, any Affiliate of the Manager or any of the Manager’s directors or officers has a direct or indirect interest, then such transaction shall be approved by a majority of the Board not otherwise interested in such transaction, including a majority of the Independent Directors.

(c)           The Manager will be responsible for the day-to-day business activities, investment activities and operations of the Company and will perform (or cause to be performed) such services and activities relating to the investments and operations of the Company as may be appropriate, which may include, without limitation:

(i)             serving as the Company’s and the Subsidiaries’ advisor with respect to the periodic review (no less often than annually) of the Investment Guidelines and other parameters for the acquisition and disposition of Properties, financing activities and operations, any modifications to which shall be approved by a majority of the Independent Directors, and other policies for approval by the Board;

(ii)            advising the Board on strategic matters, including potential acquisitions, dispositions and financings;

(iii)           advising and acting on the Company’s behalf with respect to the Company’s and its Subsidiaries’ borrowing, issuances of securities and other capital raising requirements, including assistance in dealings with banks and other lenders, investment dealers and investors;

(iv)          administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to the Company’s and each Subsidiary’s management in accordance with the Investment Guidelines, including, without limitation, entering into on behalf of the Company leases, service contracts, property management, leasing and development agreements and other third party agreements as may be necessary or advisable in connection with the operation of the Company’s business and properties, the collection of revenues and payment of the Company’s and the Subsidiaries’ debts and obligations, maintenance of appropriate computer services to perform its administrative functions, and maintaining and administering separate bank accounts and books of account on behalf of the Company and the Subsidiaries as may be directed by the Board and in compliance in all material respects with applicable securities laws and regulations;

(v)           upon request by the Board (but not more frequently than quarterly), furnishing reports and statistical and economic research to the Company regarding the Company’s and the Subsidiaries’ activities and services performed for the Company and any Subsidiaries by the Manager;

(vi)          assisting the Company in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(vii)         identifying, investigating, evaluating, selecting, conducting due diligence with respect to, and negotiating, structuring and closing, on the Company’s and its Subsidiaries’ behalf, of acquisitions, dispositions, financings and other transactions consistent with the Investment Guidelines;

(viii)        with respect to prospective purchases, sales or exchanges of Properties, conducting negotiations on the Company’s and the Subsidiaries’ behalf with sellers, purchasers and brokers, financing sources and, if applicable, their respective agents and representatives and closing such transactions on behalf of the Company and its Subsidiaries;

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(ix)          negotiating and causing the Company to enter into, subject to the Investment Guidelines, agreements relating to Company borrowings and other agreements and instruments required to conduct the business of the Company;

(x)           investigating, selecting, engaging and supervising, at the expense of the Company, independent contractors that provide advice to the Company including investment bankers, brokers, underwriters, legal and accounting services and all other services (including transfer agent and registrar services) as may be required relating to the Company’s operations and investments;

(xi)          coordinating and managing operations of any joint venture or co-investment interests of the Company and conducting all matters with the joint venture or co-investment partners;

(xii)         providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(xiii)        providing portfolio management services to the Company;

(xiv)        arranging marketing materials, advertising, industry group activities and other promotional efforts designed to promote the Company and its business;

(xv)         causing the Company to retain qualified accountants to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems to enable the Company to comply in all material respects with its financial reporting obligations and applicable securities laws and regulations;

(xvi)        developing and implementing business plans and annual budgets and monitoring the Company’s financial performance;

(xvii)       advising with respect to investor relations strategies and activities, including performing investor relations services and shareholder communications for the Company;

(xviii)      advising with respect to regulatory compliance requirements, risk management policies and any litigation matters;

(xix)        supervising property managers and providing guidance to them with regards to operating expenses, lease negotiation terms and capital expenditures;

(xx)         making recommendations with respect to the payment of distributions, including dividends;

(xxi)        evaluating and recommending to the Board hedging strategies and engaging in hedging activities on the Company’s behalf, consistent with the Company’s intention to qualify as a REIT beginning in 2016, or such other year in which the Company first becomes eligible to qualify as a REIT under the Code, and with maintaining the Company’s REIT requirements thereafter and consistent with the Investment Guidelines;

(xxii)       supervising the Company’s efforts to qualify as a REIT beginning in 2016, or such other year in which the Company first becomes eligible to qualify as a REIT under the Code, and, thereafter, the Company’s compliance with the REIT provisions of the Code and the Company’s qualification and maintenance as a REIT, including soliciting required information from shareholders and complying with the applicable provisions of Company’s Governing Instruments; assisting the Company in taking all necessary action to enable the Company to make required tax filings and reports, including soliciting information from shareholders to the extent required by the Code applicable to REITs;

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(xxiii)      assisting the Company with its public financial reporting and disclosure-related responsibilities, including preparing or causing to be prepared all financial statements and other reports and documentation required by the Securities Act, the Exchange Act, the NYSE MKT Company Guide (or such rules and guidelines applicable to any securities exchange on which the shares of Common Stock are listed) and other applicable laws;

(xxiv)      counseling the Company and the Operating Partnership regarding the maintenance of their exemptions from the status of an investment company required to register under the Investment Company Act, and monitoring compliance with the requirements for maintaining such exemptions and causing them to maintain such exemptions from such status;

(xxv)       reporting directly to the audit committee of the Board with respect to all financial matters;

(xxvi)      supervising the Company’s disclosure policy and reviewing all news releases and other public announcements;

(xxvii)     assisting the Company on all strategic and tactical matters as they relate to accounting, budget management, cost benefit analysis, risk management and forecasting needs;

(xxviii)    providing guidance on the development of a financial and operational strategy, and the ongoing development and monitoring of control systems designed to preserve the Company’s Properties and reporting of accurate financial results;

(xxix)      providing the Company with all necessary cash management services;

(xxx)       handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company or the Subsidiaries may become subject arising out of the Company’s or the Subsidiaries’ day-to-day operations (other than with the Manager), subject to such limitations as may be imposed by the Board;

(xxxi)      using commercially reasonable efforts to cause expenses incurred by the Company or the Subsidiaries (or on their behalf) to be commercially reasonable or commercially customary and within any budgeted parameters or guidelines established by the Board from time to time;

(xxxii)     using commercially reasonable efforts to cause the Company to comply with all applicable laws;

(xxxiii)    maintaining the Company’s website;

(xxxiv)   investigating, selecting and, on behalf of the Company and the Operating Partnership, engaging and conducting business with and supervising the performance of, such Persons as the Manager deems necessary for the proper performance of its obligations hereunder, including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, contractors, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, mortgagees, the registrar and the transfer agent and any and all agents for any of the foregoing, including Affiliates of the Manager, and Persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services, including, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing; and

(xxxv)    any additional services as may from time-to-time be agreed to in writing by Manager and the Company for which the Manager will be compensated on terms to be agreed upon between the Manager and the Independent Directors of the Company prior to the provision of such services.

(d)           The Manager will maintain an administration agreement, dated of even date herewith, by and between the Manager and the Sponsor (the “Administration Agreement”) pursuant to which the Sponsor will provide the Manager with the personnel, services and resources as needed by the Manager to enable the Manager to carry out its obligations and responsibilities under this Agreement, subject to Section 8(a)(xx) of this Agreement. The Company and the Operating Partnership shall be named third party beneficiaries of the Administration Agreement. If the Administration Agreement is terminated or materially amended, the Manager shall promptly notify the Board of such termination or provide a copy of such amendment.

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(e)           Subject to oversight by the Board, the Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of the persons and firms referred to in Section 8(c) hereof as the Manager deems necessary or advisable in connection with the management and operations of the Company and its Properties and other investments. In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense. In lieu of retaining non-Affiliate third service providers as described in the preceding sentence, the Manager shall have the right to retain, on behalf of and at the cost and expense of the Company, Affiliates of the Manager, or to direct officers or employees of the Manager or its Affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its Properties and other investments, provided that the amounts paid by the Company for such services do not exceed the fees and expenses that a commercially reasonable third party service provider would have charged for such services and that any agreement between or among the Company and the Manager, on the one hand, and any Affiliate of the Manager, on the other hand, must be entered into on an arm’s-length basis with customary and market standard terms. If the Manager proposes to retain any Affiliate of the Manager, or to direct officers or employees of the Manager or its Affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its Properties and other investments pursuant to the preceding sentence, then such arrangement shall be subject to the prior approval of a majority of the Independent Directors. Further, on a quarterly basis, the Manager shall provide the Board a summary of any such arrangements with the Manager’s Affiliates describing the terms of the relationship and any fees paid to such Affiliate.

(f)            For the period and on the terms and conditions set forth in this Agreement, the Company and each of the Subsidiaries hereby constitutes, appoints and authorizes the Manager as its true and lawful agent and attorney-in-fact, in its name, place and stead, to negotiate, execute, deliver and enter into such real estate purchase and sale agreements, joint venture agreements, property management agreements, leasing and development agreements, title insurance agreements, leases, finance agreements and arrangements, brokerage agreements, interest rate swap agreements, “to be announced” forward contracts, agreements relating to borrowings under programs established by the U.S. Government and/or any agencies thereunder and such other agreements, instruments and authorizations on their behalf, on such terms and conditions as the Manager, acting in its reasonable discretion (but subject to the terms of this Agreement), deems necessary or appropriate pursuant to the authority otherwise granted to the Manager under this Agreement. This power of attorney is deemed to be coupled with an interest. If any transaction requires approval by the Independent Directors, the Manager will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(g)           The Manager shall refrain from any action that, in its reasonable judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s status as an entity excluded from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or of the NYSE MKT or such other securities exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the applicable Governing Instruments. If the Manager is ordered to take any action by the Board, the Manager shall promptly notify the Board if it is the Manager’s judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or Governing Instruments. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, the Board, or the Company’s stockholders for any act or omission by the Manager or any of its Affiliates, except as provided in Section 9 of this Agreement.

(h)           The Company (including the Board) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement, including, without limitation, all steps reasonably necessary to allow the Manager to file any registration statement or other filing required to be made under the Securities Act, Exchange Act, the NYSE MKT Company Guide (or such equivalent guidelines applicable to any other securities exchange on which the shares of Common Stock are listed), Code or other applicable law, rule or regulation on behalf of the Company in a timely manner. The Company further agrees to use commercially reasonable efforts to make available to the Manager all resources, information and materials reasonably requested by the Manager to enable the Manager to satisfy its obligations hereunder, including its obligations to deliver financial statements and any other information or reports with respect to the Company.

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(i)             The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all reports, financial or otherwise, with respect to the Company reasonably required by the Board in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, all materials and data necessary to complete such reports and other materials, including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(j)             The Manager shall prepare, or, at the sole cost and expense of the Company, cause to be prepared, reports for the Board relating to any proposed or consummated investment in accordance with the Investment Guidelines.

(k)           Officers, employees and agents of the Manager and its Affiliates may serve as directors, officers, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by their Governing Instruments, by any resolutions duly adopted by the Board. When executing documents or otherwise acting in such capacities for the Company or any of its Subsidiaries, such Persons shall indicate in what capacity they are executing on behalf of the Company or any of its Subsidiaries. Without limiting the foregoing and subject to the provisions of Section 3(a), Section 8(a)(xx) and Section 8(b) hereof, while this Agreement is in effect, the Manager will provide the Company with a management team, including a Chief Executive Officer, President, Chief Financial Officer, Secretary, and other appropriate officers of the Company to be approved and appointed by the Board, along with appropriate support personnel, to provide the services to be provided by the Manager to the Company hereunder, who shall devote such of their time to the management of the Company as necessary and appropriate, commensurate with the level of activity of the Company from time to time.

(l)             The Manager shall provide personnel for service on the Manager Investment Committee.

(m)          The Manager shall obtain, for the benefit of Company and its officers and directors, at the Company’s expense pursuant to Section 8 hereof, customary directors’ and officers’ liability insurance, commercial general liability insurance, property and casualty liability insurance, and such other insurance coverages as are customary and appropriate for the Company and its assets, and the Manager and its personnel shall be named as additional named insureds under such policies to the extent feasible and appropriate in the Manager’s reasonable discretion; provided, that the Manager will obtain its own employer liability insurance or will be added as an additional insured under the employer liability insurance of one of its Affiliates.

(n)           The Manager, at the sole cost and expense of the Company, shall provide such internal audit, compliance and control services as may be required for the Company to comply with applicable law (including the Securities Act and Exchange Act), regulation (including SEC regulations) and the rules and requirements of the NYSE MKT or such other securities exchange on which the shares of Common Stock are listed and as otherwise reasonably requested by the Company or its Board from time to time.

(o)           The Manager acknowledges receipt of the Company’s Code of Business Conduct and Ethics and Policy on Insider Trading (collectively, the “Conduct Policies”) and agrees to require the persons who provide services to the Company to comply with such Conduct Policies in the performance of such services hereunder or such comparable policies as shall in substance hold such persons to at least the standards of conduct set forth in the Conduct Policies.

(p)           The Manager shall use its commercially reasonable efforts to cause the Company to comply with its covenants and obligations under the Transaction Agreements, as such term is defined in the Stock Purchase Agreement.

Section 3. Additional Activities of the Manager; Non-Solicitation; Restrictions; Other Agreements.

(a)           Devotion of Time.  The Manager, through the Sponsor and its Affiliates, will provide a management team (including a chief executive officer, president, chief financial officer, secretary and such officers as the Manager deems appropriate, subject to approval and appointment of such officers by the Board) along with appropriate support personnel, to deliver the management services to the Company hereunder. The members of such management team shall devote such of their working time and efforts to the management of the Company as the Manager deems reasonably necessary and appropriate for the proper performance of all of the Manager’s duties hereunder, commensurate with the level of activity of the Company from time to time; provided, however, that the Manager shall have the right, but not the obligation, to provide a dedicated or partially dedicated chief financial officer, chief operating officer, controller, investor relations professional, or internal legal counsel. To the extent the Manager elects to provide the Company with any dedicated or partially dedicated chief financial officer, chief operating officer, controller, investor relations professional or internal legal counsel, each of whom will be an employee of the Manager or one of its Affiliates, such personnel are referred to herein as “Dedicated Employees.” The Company shall have the benefit of the Manager’s reasonable judgment and effort in rendering services and, in furtherance of the foregoing, the Manager shall not undertake activities which, in its reasonable judgment, will materially adversely affect the performance of its obligations under this Agreement.

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(b)           Other Activities. Except as provided in the last sentence of this Section 3(b), or the Investment Guidelines, nothing in this Agreement shall (i) prevent the Sponsor, the Manager or any of their Affiliates, members, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person or entity, whether or not the investment objectives or policies of any such other Person or entity are similar to, or directly competitive with, those of the Company, (ii) in any way bind or restrict the Manager, the Sponsor or any of their Affiliates, members, officers, directors or employees from buying, selling or owning any real estate or real estate-related investments (equity or debt) or securities for their own accounts or for the account of others for whom the Manager, the Sponsor or any of their Affiliates, members, officers, directors or employees may be acting, or (iii) in any way prevent the Manager, the Sponsor or any of their Affiliates, members, officers, directors or employees from managing any other investment funds, accounts or other investment vehicles or complying with their obligations in connection therewith. While information and recommendations supplied to the Company shall, in the Manager’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, they may be different from the information and recommendations supplied by the Manager, the Sponsor or any Affiliate, member officer, director or employee of the Manager or the Sponsor to others. The Company shall have the benefit of the Manager’s judgment and commercially reasonable effort in rendering services hereunder and, in furtherance of the foregoing, the Manager shall not undertake activities that, in its sole judgment made in good faith, will adversely affect the performance of its obligations under this Agreement.

(c)           In the event of a Termination Without Cause of this Agreement by the Company pursuant to Section 11(b) hereof or a Termination for Good Reason of this Agreement by the Manager pursuant to Section 13(b) hereof, for two (2) years after such termination of this Agreement, the Company shall not, without the consent of the Manager, employ or otherwise retain any employee of the Manager or any of its Affiliates or any person who was employed by the Manager or any of its Affiliates on the date of termination. The Company acknowledges and agrees that, in addition to any damages, the Manager shall be entitled to equitable relief for any violation of this Section 3(c) by the Company, including injunctive relief.

(d)           The Manager shall use such names, trademarks and logos as may be adopted and designated by the Manager with respect to and in conjunction with the operation and management of the Company and other Properties managed by the Manager; provided, however, such names, trademarks and logos shall remain the exclusive property of the Manager. In the event this Agreement is terminated for any reason, or expires, all rights of the Company to use such names and such trademarks and logos shall be immediately terminated.

(e)           All Intellectual Property created or developed in connection with the Manager’s performance of this Agreement or otherwise and the Intellectual Property Rights associated therewith shall be the sole and exclusive property of the Manager. For the term of this Agreement, the Manager does hereby grant the Company a non-exclusive, worldwide, fully paid up, royalty free, non-sub-licensable, non-transferable license and right to use the Intellectual Property made or used in connection with the Manager’s performance of this Agreement for its business purposes. The Company will, upon request of the Manager, do execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be requested by the Manager to carry out the intent of this Agreement or to otherwise perfect, record, confirm, or enforce the Manager’s rights in and to the Intellectual Property.

(f)            The Company, for itself and its Subsidiaries, shall take, and shall use its commercially reasonable efforts to cause the Board to take, all Necessary Actions reasonably required to enable the Manager to carry out its duties and obligations under, and as permitted by, this Agreement. For purposes of this Agreement, “Necessary Actions” shall mean, with respect to a specified result, all actions that are permitted by applicable law and applicable stock exchange rules as shall be necessary to cause such result. Such actions shall include, but not be limited to, adoption by the Board or committees of the Board of resolutions or other similar action by the Board or committees of the Board that are required to achieve such result.

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Section 4. Agency.

The Manager shall act as agent of the Company and the Subsidiaries in making, acquiring, financing and disposing of investments of the Company, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board, holders of the Company’s securities or representatives or assets of the Company and the Subsidiaries.

Section 5. Bank Accounts.

At the direction of the Board, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board and, upon request, to the auditors of the Company or any Subsidiary.

Section 6. Records; Confidentiality.

The Manager shall maintain appropriate books of accounts and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company (including the Board) or any Subsidiary at any time during normal business hours. The Manager shall keep confidential any and all non-public information, written or oral, obtained by it in connection with the services rendered hereunder (“Confidential Information”) and shall not disclose Confidential Information, in whole or in part, to any Person other than (i) to its Affiliates, members, officers, directors, employees, agents, representatives, legal counsel, accountants, or advisors who need to know such Confidential Information for the purpose of rendering services hereunder, (ii) to appraisers, financing sources and others in the ordinary course of the Company’s business ((i) and (ii) collectively, “Manager Permitted Disclosure Parties”), (iii) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors (subject to compliance with Regulation FD), (iv) to governmental officials having jurisdiction over the Company, (v) as required by law or legal process, or (vi) with the consent of the Company upon approval of a majority of the Independent Directors. The Manager agrees to inform each of its Manager Permitted Disclosure Parties of the non-public nature of the Confidential Information and to use commercially reasonable efforts to obtain agreement from such Persons to treat such Confidential Information in accordance with the terms hereof. Nothing herein shall prevent the Manager from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any law or regulation to, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (iv) to its legal counsel or independent auditors; provided, however that with respect to clauses (i) and (ii), it is agreed that, so long as not legally prohibited, the Manager will provide the Company with prompt written notice of such order, request or demand so that the Company may seek, at its sole expense, an appropriate protective order and/or waive the Manager’s compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Manager is required to disclose Confidential Information, the Manager may disclose only that portion of such information that is legally required without liability hereunder; provided, that the Manager agrees to exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything herein to the contrary, each of the following shall be deemed to be excluded from the provisions hereof: any Confidential Information that (A) is available to the public from a source other than the Manager, (B) is released in writing by the Company to the public, (C) is obtained by the Manager from a third-party which, to the best of the Manager’s knowledge, does not constitute a breach by such third-party of an obligation of confidence with respect to the Confidential Information disclosed or (D) is disclosed in the ordinary course of business, which the Manager, acting prudently, deems in its reasonable discretion to be necessary or appropriate in connection with carrying out its duties and obligations under this Agreement, subject to compliance with the Company’s Regulation FD disclosure obligations. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of two years.

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Section 7. Compensation.

(a)           For the services rendered under this Agreement, the Company shall pay the Base Management Fee, Acquisition Fees, Disposition Fees, the Incentive Fee, and the Property Management Fee to the Manager. The Manager will not receive any compensation for the period prior to the date hereof.

(b)           The Base Management Fee shall be payable in arrears in cash, in quarterly installments commencing with the quarter in which this Agreement is executed. If applicable, the initial and final installments of the Base Management Fee shall be calculated and pro-rated based on the number of days during the initial and final quarter, respectively, that this Agreement is in effect. The Manager shall calculate each quarterly installment of the Base Management Fee, and deliver such calculation to the Company, together with reasonable supporting materials, within 30 days following the last day of each calendar quarter. The Company shall pay the Manager each installment of the Base Management Fee within five Business Days after the date of delivery to the Company of such calculations.

(c)           The Property Management Fee shall be payable in arrears in cash, in monthly installments commencing with the month in which this Agreement is executed. The Manager shall calculate each monthly installment of the Property Management Fee, and deliver such calculation to the Company promptly at the end of the month. The Company shall pay the Manager each installment of the Property Management Fee within five Business Days after the date of delivery to the Company of such calculations. The Manager may subcontract the performance of its property management and leasing services duties to third parties (including Affiliates) and pay all (or a portion) of the Property Management Fee to such persons with whom it contracts for these services. The Manager will be responsible for all fees payable to third parties (including Affiliates) in connection with subcontracted property management and leasing responsibilities.

(d)           The Acquisition Fees and Disposition Fees shall be payable in arrears in cash with respect to all acquisitions and dispositions of Property or other investments occurring after the date of this Agreement. The Manager shall calculate each Acquisition Fee and Disposition Fee, and deliver such calculation to the Company, within 10 days following each closing of an acquisition or disposition, as the case may be. The Company shall pay the Manager each Acquisition Fee and Disposition Fee within five Business Days after the date of delivery to the Company of such calculations.

(e)           The Incentive Fee will be calculated and payable in arrears in cash on a quarterly basis. The Manager shall calculate each quarterly Incentive Fee, and deliver such calculation to the Company, within 30 days following the last day of each calendar quarter; provided, that the first Incentive Fee calculation will not occur until after completion of four fiscal quarters (including the fiscal quarter in which the date of this Agreement falls) following the date hereof. The Incentive Fee shall be pro rated for partial quarterly periods based on the number of days in such partial period compared to a 90 day quarter. The Company shall pay the Manager each installment of the Incentive Fee within five Business Days after the date of delivery to the Company of such calculation.

Section 8. Expenses of the Company.

(a)           The Company shall bear all of its operating expenses, except those specifically required to be borne by the Manager under this Agreement. The Company shall pay directly all such expenses or, if and to the extent paid by the Manager or any of its Affiliates, shall reimburse the Manager or such Affiliate in accordance with this Section 8. The expenses required to be borne by the Company include, but are not limited to:

(i)             issuance and transaction costs incident to the acquisition, disposition and financing of Properties and other investments;

(ii)            legal, regulatory, compliance, tax, accounting, consulting, auditing, administrative fees and expenses and fees and expenses for other similar services rendered to the Company by third-party service providers retained by the Manager;

(iii)           the fees and other compensation payable to the Independent Directors and the cost of liability insurance to indemnify the Company’s directors and officers;

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(iv)          the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, accounting fees, legal fees, closing costs, etc.);

(v)           expenses associated with securities offerings of the Company;

(vi)          expenses relating to the payment of distributions;

(vii)         expenses connected with communications to holders of the Company’s securities and in complying with the continuous reporting and other requirements of the Exchange Act, the SEC and other governmental bodies;

(viii)        transfer agent, registrar and exchange listing fees;

(ix)          the costs of printing and mailing proxies, reports and other materials to the Company’s shareholders;

(x)           costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for the Company;

(xi)          reasonable costs and out of pocket expenses incurred by directors, officers, employees or other agents of the Company and the Manager for travel on the Company’s behalf;

(xii)         the portion of any costs and expenses incurred by the Manager or its Affiliates with respect to market information systems and publications, research publications and materials that are allocable to the Company in accordance with the expense allocation policies of the Manager or such Affiliates;

(xiii)        settlement, clearing, and custodial fees and expenses;

(xiv)        all taxes and license fees;

(xv)         all insurance costs incurred with respect to insurance policies obtained in connection with the operation of the Company’s business, including but not limited to errors and omissions insurance covering activities of the Manager, the Sponsor, their respective Affiliates and any of their employees relating to the performance of the Manager’s duties and obligations under this Agreement or of the Sponsor’s duties under the Administration Agreement, except that, for the avoidance of doubt, the Company shall not be required to reimburse the insurance premiums incurred by the Manager for employer liability insurance;

(xvi)        all other actual out of pocket costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of originating, acquiring, owning, financing, operating, rehabilitating, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

(xvii)       any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director, officer, member, general partner, manager or employee of the Company or of any Subsidiary in his capacity as such for which the Company or any Subsidiary is required to indemnify such trustee, director, officer, member, general partner, manager or employee by any court or governmental agency, or settlement of pending or threatened proceedings;

(xviii)      the costs of maintaining compliance with all federal, state and local rules and regulations, including securities regulations, or any other regulatory agency, the cost of obtaining tax advice and the preparation of any tax returns, all taxes and license fees and all insurance costs incurred on the Company’s behalf;

(xix)        expenses relating to any office or office facilities, including disaster backup recovery sites and facilities, maintained expressly for the Company and separate from offices of the Manager;

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(xx)         the costs of the wages, salaries and benefits incurred by the Manager with respect to any Dedicated Employees that the Manager elects to provide to the Company pursuant to Section 3(a) above; provided that (A) if any Dedicated Employee devotes less than 100% of his or her working time and efforts to matters related to the Company and its business, the Company shall be required to bear only a pro rata portion of the costs of the wages, salaries and benefits incurred by the Manager with respect to such Dedicated Employee based on the percentage of such employee’s working time and efforts spent on matters related to the Company, (B) the amount of such wages, salaries and benefits paid or reimbursed with respect to the Dedicated Employees shall be subject to the approval of the Compensation Committee of the Board and, if required by the Board, of the Board and (C) during the one (1) year period following the date of this Agreement, the aggregate amount of cash compensation paid to Dedicated Employees by the Company, or reimbursed by the Company to the Manager in respect thereof, shall not exceed $500,000;

(xxi)        any equity-based compensation that the Company, upon the approval of the Board or the Compensation Committee of the Board, elects to pay to any director, officer or employee of the Company or the Manager or any of the Manager’s Affiliates who provides services to the Company or any of the Subsidiaries; and

(xxii)       all other costs and expenses approved by the Board.

(b)           Other than as expressly provided above, the Company will not be required to pay any portion of the rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates. In particular, the Manager is not entitled to be reimbursed for wages, salaries and benefits of its officers and employees, other than as described in Section 8(a)(xx) and Section 8(a)(xxi) above.

(c)           Subject to any required Board approval, the Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of non-Affiliate third party accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, contractors, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. In lieu of retaining non-Affiliate third service providers as described in the preceding sentence, the Manager shall have the right to retain, on behalf of and at the cost and expense of the Company, Affiliates of the Manager, or to direct officers or employees of the Manager or its Affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its Properties and other investments, provided that the amounts paid by the Company for such services do not exceed the fees and expenses that a commercially reasonable third party service provider would have charged for such services. If the Manager proposes to retain any Affiliate of the Manager, or to direct officers or employees of the Manager or its Affiliates, to provide any services that the Manager deems necessary or advisable in connection with the management and operations of the Company and its Properties and other investments pursuant to the preceding sentence, then such arrangement shall be subject to the prior approval of a majority of the Independent Directors. The provisions of this Section 8(c) shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

(d)           Costs and expenses incurred by the Manager on behalf of the Company shall be reimbursed monthly to the Manager. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. The Company shall pay all amounts payable to the Manager pursuant to this Section 8(d) within five (5) Business Days after the receipt of the written statement without demand, deduction, offset or delay. Cost and expense reimbursement to the Manager shall be subject to adjustment in connection with the annual audit of the Company. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

Section 9. Limits of the Manager’s Responsibility.

(a)           The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendations of the Manager or, if applicable, the Sponsor, including as set forth in the Investment Guidelines. The Manager and its Affiliates and their respective controlling Persons, members, directors, officers, managers, employees, partners, owners and stockholders, will not be liable to the Company, any Subsidiary, the Board, the Company’s stockholders or any Subsidiary’s stockholders or any of their respective controlling Persons, directors, trustees, managers, officers, members, employees, partners or security holders for any acts or omissions by the Manager or any such Person performed in accordance with and pursuant to this Agreement, except by reason of acts or omissions found by a court of competent jurisdiction in a final, non-appealable judgment to be attributable to bad faith, willful misconduct or gross negligence of their respective duties under this Agreement. The Company shall, to the full extent lawful, reimburse, indemnify and hold harmless the Manager, its Affiliates and their respective controlling Persons, members, directors, officers, employees, managers, owners and stockholders (each, a “Manager Indemnified Party”), of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (collectively “Losses”) in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith under this Agreement and not constituting fraud, bad faith, willful misconduct or gross negligence of duties of such Manager Indemnified Party under this Agreement. In addition, the Manager Indemnified Parties will not be liable for trade errors that may result from ordinary negligence, including, without limitation, errors in the investment decision making process or in the trade process.

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(b)           The Manager shall, to the full extent lawful, reimburse, indemnify and hold harmless the Company, and the directors, officers and stockholders of the Company and each Person, if any, controlling the Company (each, a “Company Indemnified Party”; a Manager Indemnified Party and a Company Indemnified Party are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of or arising from (i) any acts or omissions of the Manager found by a court of competent jurisdiction in a final, non-appealable judgment to be attributable to the gross negligence, willful misconduct, fraud or bad faith on the part of any such Person, and (ii) any claims by any of the Manager’s or its Affiliates’ employees relating to the terms and conditions of their employment by the Manager or any of its Affiliates, as applicable.

(c)           In case any such claim, suit, action or proceeding (a “Claim”) is brought against any Indemnified Party in respect of which indemnification may be sought by such Indemnified Party pursuant hereto, the Indemnified Party shall give prompt written notice thereof to the indemnifying party, which notice shall include all documents and information in the possession of or under the control of such Indemnified Party reasonably necessary for the evaluation and/or defense of such Claim and shall specifically state that indemnification for such Claim is being sought under this Section; provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not limit or affect such Indemnified Party’s rights other than pursuant to this Section. Upon receipt of such notice of Claim (together with such documents and information from such Indemnified Party), the indemnifying party shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to such Indemnified Party, which counsel may, without limiting the rights of such Indemnified Party pursuant to the next succeeding sentence of this Section, also represent the indemnifying party in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct the defense of the Claim, if (i) such Indemnified Party reasonably determines that the conduct of its defense by the indemnifying party could be materially prejudicial to its interests, (ii) the indemnifying party refuses to assume such defense (or fails to give written notice to the Indemnified Party within ten (10) days of receipt of a notice of Claim that the indemnifying party assumes such defense), or (iii) the indemnifying party shall have failed, in such Indemnified Party’s reasonable judgment, to defend the Claim in good faith. The indemnifying party may settle any Claim against such Indemnified Party without such Indemnified Party’s consent, provided (i) such settlement is without any Losses whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party and (iii) the indemnifying party obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim. The applicable Indemnified Party shall reasonably cooperate with the indemnifying party, at the indemnifying party’s sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof. If such Indemnified Party is entitled pursuant to this Section to elect to defend such Claim by counsel of its own choosing and so elects, then the indemnifying party shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. Except as provided in the immediately preceding sentence, no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Section.

(d)           Reasonable expenses (including attorney’s fees) incurred by an Indemnitee in defense or settlement of a claim that may be subject to a right of indemnification hereunder may be advanced by the Company to such Indemnitee as such expenses are incurred prior to the final disposition of such claim; provided that, Indemnitee undertakes to repay such amounts if it shall be determined by a court of competent jurisdiction that Indemnitee was not entitled to be indemnified hereunder.

(e)           The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement.

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Section 10. No Joint Venture; Independent Contractor.

The Company and any Subsidiary on the one hand and the Manager or its Affiliates and members on the other hand are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The parties hereto expressly acknowledge and agree that the Manager is at all times acting and performing under this Agreement as an independent contractor, retaining control over and responsibility for its own operations and personnel, and that no act or omission by either the Company or the Manager shall be construed to make or constitute the other its partner, member, principal, agent, joint venturer or associate and the parties agree to report the foregoing treatment of the Manager for tax purposes in any applicable tax filing.

Section 11. Term; Renewal; Termination Without Cause.

(a)           This Agreement shall become effective on the date hereof and shall continue in operation, unless terminated in accordance with the terms hereof, until the fifth anniversary of the date hereof (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with Section 11(b) or Section 11(d), respectively.

(b)           Notwithstanding any other provision of this Agreement to the contrary, upon the expiration of the Initial Term or any Automatic Renewal Term and upon 180 days’ prior written notice to the Manager (the “Termination Notice”), upon the affirmative vote of at least two-thirds of the Independent Directors that (1) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company and its Subsidiaries taken as a whole or (2) the Base Management Fee, Incentive Fees, Acquisition Fees, Disposition Fees and Property Management Fees, taken as a whole, payable to the Manager are unfair (determined after reasonable inquiry by the Independent Directors as to the market rates charged by similarly situated managers), subject to Section 11(c) below, the Company may, without cause, in connection with the expiration of the Initial Term or the then current Automatic Renewal Term, decline to renew this Agreement (any such nonrenewal, a “Termination Without Cause”). In the event of a Termination Without Cause, the Company shall pay the Manager the Termination Fee before or on the last day of the Initial Term or such Automatic Renewal Term, as the case may be (the “Effective Termination Date”). The Company may terminate this Agreement for cause pursuant to Section 13 hereof even after a Termination Notice and, in such case, no Termination Fee shall be payable.

(c)           Notwithstanding the provisions of subsection (b) above, if the reason for nonrenewal specified in the Company’s Termination Notice is that at least two-thirds of the Independent Directors have determined that the Base Management Fee, Incentive Fees, Acquisition Fees, Disposition Fees and Property Management Fees, taken as a whole, payable to the Manager are unfair in accordance with the paragraph above, the Company shall not have the foregoing nonrenewal right in the event the Manager agrees that it will continue to perform its duties hereunder during the Automatic Renewal Term that would commence upon the expiration of the Initial Term or then current Automatic Renewal Term under a fee arrangement that at least two-thirds of the Independent Directors determine to be fair; provided, however, the Manager shall have the right to renegotiate the Base Management Fee, Incentive Fees, Acquisition Fees, Disposition Fees and Property Management Fees, taken as a whole, payable to the Manager by delivering to the Company, not less than 120 days prior to the pending Effective Termination Date, written notice (a “Notice of Proposal to Negotiate”) of its intention to renegotiate such fees. Thereupon, the Company and the Manager shall endeavor to negotiate such fees in good faith. Provided that the Company and the Manager agree to a revised fee arrangement or other compensation structure within sixty (60) days following the Company’s receipt of the Notice of Proposal to Negotiate, the Termination Notice from the Company shall be deemed of no force and effect, and this Agreement shall continue in full force and effect on the terms stated herein, except that the Base Management Fee, Incentive Fees, Acquisition Fees, Disposition Fees and Property Management Fees payable to the Manager or other compensation structure shall reflect the revised fee arrangement or other compensation structure as then agreed upon by the Company and the Manager. The Company and the Manager agree to execute and deliver an amendment to this Agreement setting forth such revised fee arrangement or other compensation structure promptly upon reaching an agreement regarding same. In the event that the Company and the Manager are unable to agree to a revised fee arrangement or other compensation structure during such sixty (60) day period, this Agreement shall terminate on the Effective Termination Date and the Company shall be obligated to pay the Manager the Termination Fee upon the Effective Termination Date.

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(d)           No later than 180 days prior to the expiration of the Initial Term or the then current Automatic Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice. The Company is not required to pay to the Manager the Termination Fee if the Manager terminates this Agreement pursuant to this Section 11(d).

(e)           Except as set forth in this Section 11, a termination or nonrenewal of this Agreement pursuant to this Section 11 shall be without any further liability or obligation of either party to the other, except as provided in Section 6, Section 8, Section 9 and Section 15 of this Agreement.

(f)            The Manager shall cooperate with the Company in executing an orderly transition of the management of the Company’s consolidated assets to a new manager.

Section 12. Assignments.

(a)           Assignments by the Manager. This Agreement shall terminate automatically without payment of the Termination Fee in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Directors. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to the Company for all acts or omissions of the assignee under any such assignment. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as the Manager. Notwithstanding the foregoing, the Manager may, without the approval of the Company’s Independent Directors, (i) assign this Agreement to an Affiliate of the Manager, conditioned on such Affiliate becoming a party to, or becoming subject to the rights and obligations of and the Services Agreement, (ii) delegate to one or more of its Affiliates the performance of any of its responsibilities hereunder so long as it remains liable for any such Affiliate’s performance, in each case so long as assignment or delegation does not require the Company’s approval under the Investment Advisors Act (but if such approval is required, the Company shall not unreasonably withhold, condition or delay its consent). Nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.

Notwithstanding the foregoing, any change in control of any direct or indirect owner of equity interest in the Manager, or of any Affiliate thereof, shall not be deemed to constitute an assignment of this Agreement by the Manager and shall not be subject to the consent of the Company or the Board.

(b)           Assignments by the Company. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization which is a successor (by merger, consolidation, purchase of assets, or other transaction) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

Section 13. Termination for Cause; Termination for Good Reason.

(a)           The Company may terminate this Agreement effective upon at least 30 days’ prior written notice of termination from the Company to the Manager, without payment of any Termination Fee, if (i) the Manager, its agents or its assignees breaches any material provision of this Agreement and such breach shall continue for a period of 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period (or 45 days after written notice of such breach if the Manager takes steps to cure such breach within 30 days of the written notice), (ii) there is a commencement of any proceeding relating to the Manager’s Bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, (iii) the dissolution of the Manager, or (iv) the Manager commits fraud against the Company, misappropriates or embezzles funds of the Company, or acts, or fails to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (iv) are caused by an employee and/or officer of the Manager or one of its Affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Manager actual knowledge of its commission or omission, the Company shall not have the right to terminate this Agreement pursuant to this Section 13(a)(iv).

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(b)           The Manager may terminate this Agreement effective upon 60 days’ prior written notice of termination to the Company in the event that the Manager determines that an event or circumstances constituting “Good Reason” shall have occurred, and the Company shall not have remedied such event or circumstances to the reasonable satisfaction of the Manager within 30 days after written notice thereof. The Company is required to pay to the Manager the Termination Fee if the termination of this Agreement is made pursuant to this Section 13(b).

(c)           The Manager may terminate this Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay the Termination Fee.

Section 14. Action Upon Termination.

From and after the effective date of termination of this Agreement pursuant to Sections 11, 12, or 13 of this Agreement, the Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13(b) hereof or not renewed pursuant to Section 11(b) hereof (subject to Section 11(c) hereof), the Termination Fee. Upon any such termination, the Manager shall forthwith:

(a)           after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement;

(b)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board with respect to the Company and any Subsidiaries;

(c)           deliver to the Board all property and documents of the Company and any Subsidiaries then in the custody of the Manager; and

(d)           use commercially reasonable efforts to cooperate with the Company or any persons or entity designated by the Board to succeed the Manager as the manager of the Company (a “Successor Manager”) to accomplish an orderly transfer of the operation and management of the Company and its investment activities to such Successor Manager. For a period of thirty (30) days after the effective date of any termination of this Agreement, the Manager shall make its officers reasonably available during normal business hours to answer questions from and consult with the Company or designated representatives of any Successor Manager with respect to the Company’s business, operations and investment activities during the period prior to the termination.

Section 15. Release of Money or Other Property Upon Written Request.

The Manager agrees that any money or other property of the Company (which such term, for the purposes of this Section 15, shall be deemed to include any and all of its Subsidiaries, if any) held by the Manager shall be held by the Manager as custodian for the Company, and the Manager’s records shall be appropriately and clearly marked to reflect the ownership of such money or other property by the Company. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company any money or other property then held by the Manager for the account of the Company under this Agreement, the Manager shall release such money or other property to the Company within a reasonable period of time, but in no event later than 60 days following such request. Upon delivery of such money or other property to the Company, the Manager shall not be liable to the Company, the Board, or the Company’s stockholders or partners for any acts or omissions by the Company in connection with the money or other property released to the Company in accordance with this Section. The Company shall indemnify the Manager, its Affiliates, members, directors, officers, stockholders, employees and agents against any and all Losses which arise in connection with the Manager’s proper release of such money or other property to the Company in accordance with the terms of this Section 15. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 9 of this Agreement.

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Section 16. Representations and Warranties.

(a)           The Company hereby represents and warrants to the Manager as follows:

(i)             The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the applicable jurisdiction, has the corporate power and authority and the legal right to own and operate its assets, to lease any Property it may operate as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole.

(ii)            The Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii)           The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company or any of the Subsidiaries, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company or any Subsidiary, or the Governing Instruments of, or any securities issued by the Company or any Subsidiary or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, if any, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its Property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)           The Manager hereby represents and warrants to the Company as follows:

(i)             The Manager is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and authority and the legal right to own and operate its assets, to lease the Property it operates as lessee and to conduct the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of Property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii)            The Manager has the limited liability company power and authority and the legal right to make, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person, including members and creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

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(iii)           The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the Governing Instruments of, or any securities issued by the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager, and will not result in, or require, the creation or imposition of any lien or any of its Property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

Section 17. Miscellaneous.

(a)           Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by email), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by email transmission or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 17):

If to the Company and
the Operating Partnership:	Roberts Realty Investors, Inc.
c/o Avenue Capital Group
399 Park Avenue
New York, New York 10022
Attention: Edward Gellert
Telephone: 212-850-7534
Email: egellert@avenuecapital.com

With a copy to:	Hunton & Williams LLP
River Front Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Attention: Daniel M. LeBey, Esq.
Telephone: (804) 788-7366
Email: dlebey@hunton.com

If to the Manager:	c/o Avenue Capital Group
399 Park Avenue
New York, New York 10022
Attention: Edward Gellert
Telephone: 212-850-7534
Email: egellert@avenuecapital.com

With a copy to:	[ ]
[ ]
Attention:
Telephone:
Email:

(b)           Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

(c)           Integration. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

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(d)           Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(e)           GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.

(f)            WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(g)           Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith, shall survive the execution and delivery of this Agreement.

(h)           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(i)             Costs and Expenses. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matter incident thereto.

(j)             Section Headings. The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(k)           Counterparts. This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by email in .pdf form), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(l)             Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Management Agreement as of the date first written above.

Roberts Realty Investors, Inc.

By:
Name:
Title:

Roberts Properties Residential, L.P.

By:  Roberts Realty Investors, Inc., its general partner

By:
Name:
Title:

A-III MANAGER LLC

By:
Name:
Title:

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Exhibit A

Investment Guidelines

(a)           No investment shall be made that would cause the Company to fail to qualify as a REIT under the Code following the requalification of the Company as a REIT (which is anticipated to be January 1, 2015 or 2016).

(b)           A priority of the Company initially will be to dispose of the four legacy properties.

(c) Target Assets:	Multifamily, office, mixed use office (i.e., properties that are primarily office, including commercial office properties with a retail, parking, self-storage or other component), retail, industrial, healthcare and lodging properties, as well as preferred equity or debt instruments secured by mortgages on these types of properties, B pieces or mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinate debt in connection with these types of properties.

(d) Excluded Assets:	For-sale condominium conversion or condominium development projects.

(e) Investment Policy:	The Company will generally target wholly-owned Target Assets; however, the Company may make majority or minority investments alongside partners, so long as the Company maintains full or shared control over day-to-day management and major decisions. While the Company is not prohibited from engaging in development of Target Assets, it is not anticipated that the Company would undertake significant ground-up development projects until later in its lifecycle.

(f) Investment Structures:

Acquisitions may take the form of simple purchase contracts but may also take the form of forward purchase contracts and purchase option agreements for properties and as such transactions may involve structured investments, including mezzanine or preferred structures.

(g)           Prior to completion of the disposition of the Company’s legacy assets and completion of one or more capital raising transactions in which the Company raises an aggregate of at least $100 million of new equity capital, the Manager will not be subject to any specific quantitative investment parameters, but the Manager will obtain the approval of the Board of Directors with respect to any single investment in which more than 25% of the Company’s total equity is invested.

(h)           Following completion of the disposition of the Company’s legacy assets and completion of one or more capital raising transactions in which the Company raises an aggregate of at least $100 million of new equity capital, the quantitative investment parameters for capital deployment shall be as follows:

•	No more than 33% of the Company’s total assets can be invested in any one single asset, except as approved by the Board of Directors;
•	No more than 33% of the Company’s total assets may be invested in any one MSA, except as approved by the Board of Directors; and
•	The Company’s aggregate borrowings (for the Company’s assets as a whole) cannot exceed 75% of the aggregate cost of its tangible assets at the time of the next new borrowing, except as approved by the Board of Directors.

(h)           Target unleveraged IRRs of 9% or greater or leveraged IRRs of 12% or greater.

(i)            Pending investment of the Company’s capital in the Target Assets or other assets permitted under these guidelines, as described above, the Manager may invest any cash or excess cash reserves of the Company, including cash from operations, capital transactions and the proceeds of any future offerings of the Company’s securities, in short-term investments, subject to the requirements for the Company’s qualification as a REIT under the Code following the requalification of the Company as a REIT.

These Investment Guidelines may be amended, restated, modified, supplemented or waived by the Board (which must include a majority of the Independent Directors) without the approval of the Company’s stockholders.

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EXHIBIT E

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of                , 20__ (this “Agreement”), between ROBERTS REALTY INVESTORS, INC., a Georgia corporation (the “Company”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Purchaser has acquired on the date hereof an aggregate of              shares (the “Initial Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) pursuant to the terms of a Stock Purchase Agreement dated as of November 19, 2014 between the Company and the Purchaser (the “Purchase Agreement”); and

WHEREAS, pursuant to Section 1.3 of the Purchase Agreement, the Company has agreed, under certain circumstances, to issue additional shares of Common Stock (the “True-Up Shares”) to Purchaser in a Post-Closing Issuance (as defined in the Purchase Agreement); and

WHEREAS, pursuant to the Purchase Agreement, the Company has granted to the Purchaser a warrant to purchase additional shares of Common Stock (the “Warrant Shares” and, together with the Initial Shares and the True-Up Shares, the “Shares”) pursuant to a Warrant Agreement dated as of the date hereof between the Company and the Purchaser (the “Warrant Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to grant certain registration rights, subject to the terms and conditions set forth in this Agreement, with respect to the Shares;

WHEREAS, the Company and the Purchaser wish to set forth their agreement with respect to certain rights and obligations regarding the registration of the Shares.

In consideration of the foregoing and of the mutual agreements contained herein and in the Purchase Agreement, the Company and the Purchaser hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 25% or more of the capital stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person’s executive officers and directors. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” means the board of directors of the Company from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the shares of the Company’s common stock, $0.01 par value per share.

“Company” has the meaning specified in the recitals to this Agreement.

“Controlling Person” has the meaning specified in Section 7(a).

“End of Suspension Notice” has the meaning specified in Section 6(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Fully Diluted Basis” means at any date as of which the number of shares of Common Stock is to be determined, on a basis including all shares of Common Stock outstanding at such date and the maximum shares of Common Stock issuable in respect of Common Stock Equivalents (giving effect to the then current respective conversion prices) and other rights to purchase (directly or indirectly) shares of Common Stock or Common Stock Equivalents, outstanding on such date, to the extent such rights to convert, exchange or exercise thereunder are presently exercisable. For purposes of this definition, “Common Stock Equivalents” means any security or obligation which is by its terms convertible into or redeemable for shares of Common Stock (including any units of limited partnership interest in Roberts Properties Residential, L.P.) and any option, warrant or other subscription or purchase right with respect to Common Stock.

“Holder” shall mean each owner of any Registrable Securities from time to time.

“Indemnified Party” has the meaning specified in Section 7(c).

“Indemnifying Party” has the meaning specified in Section 7(c).

“Liabilities” has the meaning specified in Section 7(a).

“Material Adverse Change” or “Material Adverse Effect” shall mean any event, circumstance, change or effect that would reasonably be likely, individually or in the aggregate, to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), of the Company and its subsidiaries taken as a whole; provided, however, that none of the following shall be deemed to constitute or shall be taken into account in determining whether there has been a Material Adverse Effect: any event, circumstance, change or effect arising out of or attributable to (a) changes in the economy or financial markets, including, prevailing interest rates and market conditions, generally in the United States or that are the result of acts of war or terrorism, or (b) changes that are caused by factors generally affecting the industry in which the Company and its subsidiaries operate.

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“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, fund, unincorporated association or organization or government or other agency or political subdivision thereof.

“Piggyback Registrations” has the meaning specified in Section 2.2(a).

“Purchase Agreement” has the meaning specified in the recitals.

“Purchaser Indemnitee” has the meaning specified in Section 7(a).

“Registrable Securities” means the Initial Shares purchased by the Purchaser in connection with the Purchase Agreement, any True-Up Shares issued by the Company to the Purchaser pursuant to the Purchase Agreement and the Warrant Shares issued or issuable to the Purchaser pursuant to the Warrant Agreement, in each case including upon the transfer thereof by the original Holder or any subsequent Holder, and any shares or other securities issued in respect of such shares of Common Stock by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such shares of Common Stock or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to such shares of Common Stock. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has been declared effective by the Commission and the Registrable Security has been disposed of pursuant to such effective registration statement, (b) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (c) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for the Registrable Security not bearing a legend restricting further transfer, and the Registrable Security may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all Commission and stock exchange or NYSE registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of one counsel for all underwriters or holders as a group in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and “cold comfort” letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and expenses of any “qualified independent underwriter” that is required to be retained by any holder of Registrable Securities pursuant to the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities by the sellers of Registrable Securities) and the reasonable fees of counsel selected pursuant to Section 6 hereof by the Holders in connection with each such registration.

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“Registration Statement” means a registration statement of the Company that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including any prospectus included in such registration statement, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” has the meaning specified in Section 2.1(a).

“Suspension Event” has the meaning specified in Section 6(b).

“Suspension Notice” has the meaning specified in Section 6(b).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.	REGISTRATION RIGHTS.

2.1              MANDATORY REGISTRATION RIGHTS.

(a)    As set forth in Section 5 hereof, the Company agrees to file on or before the 180th day after the date of this Agreement a shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). The Company shall use its commercially reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter, and, for this purpose, the Company shall be entitled to consider the advice of the managing underwriter(s) of a public offering of the Company’s Common Stock which is then pending as to the effect that the effectiveness of the Shelf Registration Statement could reasonably be expected to have on the marketing of the public offering. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Securities.

(b)   PRIORITY ON SHELF REGISTRATION STATEMENT. The Company will not include in any Shelf Registration Statement any securities that are not Registrable Securities without the prior written consent of the Holders of at least 66.66% of the Registrable Securities. If the managing underwriters of an underwritten offering under the Shelf Registration Statement advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the Registrable Securities; and (ii) second, other securities, if any, requested to be included in such registration, pro rata among the holders of such other securities, on the basis of the number of shares of other securities owned by each such holder and requested to be included therein.

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(c)    SELECTION OF UNDERWRITERS. Subject to an engagement agreement to which the Company is a party, the Company shall have the right to select the investment banker or bankers, underwriters and managers to administer any Underwritten Offering under a Shelf Registration Statement; PROVIDED, HOWEVER, that such investment banker or bankers, underwriters and managers shall be reasonably satisfactory to the Holders of at least 66.66% of the Registrable Securities. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Shelf Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the managing underwriters other than representations, warranties or agreements as are customary and reasonably requested by the managing underwriters. If any Holder disapproves of the terms of such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter delivered at least ten (10) business days prior to the effective date of the Shelf Registration Statement. Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the Shelf Registration Statement.

2.2              DEMAND REGISTRATION ON FORM S-3

(a)    If (i) the Company shall receive a written request (specifying that it is being made pursuant to this subsection) from one or more Holders that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed $5,000,000, and (ii) the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such securities, then the Company shall promptly notify all other Holders of such request and shall use its commercially reasonable best efforts to cause all Registrable Securities that Holders have requested be registered to be registered on Form S-3 (or any successor form to Form S-3).

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(b)   Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this subsection during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company; provided, that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; (ii) the Company shall not be obligated to effect a registration pursuant to this subsection within six (6) months after the effective date of a prior registration under this Section; and (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days; provided, however, that the Company shall not be permitted to so defer its obligation more than once in any 12-month period.

(c)    The Holders’ rights to registration under this Section 2.2 are in addition to, and not in lieu of, their rights to registration under any other section of this Agreement.

2.3              RIGHT TO PIGGYBACK REGISTRATION.

(a)    If at any time following the date of this Agreement and prior to the registration of Registrable Securities pursuant to Section 2.1, the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than 30 days before the anticipated filing date) and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each Holder may request and shall indicate the intended method of distribution of such Registrable Securities.

(b)   The Company shall use its commercially reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the shares of Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as the Common Stock of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriter or underwriters due to the size of the offering which the Company or such other persons or entities intends to make, the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then, if the offering is by the Company for its own account or is an offering by other holders registering shares of Common Stock of the Company pursuant to demand registration rights, then the number of shares of Common Stock to be offered for the accounts of Holders and other holders registering shares of Common Stock of the Company pursuant to similar piggyback registration rights shall be reduced pro rata based on the relative percentage ownership of all shares of Common Stock then outstanding owned by the Holders and such other holders to the extent necessary to reduce the total number of shares of Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters.

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3.	HOLDBACK AGREEMENTS.

(a)    The Holders agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities, including, without limitation, the Shares, of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Shelf Registration Statement or Piggyback Registration for a public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration), unless the investment bankers or underwriters managing the public offering otherwise agree.

(b)   The Company agrees to use its commercially reasonable best efforts to cause each of its directors and executive officers and each holder of at least 5% (on a Fully Diluted Basis) of the Company’s equity securities, including, without limitation, Common Stock, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or distribution or securities issued pursuant to the Company’s 2006 Restricted Stock Plan, as amended) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any such securities during the period described in clause (a) above (except as part of such underwritten registration), unless the underwriters managing the public offering or distribution otherwise agree.

4.	Rule 144 and 144a reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Securities:

(a)    use its commercially reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b)   use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and

(c)    furnish to any Holder promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and (iii) such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Securities without registration or pursuant to such form.

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5.                  REGISTRATION PROCEDURES.

Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably practicable:

(a)    Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel selected by the Holders copies of all such documents proposed to be filed);

(b)   Subject to Section 7, prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one year and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c)    Furnish to the Holders such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d)   Use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States of America as the Holders reasonably request and shall maintain such qualification in effect so long as required; (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

(e)    notify each Holder promptly and, if requested by any Holder, confirm such advice in writing (i) when a Registration Statement registering the Registrable Securities has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement covering the Registrable Securities or the related prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

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(f)    Use its commercially reasonable best efforts to cause all such Registrable Securities to be listed on the same securities exchange on which securities of the same class are then listed;

(g)   Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h)   Enter into such customary agreements (including underwriting agreements in customary form) and take all such other reasonable actions as the Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)     Use its commercially reasonable best efforts to make available, subject to any confidentiality agreements reasonably requested by the Company, for inspection by one representative appointed by the Holders any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative of the Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any Holder, such underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j)     Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)   use its commercially reasonable best efforts to avoid the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities, including, without limitation, the Common Stock, included in such Registration Statement for sale in any jurisdiction; in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities, including, without limitation, the Common Stock, included in such Registration Statement for sale in any jurisdiction, the Company will use its commercially reasonable best efforts promptly to obtain the withdrawal of such order;

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(l)     Use its commercially reasonable best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(m) Except as provided in Section 7, upon the occurrence of any event contemplated by Section 5(e)(iv) of this Agreement, use its commercially reasonable best efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies each such supplement or post-effective amendment;

(n)   if requested by the managing underwriter(s), if any, or any Holders of Registrable Securities (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment relating to the Registrable Securities such material information as the managing underwriter(s), if any, or such Holders indicate in writing relates to them or that they reasonably request be included therein and (ii) use its commercially reasonable best efforts to make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received written notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(o)   in the case of an Underwritten Offering, use its commercially reasonable best efforts to furnish to each Holder of Registrable Securities covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(p)   provide a CUSIP number, if necessary, for all Registrable Securities, not later than the effective date of the Registration Statement; and

(q)   if requested by any holder of Registrable Securities, obtain a “cold comfort” letter from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Purchaser reasonably requests.

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It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of the Holders that the Holders shall furnish to the Company such information regarding the Registrable Securities held by the Holders and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration.

6.	REGISTRATION EXPENSES.

(a)    Except as otherwise expressly provided in this Agreement, all Registration Expenses will be borne by the Company. To the extent Registration Expenses are not required to be paid by the Company pursuant to this Agreement, each holder of securities included in any registration or qualification hereunder will pay those Registration Expenses allocable to the registration or qualification of such holders’ securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered or qualified.

(b)   Except as otherwise expressly provided in this Agreement, in connection with each Shelf Registration Statement and any Piggyback Registration, the Company will reimburse the Holders covered by such Registration Statement for the reasonable fees and disbursements of one United States legal counsel, which counsel shall be selected (i) in the case of a Shelf Registration Statement by the Holders holding a majority of the Registrable Securities, and (ii) in all other cases, by the Holders of a majority of the Registrable Securities, and in each case in consultation with the Company.

7.	Black out period.

(a)    Subject to the provisions of this Section 7, the Company shall have the right, but not the obligation, from time to time to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable if a majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that the Company is required by law, rule or regulation, or that it is in the best interests of the Company, to (i) supplement the prospectus or (ii) file a post-effective amendment to the Registration Statement in the case of (i) or (ii) to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. In no event may a suspension in the case of (i) last for more than five (5) business days in any singular instance and in the case of (i) and (ii) cumulatively last for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or for more than an aggregate of sixty (60) days in any rolling ninety (90) day period, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the Company shall have used all commercially reasonable best efforts to cause such post-effective amendment to be declared effective, in which case the suspension shall be terminated immediately following the effective date of the post-effective amendment to the Registration Statement. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as possible.

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(b)   In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. No Holder shall effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees to keep confidential the fact that the Company has issued a Suspension Notice and the contents thereof. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event.

(c)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 7, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales; PROVIDED that such period of time shall not be extended beyond the date that securities are no longer Registrable Securities.

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8.	INDEMNIFICATION and contribution.

(a)    The Company agrees to indemnify and hold harmless (i) each Holder and any underwriter (as determined in the Securities Act) for such Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives, affiliates and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus included in such Registration Statement (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary prospectus or any other document used to sell the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary prospectus if a copy of the prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Registrable Securities, if such prospectus (or prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Registrable Securities to such Person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the prospectus (or the prospectus as amended or supplemented), or (iii) any use of any Registration Statement or prospectus included therein during a period when a stop order has been issued in respect thereof or any action or proceedings for that purpose have been initiated, or use of a Registration Statement or a prospectus included therein (including any preliminary prospectus) that has been suspended pursuant to Sections 5(e)(ii), 5(e)(iii), or 5(e)(iv) of this Agreement; provided that, with respect to this subsection (iii), the Holder using such Registration Statement or prospectus (including any preliminary Prospectus) received the notice required by Section 5(e) hereof in advance of such use. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

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(b)   In connection with any Registration Statement in which a Holder of Registrable Securities participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who signs the Registration Statement, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of the Company, such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or related prospectus, any amendment or supplement thereto or any related preliminary prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Securities giving rise to such obligations.

(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing, of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall assume the defense of such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

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(d)   If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in paragraph 8(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) a Holder shall have the same rights to contribution as such Holder and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(f)    The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Registrable Securities sold by each of the Purchaser Indemnitees hereunder and not joint.

9.                  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.	MISCELLANEOUS.

(a)    NOTICES. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

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If to the Company:

Roberts Realty Investors, Inc.

375 Northridge Road

Suite 330

Atlanta, GA 30350

Attention: Chief Executive Officer

With a copy to:

A-III Manager LLC

c/o Avenue Capital Group

399 Park Avenue

New York, New York 10022

Attention: Edward Gellert

Telephone: 212-850-7534

Email: egellert@avenuecapital.com

If to the Purchaser:

A-III Investment Partners

c/o Avenue Capital Group

399 Park Avenue

New York, New York 10022

Attention: Edward Gellert

Telephone: 212-850-7534

Email: egellert@avenuecapital.com

With a copy to:

Hunton & Williams LLP

951 East Byrd Street, Riverfront Plaza

Richmond, Virginia 23219

Attention: Daniel M. LeBey, Esq.

Any party may by notice given in accordance with this Section 9(a) designate another address or person for receipt of notices hereunder.

(b)   AMENDMENT AND WAIVER.

(i)                 No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

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(ii)               Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective, (a) only if it is made or given in writing and signed by the Company and by the holders of at least 66-2/3% of the Registrable Securities and (b) only in the specific instance and for the specific purpose for which made or given.

(c)    SPECIFIC PERFORMANCE. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

(d)   HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(e)    SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(f)    ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(g)   TERM OF AGREEMENT. The provisions of this Agreement shall become effective upon the execution hereof and shall terminate as provided herein.

(h)   VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(i)     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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(j)     FURTHER ASSURANCES. Each of the parties shall, and shall cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(k)   SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

(l)     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:	ROBERTS REALTY INVESTORS, INC.

Name:
Title:

PURCHASER:	A-III Investment Partners LLC

Name:
Title:

EXHIBIT F

form of tax protection agreement

THIS TAX PROTECTION AGREEMENT (this “Agreement”) is made as of the ___ day of _________, 20__ by and between Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), and Roberts Properties Residential, L.P, a Georgia limited partnership (the “Operating Partnership,” and, together with the Company, the “Seller Parties”), A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”) and A-III Manager LLC, a Delaware limited liability company (the “Manager” and, together with the Purchaser, the “Purchaser Parties” and, together with the Purchaser and the Seller Parties, the “Parties” and each a “Party”), for the benefit of the Eligible Investors (as defined in this Agreement below) who shall be designated third party beneficiaries of this Agreement.

WHEREAS, the Seller Parties and the Purchaser have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of November 19, 2014, pursuant to which, among other things, (i) on the date hereof (the “Closing Date”) the Purchaser has purchased from the Company, and the Company has issued and sold to the Purchaser, ____________ shares of common stock, $.01 par value per share, of the Company (the “Common Stock”), (ii) the Company has agreed, subject to the terms and conditions of the Stock Purchase Agreement, to issue additional shares of Common Stock to the Purchaser in a Post-Closing Issuance (as defined in the Stock Purchase Agreement), and (iii) the Company has granted to the Purchaser a warrant to purchase additional shares of Common Stock pursuant to a Warrant Agreement dated as of the date hereof between the Company and the Purchaser; and

WHEREAS, pursuant to the Stock Purchase Agreement, on the date hereof, the Seller Parties and the Manager have entered into that certain Management Agreement pursuant to which, among other things, the Seller Parties have engaged the Manager, and the Manager has agreed, to provide certain management services for the Seller Parties; and

WHEREAS, under the Stock Purchase Agreement, the Parties and the Purchaser have agreed that the Parties shall enter into this Agreement on the Closing Date.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.      Definitions.

“Eligible Investors” means persons who own both units and shares.

“Offering” means the offering by the Operating Partnership pursuant to the Memorandum to Eligible Investors.

“Memorandum” means that certain Confidential Private Offering Memorandum dated July 8, 2013, a copy of which has been provided to the Purchaser.

“Necessary Actions” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and applicable stock exchange rules and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including: (i) causing members of the Board to act in a certain manner; (ii) executing agreements and instruments; and (iii) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Partnership Agreement” means the First Amended and Restated Partnership Agreement of the Operating Partnership, as amended.

“shares” means shares of Common Stock, including shares of Common Stock purchased in the future on the NYSE MKT stock exchange (or other exchange on which the shares of Common Stock are then listed).

“units” means units of limited partnership interest in the Operating Partnership.

2.      Agreement by the Parties.

Each Party agrees to take all Necessary Actions within its reasonable control (a) to cause the Offering to continue to be available to Eligible Investors and (b) to cause the Operating Partnership to retain the shares it has previously acquired in the Offering and any shares it acquires in the future in the Offering.

3.      Term of Agreement.

(a)      This Agreement shall continue in effect until the earlier of:

(i)      the date on which the Company has purchased, pursuant to Section 6.7(f) of the Partnership Agreement, all (but not less than all) outstanding units held by limited partners (other than the Company as the general partner of the Operating Partnership);

(ii)      the dissolution of the Operating Partnership;

(iii)      the date on which all of the units issued in the Offering have been exchanged for shares or otherwise sold or transferred by the Eligible Investor who participated in the Offering, including via bankruptcy or death;

(iv)      the date on which this Agreement is terminated in accordance with Section 4(g);

(v)      the date on which all of the shares held by the Operating Partnership are converted into or exchanged for cash in connection with a merger, sale of assets, or other extraordinary transaction involving the Company; or

(vi)      the dissolution of the Company.

(b)      Notwithstanding the foregoing, in the event the Board designation rights (the “Board Designation Rights”) granted to the Purchaser under Section 2 of that certain Governance and Voting Agreement, dated as of the Closing Date, by and among the Company, the Purchaser and Charles S. Roberts, (the “Governance and Voting Agreement”) are terminated in accordance with the terms thereof sooner than the date on which this Agreement is terminated under Section 3(a) above, the obligations of the Purchaser and the Manager under this Agreement shall automatically terminate on the date that the Purchaser’s Board Designation Rights terminate under the Governance and Voting Agreement.

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4.      Miscellaneous.

(a)                Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)               Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

(c)                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)                Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the Party to be notified, (ii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt, or (iii) delivery via email. All communications shall be sent to the respective Parties at their address or email address, as applicable, as set forth on the signature page hereto, or to such address as subsequently modified by written notice given in accordance with this Section 4(e). Notices and other communications to Eligible Investors shall be delivered, using any of the same means described above, to the attention of Charles S. Roberts c/o Roberts Properties, Inc., 375 Northridge Road, Suite 330 Atlanta, GA 30350; Email: cr@robertsproperties.com.

(f)                Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

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(g)               Amendments and Waivers. It is expressly agreed that the purchasers of units in the Offering, but not their successors and assigns, shall be third party beneficiaries of this Agreement for as long as they hold the units they purchased in the Offering and that each of them may enforce the provisions of this Agreement. Accordingly, any term of this Agreement may be amended, terminated or waived only with the written consent of (i) each of the Parties hereto and (ii) each of the original purchasers of units in the Offering if and only if they hold at the time of such amendment, termination or waiver any of the units they purchased in the Offering. Any amendment or waiver effected in accordance with this Section 4(g) shall be binding upon the Parties.

(h)               Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(i)                 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

(j)                 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties (including the purchasers of units in the Offering) shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

[Signatures are on the following page.]

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IN WITNESS WHEREOF, the Parties have executed this Tax Protection Agreement as of the date first written above.

ROBERTS REALTY INVESTORS, INC. By: Name: Title:	Address: 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com
ROBERTS PROPERTIES RESIDENTIAL, L.P. By: Roberts Realty Investors, Inc., its general partner By: Name: Title:	Address: 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com
A-III INVESTMENT PARTNERS LLC By: Name: Title:	Address: c/o Avenue Capital Group 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com
A-III MANAGER LLC By: Name: Title:	Address: c/o Avenue Capital Group 399 Park Avenue New York, New York 10022 Attention: Edward Gellert Telephone: 212-850-7534 Email: egellert@avenuecapital.com

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EXHIBIT G

DISCLOSURE SCHEDULE

TO THE

STOCK PURCHASE AGREEMENT

DATED NOVEMBER 19, 2014

BY AND AMONG

ROBERTS REALTY INVESTORS, INC.,

ROBERTS PROPERTIES RESIDENTIAL, L.P.

AND

A-III INVESTMENT PARTNERS LLC

This disclosure schedule (this “Disclosure Schedule”) has been prepared and delivered to A-III Investment Partners LLC (the “Purchaser”) by Roberts Realty Investors, Inc. (the “Company”) and Roberts Properties Residential, L.P. (the “Operating Partnership” as of the Effective Date of that certain Stock Purchase Agreement (the “Agreement”), by and among the Company, the Operating Partnership and the Purchaser. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

This Disclosure Schedule has been arranged in a manner that corresponds to the numbered and lettered sections and subsections of the Agreement. The disclosures in any section or subsection of the Disclosure Schedule shall constitute disclosure for purposes of each section or subsection of the Agreement where such information is relevant.

Headings and introductory language have been included in this Disclosure Schedule for convenience only, and such headings and introductory language shall not have the effect of amending, and shall not be used to construe, the representations and warranties regarding the Company and Operating Partnership set forth in the Agreement.

Schedule 1.4

The Company’s Properties

1.	North Springs is a 10-acre transit-oriented site located in Sandy Springs that is zoned for a mixed-use development.
2.	Bradley Park is a 22-acre site located in Forsyth County near the GA-400 and Highway 20 interchange, zoned for 154 multifamily units.
3.	Northridge is an 11-acre site located in Sandy Springs near the GA-400 and Northridge interchange, zoned for 220 multifamily units.
4.	Highway 20 is a 38-acre site located in the City of Cumming in Forsyth County, zoned for 210 multifamily units.

Schedule 2.2

The Company’s Ownership Percentage in the Operating Partnership

The aggregate percentage ownership interest of the Company in the Operating Partnership is 80.23%.

Schedule 2.8

Governmental Consents and Filings

None.

Schedule 2.9

Legal Actions

None.

Schedule 2.11

Certain Transactions

(a)	Letter of Intent by and between Roberts Properties Residential, L.P. and Bradley Park Apartments, LLC dated October 27, 2014 (Bradley Park).

Schedule 2.13

Absence of Violation, Defaults and Conflicts

(b) The inability to provide current financial statements to the Lenders of the Loans listed in Schedule 2.36 due to the matters described in Schedule 2.33 could result in a Default. Each Loan listed in Schedule 2.36 has a cure period for such Default.

Schedule 2.17

Employee Matters

Schedule of Compensation of

Each Officer, Employee, Consultant and Independent Contractor

for 2013 and 2014

(a)	2013 Form 10-K - Item 11. Executive Compensation. - Page 43-44
Consultant – {Individual Name Redacted} - $32,748.22
2013 Form 10-K - Item 15. Exhibits, Financial Statement Schedules. - Page F-18-
F-19 - Footnote 5 - Shareholders’ Equity - Restricted Stock – Paragraph 3

2014 – Charles S. Roberts – President – Salary - $225,000
2014 – Charles R. Elliott – CFO - $3,000 per month – Total of $30,000
Mr. Elliott also receives the standard Director Fees of $18,000 per year for his service as a Director
2014 – Anthony W. Shurtz – Chief Financial Officer – Salary - $140,000
Severance Compensation - $70,000

(d)	Anthony W. Shurtz – Chief Financial Officer - Severance Compensation - $70,000

Schedule 2.21

Mortgages, Pledges, Liens, Security Interests, Claims, Restrictions or Encumbrances

Exhibit No. In Company’s Form 10-K for 2013	Description

10.4.1	Restrictive Covenant by Roberts Properties Peachtree Dunwoody, LLC, assumed by Roberts Properties Residential, L.P. on January 20, 2005. [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated January 21, 2005.]

10.9.27	Deed to Secure Debt, Assignment of Rents, and Security Agreement dated July 18, 2013 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated July 18, 2013.]

N/A	Deed to Secure Debt, and Assignment of Lessor’s Interest in Leases dated September 29, 2005 between Roberts Properties Residential, L.P. and Bank of North Georgia, as amended and modified (Bradley Park).

N/A	Declaration of Covenants and Conditions by Roberts Properties Residential, L.P. and Manchester Park Homeowners Association, Inc. dated November 1, 2013 (Bradley Park).

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated as of September 27, 2013 by and between Roberts Properties Residential, L.P. and Touchmark National Bank (Highway 20).

N/A	Amended and Restated Declaration of Reciprocal Easements dated August 12, 1994 as amended and modified (Northridge).

N/A	The Company and the Operating Partnership hereby list and incorporate by reference all Properties listed in Schedule 1.4.

N/A	Reciprocal Easements Agreement by and between Highway Nine Investors, LLC and Roberts Properties Residential, L.P. dated November 3, 2014 (Bradley Park).

N/A	Any matters shown on Purchaser’s title reports for the Company and Operating Partnership’s real property.

Schedule 2.27

Environmental and Safety Laws

(a)	Bradley Park contains wet lands as delineated on the survey.

(b)	A house with asbestos containing materials was located on the property adjacent to Bradley Park. The house was demolished by a licensed asbestos abatement company and in accordance with applicable Environmental Laws.

Schedule 2.33

SEC Reports

1.	During the course of Purchaser’s due diligence, an error was discovered in the calculation of the 95% gross income test for purposes of the Company’s qualification as a REIT in the tax year ended December 31, 2009. As a result, the Company failed to qualify to be taxed as a REIT for federal and state income tax purposes in the tax year ended December 31, 2009, and the Code prohibits the Company from qualifying as a REIT for its taxable years ended December 31, 2010 through December 31, 2013. The Company Exchange Act Reports filed since December 31, 2009 have incorrectly stated that the Company qualified to be taxed as a REIT for federal and state income tax purposes and the Company’s financial statements for all such periods were prepared accordingly. However, due to the Company’s net operating losses for such years, the Company will have no Liability for federal and state income taxes for its taxable years ended December 31, 2009 through December 31, 2013.

2.	The Current Report on Form 8-K filed by the Company on October 11, 2011 was filed after the required filing date.

3.	The Current Report on Form 8-K filed by the Company on November 14, 2014 was filed after the required filing date.

4.	As described in Form 12b-25 filed by the Company on November 17, 2014, the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 was not filed by the required filing date.

Schedule 2.35

Material Contracts

(a)	Obligations to Make an Investment or Loan

None.

(b)	Leases

Exhibit No. In Company’s Form 10-K for 2013	Description

10.8.4	Office Lease by and between Roberts Capital Partners, LLC, as Landlord, and Roberts Properties Residential, L.P., as Tenant, dated as of February 19, 2014. [Incorporated by reference to our current report on Form 8-K dated February 19, 2014.]

(c)	Performance of Services, Delivery of Goods or Materials

1.	The Company engages and pays law firms, accounting firms, other professionals and temporary staffing firms in the ordinary course of business.

2.	Architectural Contract with Pieper O’Brien Herr Architects dated July 24, 2014 (Northridge/Artisan Apartments)

3.	Contract with Paradigm Engineering Services, Inc. dated May 14, 2014 (Northridge/Artisan Apartments)

4.	Architectural Contract with Pieper O’Brien Herr Architects dated July 21, 2014 (Bradley Park)

5.	Waterproofing Contract with Williamson & Associates, Inc. dated August 20, 2014 (Bradley Park)

(d)	Out of the Ordinary Course

Exhibit No. In Company’s Form 10-K for 2013	Description

10.9.30	Purchase and Sale Agreement dated October 15, 2013 by and between Roberts Properties Residential, L.P. and the Fulton County Board of Education (Northridge Office Building). [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated October 15, 2013.]

(e)	Affecting Interest in Property

1.	The Company and the Operating Partnership hereby list and incorporate by reference all Contracts listed in Schedule 2.21 and Schedule 2.36.

2.	Letter of Intent by and between Roberts Properties Residential, L.P. and Bradley Park Apartments, LLC dated October 27, 2014 (Bradley Park).

(f)	Contracts with Respect to Company Intellectual Property

None.

(g)	Capital Asset Agreements

Letter of Intent by and between Roberts Properties Residential, L.P. and Bradley Park Apartments, LLC dated October 27, 2014 (Bradley Park).

(h)	Contracts with Directors, Officers or Other Employees

1.	Agreement with Charles R. Elliott to provide CFO services for $3,000 per month – Total of $30,000 for 2014.

2.	Agreement for Severance with Anthony W. Shurtz – Chief Financial Officer - $70,000.

3.	Indemnification Agreements, dated as of the Effective Date, by and between the Company and each of its Officers and Directors.

4.	Reimbursement arrangements with the Roberts Companies as described in the Company Exchange Act Reports and in Exhibits 10.8.1, 10.8.2 and 10.8.3 to the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2013, which exhibits are hereby incorporated by reference into this Disclosure Schedule.

5.	For the avoidance of doubt, the Company and the Operating Partnership list the following agreements with Affiliates of Mr. Roberts:

Exhibit No. In Company’s Form 10-K for 2013	Description

10.2.1	Construction Agreement between Roberts Properties Residential, L.P. and Roberts Properties Construction, Inc. (Northridge) [Incorporated by reference to Exhibit 10.1.18 in our quarterly report on Form 10-Q for the quarter ended March 31, 2003.]

10.4.1	Restrictive Covenant by Roberts Properties Peachtree Dunwoody, LLC, assumed by Roberts Properties Residential, L.P. on January 20, 2005. (North Springs) [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated January 21, 2005.]

10.4.2	Design and Development Agreement between Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated as of April 14, 2005. (North Springs) [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated April 12, 2005.]

10.4.3	Construction Contract between Roberts Properties Residential, L.P. and Roberts Properties Construction, Inc., dated as of April 14, 2005. (North Springs) [Incorporated by reference to Exhibit 10.4 in our current report on Form 8-K dated April 12, 2005.]

10.5.1	Design and Development Agreement between Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated as of August 4, 2005. (Bradley Park) [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated August 9, 2005.]

10.5.2	Construction Contract between Roberts Properties Residential, L.P. and Roberts Properties Construction, Inc., dated as of August 4, 2005. (Bradley Park) [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated August 9, 2005.]

10.6.1	Design and Development Agreement between Roberts Properties Residential, L.P. and Roberts Properties, Inc., dated as of February 21, 2006. (Highway 20) [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated February 21, 2006.]

10.6.2	Construction Contract between Roberts Properties Residential, L.P. and Roberts Properties Construction, Inc., dated as of February 21, 2006. (Highway 20) [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated February 21, 2006.]

10.8.4	Office Lease by and between Roberts Capital Partners, LLC, as Landlord, and Roberts Properties Residential, L.P., as Tenant, dated as of February 19, 2014. [Incorporated by reference to our current report on Form 8-K dated February 19, 2014.]

(i)	Powers of Attorney

1.	The Partnership Agreement.

Exhibit No. In Company’s Form 10-K for 2013	Description

10.9.27	Deed to Secure Debt, Assignment of Rents, and Security Agreement dated July 18, 2013 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated July 18, 2013.]

10.9.28	Unconditional Guaranty of Payment and Performance dated July 18, 2013 by Roberts Realty Investors, Inc. in favor of North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated July 18, 2013.]

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated as of September 27, 2013 by and between Roberts Properties Residential, L.P. and Touchmark National Bank (Highway 20).

N/A	Guaranty of Payment and Performance dated April 8, 2009 by Roberts Realty Investors, Inc. in favor of Touchmark National Bank (Highway 20).

N/A	Deed to Secure Debt, and Assignment of Lessor’s Interest in Leases dated September 29, 2005 between Roberts Properties Residential, L.P. and Bank of North Georgia, as amended and modified (Bradley Park).

N/A	Guaranty by Corporation dated February 9, 2010 by Roberts Realty Investors, Inc. in favor of Bank of North Georgia, as amended and modified (Bradley Park).

(j)	Labor Union Contracts

None.

(k)	Deferred Compensation

ADP 401(k) Plan

(l)	Limiting Agreements

1.	No Contract prohibits the Company or the Operating Partnership from freely engaging in business anywhere in the world.

2.	The Company has entered into approximately 91 mutual non-disclosure agreements with Persons that previously expressed interest in a strategic transaction with the Company and has provided copies of those agreements to the Purchaser.

(m)	Sharing of profits, losses, costs, taxes or other liabilities

1.	The Partnership Agreement.

2.	The Northridge Parkway, LLC Operating Agreement.

(n)	Debt Obligations

The Company and the Operating Partnership hereby list and incorporate by reference all Contracts listed in Schedule 2.36.

(o)	Brokers and Finders

Description

Commission Agreement by and between Roberts Properties Residential, L.P. and Gary J. Lee, Marcus & Millichap for 5 Registered Parties dated September 4, 2014 (North Springs).

(p)	Contracts with any Governmental Entity

None.

(q)	Indemnification

Exhibit No. In Company’s Form 10-K for 2013	Description

N/A

The Company and the Operating Partnership hereby list and incorporate by reference all Contracts listed in Schedule 2.36 and in the Exhibits to the Company Exchange Act Reports if and to the extent that such documents include obligations to indemnify another Person.

(r)	Surety Bonds or Letters of Credit

None.

Schedule 2.36

Loans and Guarantees

(a)

Exhibit No. In Company’s Form 10-K for 2013	Description

10.9.26	Promissory Note in the principal amount of $5,500,000 dated July 18, 2013 by Roberts Properties Residential, L.P. to the order of North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.1 in our current report on Form 8-K dated July 18, 2013.]

10.9.27	Deed to Secure Debt, Assignment of Rents, and Security Agreement dated July 18, 2013 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.2 in our current report on Form 8-K dated July 18, 2013.]

10.9.28	Unconditional Guaranty of Payment and Performance dated July 18, 2013 by Roberts Realty Investors, Inc. in favor of North Springs Financial, LLC (North Springs). [Incorporated by reference to Exhibit 10.3 in our current report on Form 8-K dated July 18, 2013.]

N/A	Collateral Assignment of Contracts, Licenses, Permits, Warranties and Certificates dated July 18, 2013 by and between Roberts Properties Residential, L.P. and North Springs Financial, LLC (North Springs).

N/A	Indemnity Agreement Regarding Hazardous Substances dated July 18, 2013 by and between Roberts Properties Residential, L.P., Roberts Realty Investors, Inc. and North Springs Financial, LLC (North Springs).

N/A	Promissory Note in the original principal amount of $3,335,000 dated September 29, 2005 by Roberts Properties Residential, L.P. to the order of Bank of North Georgia, as amended and modified (Bradley Park).

N/A	Deed to Secure Debt, and Assignment of Lessor’s Interest in Leases dated September 29, 2005 between Roberts Properties Residential, L.P. and Bank of North Georgia, as amended and modified (Bradley Park).

N/A	Guaranty by Corporation dated February 9, 2010 by Roberts Realty Investors, Inc. in favor of Bank of North Georgia, as amended and modified (Bradley Park).

N/A	Environmental Indemnity Agreement dated September 29, 2005 by and between Roberts Properties Residential, L.P., Roberts Realty Investors, Inc. and Bank of North Georgia, as amended and modified (Bradley Park).

Exhibit No. In Company’s Form 10-K for 2013	Description

N/A	Note in the original principal amount of $3,500,000 dated April 8, 2009 by Roberts Properties Residential, L.P. to the order of Touchmark National Bank, as amended and modified (Highway 20).

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	Guaranty of Payment and Performance dated April 8, 2009 by Roberts Realty Investors, Inc. in favor of Touchmark National Bank (Highway 20).

N/A	Loan Agreement dated as of April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	UCC Financing Statements filed on April 9, 2009 by Touchmark National Bank, as amended and modified (Highway 20).

N/A	Assignment of Contracts, Warranties, Licenses, Permits and Plans dated as of April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	Environmental Indemnity Agreement dated as of April 8, 2009 by and between Roberts Properties Residential, L.P. and Touchmark National Bank, as amended and modified (Highway 20).

N/A	Deed to Secure Debt and Security Agreement, Assignment of Leases and Rents, and Security Agreement dated as of September 27, 2013 by and between Roberts Properties Residential, L.P. and Touchmark National Bank (Highway 20).

N/A	Environmental Indemnity Agreement dated as of September 27, 2013 by and between Roberts Properties Residential, L.P. and Touchmark National Bank (Highway 20).

(b)	None.

(c)	The Company and the Operating Partnership hereby list and incorporate by reference all Contracts listed in subsection (a) above and Schedule 2.21, if and to the extent that such Contracts constitute a guarantee, mortgage, pledge, lien, assignment or other security agreement or arrangement by the Company, the Operating Partnership or the Subsidiary or is an agreement or arrangement whereby the Company, the Operating Partnership or the Subsidiary is responsible for the indebtedness, or for the default in the performance of any obligation, of any other Person.

(d)	The Company and the Operating Partnership hereby list and incorporate by reference all Contracts listed in subsection (a) above if and to the extent that such Contracts constitute bonds, guarantees or other forms of credit support or similar arrangements provided by any Affiliates of the Company for the benefit of any of the Company, the Operating Partnership or the Subsidiary.

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is being delivered as of __________, 20___, pursuant to Section 4.4 of that certain Stock Purchase Agreement, dated as of November 19, 2014, (the “Agreement”), by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P., a Georgia limited partnership (the “Operating Partnership”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms not otherwise defined in this Certificate shall have the meaning set forth in the Agreement. The undersigned President and Chief Financial Officer of the Company, acting as officers of the Company on behalf of both the Company itself and the Operating Partnership for which the Company is the General Partner, each hereby certifies to the Purchaser as follows:

1.                  That, subsequent to the Effective Date, there has not been (A) any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a Material Adverse Effect, (B) any increase in the aggregate outstanding consolidated indebtedness of the Company and the Subsidiaries to which the Purchaser has not consented in accordance with Section 6 of the Agreement, (C) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interests of the Company or any of the Subsidiaries (other than OP Redemptions and OP Exchanges), or (D) any loss or damage (whether or not insured) to any of the current properties of the Company or any of the Subsidiaries that has been sustained or is expected to be sustained that has or could reasonably be expected to have a Material Adverse Effect.

2.                  Each of the representations and warranties of the Company and the Operating Partnership contained in the Agreement (or in any of the other documents or instruments to be delivered in connection therewith), to the extent qualified by Material Adverse Effect or other materiality qualification contained in any such representation or warranty, is (except for representations and warranties made as of a specific date, which were complete and accurate as of such date) complete and accurate as of the date hereof as if made as of the date hereof, and, to the extent not qualified by any Material Adverse Effect or other materiality (or equivalent) qualification contained in any such representation or warranty, is (except for representations and warranties made as of a specific date, which were complete and accurate in all material respects as of such date) complete and accurate in all material respects as of the date hereof as if made as of the date hereof; provided that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 (other than any de minimis discrepancy in the aggregate number of issued and outstanding shares of Common Stock and OP Units), 2.5 and 2.6 of the Agreement are complete and accurate in all respects.

3.                  The Company and the Operating Partnership have (A) delivered all documents and other items required of the Company or the Operating Partnership, as applicable, pursuant to Section 4 of the Agreement and (B) performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in the Agreement that were required to be performed or complied with by the Company or the Operating Partnership on or before the date hereof.

4.                  No investigation, suit, action or other proceeding is (i) threatened in writing or pending by a Governmental Entity that seeks restraint, prohibition, damages, monetary relief or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby, (ii) pending before any Governmental Entity by a non-Governmental Entity that seeks restraint or prohibition in connection with the Agreement and that the Purchaser reasonably determines to be reasonably likely to result in the incurrence by the Company or the Purchaser of any Liability in excess of $100,000, and there is no effective injunction, writ or restraint in place concerning any of the foregoing, or (iii) threatened in writing or pending before any Governmental Entity in which a Governmental Entity is a party that would or is reasonably likely to result in a governmental investigation or material governmental damages being imposed on the Purchaser or the Company or any of their respective Affiliates. There is no change in any Law that would prohibit the consummation of the transactions contemplated by the Agreement.

5.                  The Company is not and has not been deemed to be an issuer described in Rule 144(i)(1)(i) under the Securities Act.

6.                  Trading in the Company’s Common Stock on the NYSE MKT exchange is not and has not been suspended nor have the shares of the Company’s Common Stock been de-listed from such exchange, under applicable SEC or NYSE MKT rules and regulations.

7.                  The Requisite Company Vote has been obtained.

8.                  The Company has received duly executed resignation and release letters of each member of the Board of Directors in the form of Exhibit L-1 attached to the Agreement, as well as all officers and employees of the Company in the form set forth in Exhibit L-2 attached to the Agreement.

9.                  The Company has received a written waiver from the Roberts Companies in form and substance reasonably acceptable to the Purchaser, and in recordable form if deemed necessary by the Purchaser in its reasonable discretion, pursuant to which the Roberts Companies have waived (a) any covenant on any of the Company’s properties and any special rights that entitle the Roberts Companies to receive any compensation or provide any right to participate in the development or construction of any property and any related reimbursement, and (b) any other Contract to participate in the development or construction of any property and any related reimbursement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned have executed this Company and Operating Partnership Compliance Certificate as of the date first written above.

COMPANY:

ROBERTS REALTY INVESTORS, INC.

By:
Name: Charles S. Roberts
Title: Chief Executive Officer and President

By:
Name: Charles R. Elliott
Title: Chief Financial Officer

OPERATING PARTNERSHIP:

ROBERTS PROPERTIES RESIDENTIAL, L.P.

By: Roberts Realty Investors, Inc., its general partner

By:
Name: Charles S. Roberts
Title: Chief Executive Officer and President

By:
Name: Charles R. Elliott
Title: Chief Financial Officer

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE]

EXHIBIT i

FORM OF WARRANT AGREEMENT

THIS WARRANT AGREEMENT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THIS WARRANT AGREEMENT, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT AGREEMENT

This Warrant Agreement (“Agreement”) is executed as of this _____ day of __________, 20__, by Roberts Realty Investors, Inc., a Georgia corporation (“Company”), in favor of A-III Investment Partners LLC, a Delaware limited liability company (the “Initial Holder”), in accordance with the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Initial Holder has undertaken substantial financial risk in connection with the investment (“Share Purchase”) in the Company pursuant to that certain Stock Purchase Agreement between Initial Holder and the Company, dated November 19, 2014 (the “Stock Purchase Agreement”);

WHEREAS, in connection with the Share Purchase by the Initial Holder, the Company desires to grant to Initial Holder warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); and

WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Company and, by acceptance of a Warrant, the Initial Holder, on its behalf and on behalf of all subsequent registered holders of the Warrants (each, a “Holder” and, collectively, the “Holders”), agrees as follows:

1.                  Definitions. All capitalized terms that are not defined in this Agreement shall have the meaning ascribed to such terms in the Stock Purchase Agreement.

2.                  Grant of Warrants. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Initial Holder the number of Warrants set forth on Exhibit A. Each Warrant initially shall be exercisable for one fully paid and non-assessable share of Common Stock (a “Warrant Share” and, collectively, the “Warrant Shares”), subject to adjustment as provided in Section 13 of this Agreement. The Initial Holder and all subsequent Holders shall have the rights and obligations set forth in this Agreement. The Warrants issued hereby are being issued to the Initial Holder in recognition of the financial risk undertaken by the Initial Holder in connection with the Stock Purchase Agreement and the other terms and conditions thereof.

3.                  Warrant Certificates. The Warrants shall be evidenced by one or more warrant certificates, which shall be substantially in the form attached to this Agreement as Exhibit B (“Warrant Certificates”). The Warrant Certificates shall have such marks of identification or designation and such legends or endorsements thereon as the Company deems appropriate, so long as they are not inconsistent with the provisions of this Agreement, or as are required to comply with any law, rule or regulation applicable to the Company, the Warrants or the Warrant Shares. The Warrant Certificates shall be executed on behalf of the Company by the manual, facsimile or imprinted signature of its Chief Executive Officer, President or any Senior Vice President and shall be attested by the manual, facsimile or imprinted signature of its Secretary or any Assistant Secretary.

4.                  Term of Warrants. The term for the exercise of the Warrants shall begin at the closing of the Share Purchase (the “Issue Date”) and expire at 5:00 p.m. New York, New York time on the third (3rd) anniversary of the Issue Date (the “Expiration Time”).

5.                  Securities Law Representations and Related Provisions.

(a)                Purchase Entirely for Own Account. This Agreement is made with the Initial Holder in reliance upon the Initial Holder’s representation to the Company, which by the Initial Holder’s execution of this Agreement, the Initial Holder hereby confirms, that the Warrants to be acquired by the Initial Holder will be acquired for investment for the Initial Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Initial Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Initial Holder further represents that the Initial Holder does not presently have any Contract or undertaking with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Warrants or Warrant Shares.

(b)               Initial Holder Is an Accredited Investor. The Initial Holder is, or each beneficial owner of equity interests in the Purchaser is, an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)                Conditions to Transfer and Exercise of the Warrants and Warrant Shares. Notwithstanding anything in this Agreement to the contrary, no Warrants may be transferred unless at the time a Holder seeks to transfer such Warrants, either (a) a prospectus or registration statement relating to the Warrants is in effect under applicable laws and rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable state blue sky laws, or (b) the transfer of Warrants is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Further, notwithstanding anything in this Agreement to the contrary, no Warrants will be exercisable and the Company will not be obligated to issue Warrant Shares upon the exercise of Warrants unless at the time a Holder seeks to exercise such Warrants, either (a) a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws, or (b) the issuance of the Warrant Shares is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Except as provided in the Registration Rights Agreement between the Company and the Initial Holder dated             , 20   , the Initial Holder acknowledges that the Company has no obligation to register or qualify the Warrants or the Warrant Shares and has no obligation to register or qualify the Warrants or the Warrant Shares for resale. The Initial Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements that include the time and manner of sale, the holding period for the Warrants and the Warrant Shares, whether the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and on requirements relating to the Company that are outside the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

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(d)               Legends. This Agreement has the legend set forth on page one above. Certificates evidencing the Warrant Shares shall be imprinted with a legend in substantially the following form unless a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THE WARRANT UNDER WHICH THESE SHARES WERE ISSUED (A COPY OF WHICH IS ON FILE WITH THE COMPANY), THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

6.                  Exercise of Warrants.

(a)                The purchase price per Warrant Share to be paid by a Holder for Warrant Shares subject to the Warrants shall be equal (a) initially, to the Purchase Price Per Share in cash, as adjusted pursuant to Section 6.2(c) of the Stock Purchase Agreement and (b) after the post-Closing adjustment pursuant to Section 1.3 of the Stock Purchase Agreement, the Adjustment Date Purchase Price Per Share, subject in each case to further adjustment as set forth in Section 13 of this Agreement (the “Exercise Price”). In no event shall this Agreement be amended to provide for the payment of the Exercise Price other than in cash (including by exchange of securities, including Warrants, or by other forms of “cashless exercise”), and the parties hereby acknowledge that the Company would not have otherwise entered into this Agreement.

(b)               Subject to Section 5, a Holder may exercise Warrants evidenced by a Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Warrant Shares with respect to which Warrants are being exercised; and (iii) payment either by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check or bank cashier’s check payable to the order of the Company, in each case for the full amount of the aggregate Exercise Price of the Warrant Shares being acquired.

7.                  Delivery of Warrant Shares; Partial Exercise. Upon receipt of the items set forth in Section 6(b), and subject to the terms of this Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Warrant Shares acquired by exercise of a Warrant. In the event of a partial exercise of Warrant(s), a new Warrant Certificate evidencing the number of Warrant Shares that remain subject to the Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

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8.                  Registration of Transfer and Exchange. Subject to Section 5:

(a)                The Company shall keep, or cause to be kept, at its principal place of business or at such other location designated by the Company, a register or registers in which, subject to such reasonable regulations as the Company may prescribe, the registrar and transfer agent (the “Securities Registrar”) shall register the Warrant Certificates and the transfers thereof as provided herein (“Securities Register”). The initial Securities Registrar shall be the secretary or assistant secretary of the Company, and thereafter, the Securities Registrar may be removed and/or appointed as authorized by the Company.

(b)               Upon surrender for registration of transfer of any Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(c)                At the option of the Holder, Warrant Certificates may be exchanged for other Warrant Certificates of like tenor and in like aggregate amount upon surrender of the Warrant Certificates to be exchanged. Upon such surrender, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

(d)               Every Warrant Certificate presented or surrendered for registration of transfer or exchange shall be accompanied (if so required by the Company or the Securities Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Securities Registrar, duly executed by the registered Holder or by such Holder’s duly authorized attorney in writing.

9.                  Replacement of Warrant Certificates.

(a)                Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender and cancellation of such Warrant Certificate, the Company shall issue and deliver to the Holder or his duly authorized assigns after compliance with Section 5, one or more new Warrant Certificates of like tenor and in like aggregate amount. In the case of loss, theft or destruction of a Warrant Certificate, prior to the issuance of a replacement Warrant Certificate, the Company may also require that a bond be posted in such amount as the Company may determine is necessary as indemnity against any claim that may be made against it with respect to such Warrant Certificate.

(b)               All Warrants shall be held and owned under the express condition that the provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates and shall preclude (to the extent lawful) all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

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(c)                Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company and its agents and counsel) connected therewith.

(d)               Every new Warrant Certificate issued pursuant to this Section shall constitute an additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder.

10.              Persons Deemed Holders. Prior to the due presentment of a Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name such Warrant Certificate is registered in the Securities Register as the sole Holder of such Warrant Certificate and of the Warrant represented by such Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Certificate or in the Warrant represented by such Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

11.              Cancellation. All Warrant Certificates surrendered for the purpose of exercise, exchange or registration of transfer shall be cancelled by the Securities Registrar, and no Warrant Certificates shall be issued in lieu thereof, except as expressly permitted by the provisions of this Agreement.

12.              Fractional Warrant Shares. A Warrant Certificate exercisable for fractional Warrant Shares shall receive, upon surrender of the Warrant Certificate, a check in the amount equal to any cash in lieu of any fractional share of Common Stock to which such Holder may be otherwise entitled.

13.              Stock Dividends, Splits, Etc.

(a)                If, prior to the Expiration Time, the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare and pay a dividend on its outstanding shares of Common Stock payable in additional shares of Common Stock, the Exercise Price, as then in effect, shall be proportionately reduced, and the Company shall proportionately increase the number of Warrant Shares then subject to exercise under this Warrant (and not previously exercised.)

(b)               If, prior to the Expiration Time, the Company shall combine its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price, as then in effect, shall be proportionately increased, and the Company shall proportionately reduce the number of Warrant Shares then subject to exercise under this Warrant (and not previously exercised.)

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14.              Reorganization, Reclassifications, Consolidation or Merger. If, prior to the Expiration Time, there shall be a reorganization or reclassification of the outstanding shares of Common Stock (other than as provided in Section 13 of this Agreement), or any consolidation or merger of the Company with another entity, the Holder shall be entitled to receive, during the remainder of the term of this Agreement and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor entity (or its parent company) resulting from such consolidation or merger, as the case may be, to which a holder of Warrant Shares, deliverable upon the exercise of a Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger; and, in any case, the Company shall make appropriate adjustments (as determined by the board of directors of the Company in its sole discretion) in the application of the provisions with respect to the rights and interests of the Holders so that the provisions set forth in this Agreement (including the adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants) shall be applicable, as nearly as may be practicable, to any shares or other property thereafter deliverable upon the exercise of this Warrant.

15.              Certificate as to Adjustments; Issuance of New Warrant Certificates. Within thirty (30) days following any adjustment provided for in Section 13 or 14 of this Agreement, the Company shall give written notice of the adjustment to the Holders. The notice shall state the Exercise Price as adjusted and the increased or decreased number of shares of Common Stock purchasable upon the exercise of the Warrants and shall set forth in reasonable detail the method of calculation for each. Notwithstanding anything to the contrary set forth herein or in the Warrant Certificates, the Company may, at its option, issue new Warrant Certificates evidencing the Warrants, in such form as may be approved by the Company, to reflect any adjustment or change in the Exercise Price and the number or kind of stock or other securities or property purchasable upon exercise of the Warrants.

16.              Miscellaneous.

(a)                Any notice or other communication required or permitted to be made hereunder shall be in writing, duly signed by the party giving such notice or communication and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid as follows (or at such other address for a party as shall be specified by like notice): (i) if given to the Company, at its principal place of business; and (ii) if given to a Holder, at the address set forth for the Holder on the books and records of the Company. A notice given to the Company by a Holder with respect to the exercise of a Warrant shall not be effective until received by the Company.

(b)               The Company shall, at all times, reserve and keep available out of its authorized and unissued shares of Common Stock or out of any shares of Common Stock held in treasury that number of shares of Common Stock that will from time to time be sufficient to permit the exercise in full of all outstanding Warrants. The Company shall take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise of any Warrants shall, at the time of delivery of the Warrant Certificates for such Warrant Shares, be duly authorized, validly issued, fully paid and nonassessable.

(c)                The Company shall pay when due and payable any and all federal and state transfer taxes and charges (other than any applicable income taxes) that may be payable in respect of the issuance and delivery of Warrant Certificates (excluding the Warrant Certificate issued to the Initial Holder) or of certificates for Warrant Shares receivable upon the exercise of any Warrants; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of the issuance and delivery (i) of any Warrant Certificate or stock certificate registered in a name other than that of the Holder of the Warrant Certificate that has been surrendered, or (ii) of any Warrant Certificate under Section 9.

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(d)               No Holder, in his capacity as such, shall be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the Warrant Shares or other securities which may at any time be issuable upon the exercise of such Warrant. Nothing contained herein or in any Warrant Certificate shall be construed to confer upon any Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

(e)                Each Holder, by accepting a Warrant Certificate, accepts and agrees to the terms of this Agreement. The terms of this Agreement shall be binding upon the Company, the Initial Holder and the subsequent Holders and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or will be construed to give any person other than the Company or the Holders any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the Company and the Holders that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the Company and the Holders and for the benefit of no other person.

(f)                This Agreement constitutes the full understanding of the Company and the Holders, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Company and any Holder with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

(g)                The headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender will be deemed to include the other genders. Each use herein of the plural will include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to a person are also to its permitted successors or assigns. No provision of this Agreement is to be construed to require, directly or indirectly, any person to take any action, or omit to take any action, which action or omission would violate applicable law (whether statutory or common law), rule or regulation.

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(h)               THIS AGREEMENT, EACH WARRANT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE INVOLVING THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN A COURT OF COMPETENT JURISDICTION IN NEW YORK, NEW YORK.

********

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

ROBERTS REALTY INVESTORS, INC.

By:
Name:
Title:

Acknowledged and Agreed as of the date first above written:

A-III Investment Partners LLC

By:
Name:
Title:

9

EXHIBIT A

WARRANTS GRANTED

Name	Number of Warrants
A-III Investment Partners LLC	The number of Warrants equal to $38,000,000 divided by the Purchase Price Per Share as defined in the Stock Purchase Agreement, as adjusted pursuant to Section 6.2(c) of the Stock Purchase Agreement and the post-closing adjustment pursuant to Section 1.3 of the Stock Purchase Agreement, subject to further adjustment pursuant to Section 13 of the Warrant Agreement

10

EXHIBIT B

FORM OF WARRANT CERTIFICATE

THIS WARRANT CERTIFICATE AND THE SHARES ISSUABLE UNDER THAT CERTAIN WARRANT AGREEMENT DATED AS OF __________, 20__ BY ROBERTS REALTY INVESTORS, INC., A GEORGIA CORPORATION (THE “COMPANY”), IN FAVOR OF THE INITIAL HOLDER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS PROVIDED IN SECTION 5 OF THE WARRANT AGREEMENT, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF THE COMPANY’S SECURITIES LAW COUNSEL, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

No. W-001	Number of Warrants: _______

WARRANT CERTIFICATE

This Warrant Certificate certifies that A-III Investment Partners LLC, or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $0.01 par value of the Company (“Warrant Shares”) set forth above, at the Exercise Price set forth in Section 6 of the Agreement (the “Warrant”).

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede.

This Warrant may not be exercised after 5:00 p.m., New York, New York time, on the third (3rd) anniversary of the Issue Date, as provided in Section 4 of the Agreement.

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the secretary or assistant secretary of the Company (i) the Warrant Certificate; (ii) a written notice to the Company specifying the number of Warrant Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Warrant Shares being acquired.

Notwithstanding the preceding and notwithstanding anything in the Agreement to the contrary, this Warrant may not be transferred unless at the time the Holder seeks to transfer such Warrant, either (a) a prospectus or registration statement relating to the Warrant is in effect under applicable laws and rules of the U.S. Securities and Exchange Commission (the “SEC”) and applicable state blue sky laws, or (b) the transfer of the Warrant is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Further, notwithstanding the preceding and anything in the Agreement to the contrary, this Warrant will be exercisable and the Company will not be obligated to issue Warrant Shares upon the exercise of Warrants unless at the time the Holder seeks to exercise such Warrant, either (a) a prospectus or registration statement relating to the Warrant Shares is in effect under applicable laws and rules of the SEC and applicable state blue sky laws, or (b) the issuance of the Warrant Shares is made pursuant to an available exemption from registration or qualification under the securities laws of the United States and applicable state blue sky laws in the reasonable judgment of the Company’s securities counsel. Except as provided in the Registration Rights Agreement between the Company and the Initial Holder dated                , 20   , the Holder acknowledges that the Company has no obligation to register or qualify this Warrant or the Warrant Shares and has no obligation to register or qualify this Warrant or the Warrant Shares for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements that include the time and manner of sale, the holding period for the Warrant and the Warrant Shares, whether the Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and on requirements relating to the Company that are outside the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Company shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Warrant Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Warrant Shares that remain subject to this Warrant shall be issued by the Company to such Holder or to his duly authorized assigns.

The Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed from any other purpose the holder of the Warrant Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.

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Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at its principal place of business (or such other address as designated in writing to the Holder by the Company). A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _________, 20__

ROBERTS REALTY INVESTORS, INC.

By:
Name:
Title:

3

EXHIBIT j-1

FORM OF director RESIGNATION AND RELEASE

Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 19, 2014, by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P., a Georgia limited partnership (the “Operating Partnership”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”), a condition of which is the delivery by the Company to the Purchaser of resignations and releases from each of the directors, officers and employees of the Company. Capitalized terms not otherwise defined in this Resignation and Release shall have the meaning set forth in the Purchase Agreement. The undersigned acknowledges that delivery of this Resignation and Release is a material inducement to Purchaser’s willingness to consummate the transactions contemplated by the Purchase Agreement, and that Purchaser would not do so without the benefit of the provisions of this Resignation and Release.

Effective as of the Closing Date, the undersigned hereby resigns from any and all positions that he may hold as a director, officer or employee of the Company.

In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby releases and forever discharges, and covenants not to assert or file any claim against, the Company, the Purchaser and each of their respective affiliates, and the respective shareholders, members, partners, directors, officers, managers, employees, benefit plans, successors and assigns thereof (the “Released Parties”) from or with respect to any and all promises, liabilities, amounts due or payable, indebtedness, losses, claims, litigation, demands and causes of action, known or unknown, fixed or contingent, including, but not limited to, any actions brought in tort or for breach of contract, or under any federal or state statute, law or regulation, which the undersigned has, had or purports to have against any of the Released Parties as of or prior to the Closing Date; provided however that the undersigned retains all rights as an Indemnified Party under the Purchase Agreement to indemnification, advancement of expenses and exculpation by the Company as provided in the Organizational Documents of the Company and its Subsidiaries, and pursuant to Director and Officer Indemnification Agreements between the Company and the undersigned.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Resignation and Release as of the date first written above.

[Director/Officer/Employee]

[Signature page to Resignation and Release]

EXHIBIT J-2

FORM OF OFFICER AND EMPLOYEE RESIGNATION AND RELEASE

Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 19, 2014, by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P., a Georgia limited partnership (the “Operating Partnership”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”), a condition of which is the delivery by the Company to the Purchaser of resignations and releases from each of the directors, officers and employees of the Company. Capitalized terms not otherwise defined in this Resignation and Release shall have the meaning set forth in the Purchase Agreement. The undersigned, Charles S. Roberts, acknowledges that delivery of this Resignation and Release is a material inducement to Purchaser’s willingness to consummate the transactions contemplated by the Purchase Agreement, and that Purchaser would not do so without the benefit of the provisions of this Resignation and Release. This Resignation and Release is conditioned upon the execution of the Employment Agreement.

Effective as of the Closing Date, the undersigned, Charles S. Roberts, hereby resigns from his positions as Chief Executive Officer, President and Chairman of the Board of Directors, as a director of the Company (subject to the right to be appointed as a director pursuant to the Governance and Voting Agreement), and from any and all positions that he may hold as a director, officer, employee or manager of any Subsidiary of the Company.

In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby releases and forever discharges, and covenants not to assert or file any claim against, the Company, the Purchaser and each of their respective affiliates and the respective shareholders, members, partners, directors, officers, managers, employees, benefit plans, successors and assigns thereof (the “Released Parties”) from or with respect to any and all promises, liabilities, amounts due or payable, indebtedness, losses, claims, litigation, demands and causes of action, known or unknown, fixed or contingent, including, but not limited to, any actions brought in tort or for breach of contract, or under any federal or state statute, law or regulation, which the undersigned has, had or purports to have against any of the Released Parties, as of or prior to the Closing Date; provided, however, that the undersigned retains all rights as an Indemnified Party under the Purchase Agreement to indemnification, advancement of expenses and exculpation by the Company as provided in the Organizational Documents of the Company and its Subsidiaries, and pursuant to the Director and Officer Indemnification Agreement between the Company and the undersigned. Notwithstanding the foregoing provisions of this Resignation and Release, the provisions of this Resignation and Release shall not constitute a release by the undersigned of any rights he has under the Employment Agreement to be executed and delivered by the Company and the undersigned as of the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Resignation and Release as of the date first written above.

Charles S. Roberts

[Signature page to Resignation and Release]

EXHIBIT K

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made as of this 19th day of November, 2014 by and among COMMONWEALTH LAND TITLE INSURANCE COMPANY, with an address at c/o New York Land Services, 630 3rd Avenue, 12th Floor, New York, NY 10017 (the “Escrow Agent”), Roberts Realty Investors, Inc., a Georgia corporation with an address at 375 Northridge Road, Suite 330, Atlanta, GA 30350 (the “Company”), and A-III Investment Partners LLC, a Delaware limited liability company with an address at c/o Avenue Capital Group, 399 Park Avenue, New York, NY 10022 (the “Purchaser”);

WHEREAS, the Purchaser and the Company are parties to that certain Stock Purchase Agreement, of even date herewith, (the “Stock Purchase Agreement”), pursuant to which, among other things, the Purchaser has agreed to purchase from the Company, and the Company has agreed to sell to the Purchaser, newly issued shares of the Company’s common stock for an aggregate purchase price of $12,000,000; and

WHEREAS, the Purchaser and the Company have requested Escrow Agent to act as escrow agent (i) to hold $750,000 cash (the “Deposit”) in accordance with the terms and provisions of this Escrow Agreement and (ii) to disburse the Deposit in accordance with the terms and provisions of the Stock Purchase Agreement and this Escrow Agreement.

NOW, THEREFORE, in consideration of the promises and undertakings herein made, the parties hereto, intending to be legally bound, agree as follows:

1.                  The Purchaser and the Company hereby appoint Escrow Agent as escrow agent pursuant to this Escrow Agreement and the Stock Purchase Agreement. The Deposit is hereby delivered by the Purchaser to Escrow Agent, who by signing below acknowledges receipt thereof. Such receipt is made subject to the Conditions of Escrow attached to and made a part of this Escrow Agreement.

2.                  Escrow Agent is to hold the Deposit in escrow and deliver it to the Company or the Purchaser in accordance with the provisions of the Stock Purchase Agreement and this Escrow Agreement. The Deposit shall be deposited by Escrow Agent in a segregated Premium Commercial Money Market Deposit account at JPMorgan Chase Bank, N.A., bearing interest at the rate determined by JPMorgan Chase Bank, N.A. and all interest accruing thereon shall be paid to the Purchaser upon disbursement of the Deposit by Escrow Agent, regardless of whether the Purchaser or the Company is entitled to receive the Deposit under the terms of the Stock Purchase Agreement. The Purchaser and the Company understand and acknowledge that said account in which the Deposit will be held cannot be established until Escrow Agent receives original executed IRS Form W-9’s from the Purchaser.

3.                  In the event the Escrow Agent receives at any time a written statement from the Company (“Company’s Notice”) stating that the Company has terminated the Stock Purchase Agreement pursuant to Section 8.1(d)(i) thereof due to an Intentional Breach (as defined therein) of any representation or warranty by the Purchaser or pursuant to Section 8.1(d)(ii) thereof, Escrow Agent shall immediately forward a copy of Company’s Notice to the Purchaser in accordance with Paragraph 8 hereof. If, within five (5) business days of delivering a copy of Company’s Notice to the Purchaser, Escrow Agent does not receive written notice from the Purchaser objecting to the release of the Deposit to the Company, then Escrow Agent shall deliver the Deposit (but not the accrued interest thereon) by wire transfer to the Company pursuant to wire instructions provided by the Company; provided, however, if Escrow Agent receives written notice from the Purchaser within such five (5) business day period stating that the Purchaser disputes Company’s right to receive the Deposit and directing Escrow Agent not to deliver the Deposit to the Company as provided above, Escrow Agent shall not deliver the Deposit to the Company but instead shall retain the Deposit until instructed otherwise by a court of competent jurisdiction or in writing jointly by the Company and the Purchaser or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

4.                  In the event that Escrow Agent receives at any time a written statement from the Purchaser (“Purchaser’s Notice”) stating that (a) the Stock Purchase Agreement has been terminated by mutual consent of the Company and the Purchaser pursuant to Section 8.1(a) thereof, (b) the Purchaser has terminated the Stock Purchase Agreement pursuant to Section 8.1(b)(i), Section 8.1(b)(ii) or Section 8.1(b)(iii) thereof, (c) the Purchaser has terminated the Stock Purchase Agreement pursuant to Section 8.1(c)(i), Section 8.1(c)(ii) or Section 8.1(c)(iii) thereof, or (d) the Company has terminated the Stock Purchase Agreement for any reason other than pursuant to Section 8.1(d)(i) thereof due to an Intentional Breach (as defined therein) of any representation or warranty by the Purchaser or pursuant to Section 8.1(d)(ii) thereof, Escrow Agent shall immediately forward a copy of Purchaser’s Notice to Company in accordance with Paragraph 8 hereof. If, within five (5) business days of delivering a copy of Purchaser’s Notice to Company, Escrow Agent does not receive written notice from the Company objecting to the release of the Deposit to the Purchaser, then Escrow Agent shall deliver the Deposit by wire transfer to the Purchaser pursuant to wire instructions provided by the Purchaser; provided, however, if Escrow Agent receives written notice from the Company within such five (5) business day period stating that the Company disputes the Purchaser’s right to receive the Deposit and directing Escrow Agent not to deliver the Deposit to the Purchaser as provided above, Escrow Agent shall not deliver the Deposit to the Purchaser but instead shall retain the Deposit until instructed otherwise by a court of competent jurisdiction or in writing jointly by the Company and the Purchaser or, if appropriate, interplead the Deposit in a court of competent jurisdiction.

In the event that the Closing (as defined in the Stock Purchase Agreement) has occurred and upon notice from the Purchaser and the Company that the Closing has occurred, the Escrow Agent shall immediately deliver the Deposit by wire transfer to the Purchaser pursuant to wire instructions provided by the Purchaser.

If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on the acts of the Purchaser and the Company and not on the malfeasance and/or gross negligence of Escrow Agent in performing its duties hereunder, then the losing party shall indemnify, save and hold harmless Escrow Agent from the expenses, costs and reasonable attorneys’ fees incurred by Escrow Agent in responding to such action, hearing or process.

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5.                 The Purchaser and the Company acknowledge and agree that the duties of Escrow Agent are purely ministerial in nature, that Escrow Agent is acting as an accommodation to both the Purchaser and the Company, and that Escrow Agent, in performing its duties, shall not be liable for: (i) any loss, cost or damage which Escrow Agent may incur as a result of serving as escrow agent hereunder, except for any loss, costs or damage arising out of its own willful misconduct or gross negligence; (ii) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which Escrow Agent shall in good faith believe to be genuine; and (iii) any loss or impairment of the Deposit deposited with a Federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. The Purchaser and the Company acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of depositor’s accounts at the same or related institution. The Purchaser and the Company are further aware that Escrow Agent is not responsible for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account.

6.                  If any dispute arises with respect to this Escrow Agreement, whether such dispute arises between the parties hereto or between the parties hereto and other persons, Escrow Agent is authorized to interplead such dispute in a court of competent jurisdiction.

7.                  All notices given by any party hereunder shall be in writing and shall be deemed duly given (i) on the day delivered if delivered in person or by email or (ii) on the first business day after prepaid deposit if delivered by overnight delivery service such as Federal Express, UPS, Emory Airfreight, Airborne Express, U.S. Postal Service Express Mail or other national overnight courier service. Any such notice is to be addressed to the appropriate party of the address set forth below (or such other address as the party might request in writing):

a.                 As to Escrow Agent:

Commonwealth Land Title Insurance Company

c/o New York Land Services

Attn: Kashima A. Loney/Teresa Hill

630 3rd Avenue, 12th Floor

New York, NY 10017

Email: kashima.loney@fnf.com or teresa.hill@fnf.com

b.                 As to the Company:

Roberts Realty Investors, Inc.

Attn: Charles S. Roberts

375 Northridge Road, Suite 330

Atlanta, GA 30350

Email: cr@robertsproperties.com

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With a copy to:

Alston & Bird LLP

Attn: Justin R. Howard

1201 West Peachtreet St. NW

Atlanta, GA 30309

Email: justin.howard@alston.com

c.	As to the Purchaser:

A-III Investment Partners LLC

c/o Avenue Capital Group

Attn: Edward Gellert

399 Park Avenue

New York, NY 10022

Email: egellert@avenuecapital.com

With a copy to:

Hunton & Williams LLP

Attn: Daniel M. LeBey, Esq.

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, VA 23219

Email: dlebey@hunton.com

8.                  The instructions and Conditions of Escrow contained herein may not be modified, amended or altered in any way except by a writing (which may be in counterpart copies) signed by the Company, the Purchaser and Escrow Agent. This Escrow Agreement is intended solely to supplement and implement the provisions of the Agreement and is not intended to modify, amend or very any of the rights or obligations of Purchaser or Company under the Stock Purchase Agreement.

9.                  This Escrow Agreement shall be construed in accordance with the internal laws of the state of New York.

10.              This Escrow Agreement may be executed in one or more counterparts which when taken together shall constitute one and the same agreement and such counterparts may be delivered by facsimile, to be followed up with original counterparts.

11.              This Escrow Agreement shall be binding upon and inure to the benefit of Purchaser, Company and Escrow Agent and each of their respective successors and assigns.

[Signatures on next page]

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AGREED to, as of the day and year first above written.

THE PURCHASER:

A-III Investment Partners LLC,
a Delaware limited liability company

By:
Name: Edward Gellert
Title: Authorized Signatory

THE COMPANY:

Roberts Realty Investors, Inc.,
A Georgia corporation

By:
Name: Charles S. Roberts
Title: President

ESCROW AGENT:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY,
a Nebraska corporation

By:
Name: Kashima A. Loney
Title: Counsel

CONDITIONS OF ESCROW

Escrow Agent accepts its undertaking as escrow agent for the Purchaser and the Company subject to these Conditions of Escrow:

1.                  The Deposit may be processed for collection in the normal course of business by Escrow Agent.

2.                  Escrow Agent shall not be liable for loss or damage resulting from:

a.	Any good faith act or forbearance of Escrow Agent;
b.	Any default, error, action or omission of Escrow Agent or any other party other than the gross negligence or willful misconduct of Escrow Agent;
c.	The expiration of any time limit or other delay that is not caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to Escrow Agent;
d.	The lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;
e.	Escrow Agent’s compliance with all attachments, writs, orders, judgments or other legal process issued by any court of competent jurisdiction;
f.	Escrow Agent’s assertion or failure to assert any cause of action of defense in any judicial or administrative proceeding; and
g.	Any loss or damage that arises after the Deposit has been disbursed in accordance with the terms of this Escrow Agreement and the Stock Purchase Agreement.

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3.                  Escrow Agent shall be indemnified fully by the Purchaser and the Company for all its expenses, costs and reasonable attorneys’ fees incurred in connection with any interpleader action that Escrow Agent might file, in its sole discretion, to resolve any dispute as to the Deposit.

4.                  If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on the acts of the Purchaser and the Company and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, then the losing party shall indemnify, save and hold harmless Escrow Agent from the expenses, costs and reasonable attorneys’ fees incurred by Escrow Agent in responding to such action, hearing or process.

5.                  Escrow Agent shall be paid the sum of $750.00, to cover its expenses in opening, maintaining and disbursing the proceeds of the Escrow Account (“Escrow Service Charge”). The Escrow Service Charge shall be delivered to the Escrow Agent contemporaneously with the Deposit.

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ANNEX B – PROPOSED ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ROBERTS REALTY INVESTORS, INC.

1.            Name

The name of the Corporation is Roberts Realty Investors, Inc.

2.            Amendment

The amended and restated articles of incorporation of the Corporation are hereby amended by:

A.      deleting the following defined term in Section 5.1 thereof:

“Restriction Termination Date” shall mean the first day on which the Corporation determines pursuant to Section 5.10 of these Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt, or to continue, to qualify as a REIT.

B.      replacing such defined term in Section 5.1 thereof with the following defined term:

“Restriction Termination Date” shall mean the closing date of that certain Stock Purchase Agreement by and among the Company, the Operating Partnership, and A-III Investment Partners LLC, a Delaware limited liability company, dated as of November 19, 2014, if and as amended.

3.            Date of Adoption of the Amendment

The foregoing amendment was adopted on [date of special meeting to be inserted].

4.            Approval of the Amendment by the Corporation’s Shareholders

The foregoing amendment was duly approved by the Corporation’s shareholders in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

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IN WITNESS WHEREOF, the undersigned executes these Articles of Amendment on this ___ day ____________, 2015.

Charles S. Roberts,
Chief Executive Officer

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SPECIAL MEETING OF SHAREHOLDERS OF

ROBERTS REALTY INVESTORS, INC.

January 22, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are also available at

http://robertsrealtyinvestors.investorroom.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	Proposal to approve the Stock Purchase Agreement dated as of November 19, 2014 by and among the Company, Roberts Properties Residential, L.P., and A-III Investment Partners LLC, and the transactions contemplated therein.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
		2.	Proposal to approve the amendment to the amended and restated articles of incorporation to eliminate the beneficial ownership limits.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1 and 2.

Please sign and date this proxy as your name appears below and return immediately in the enclosed envelope, whether or not you plan to attend the special meeting.

Please check box if you plan to attend the special meeting ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ROBERTS REALTY INVESTORS, INC.

375 Northridge Road, Suite 330

Atlanta, Georgia 30350

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

SPECIAL MEETING OF SHAREHOLDERS, JANUARY 22, 2015

The shareholder(s) who sign this proxy card on the reverse side appoint Anthony W. Shurtz and Charles S. Roberts, and each of them, proxies, with full power of substitution, for and in their name(s), to vote all shares of common stock of Roberts Realty Investors, Inc. that such person(s) hold of record at the special meeting of shareholders to be held on Thursday, January 22, 2015, at 2:00 p.m. EST, at the Hyatt at Villa Christina located at 4000 Summit Boulevard, Atlanta, Georgia 30319 and at any adjournment of the meeting. The signing shareholder(s) acknowledge receipt of the Notice of Special Meeting and Proxy Statement and direct the proxy to vote as follows on the matter described in the accompanying Notice of Special Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of it, as provided in the Proxy Statement.

(Continued and to be signed on the reverse side.)